      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------
                           SKY FINANCIAL GROUP, INC.

             (Exact name of Registrant as specified in its charter)

          OHIO                      6022                   34-1372535
    (State or other          (Primary Standard          (I.R.S. Employer
    jurisdiction of              Industrial           Identification No.)
    incorporation or      Classification Code No.)
     organization)

               221 SOUTH CHURCH STREET, BOWLING GREEN, OHIO 43402
                                 (419) 327-6300

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

             MARTY E. ADAMS, PRESIDENT AND CHIEF OPERATING OFFICER
                            221 SOUTH CHURCH STREET
                           BOWLING GREEN, OHIO 43402
                                 (419) 327-6300

                      (Name, address, including zip code,
                         & telephone number, including
                        area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

  M. PATRICIA OLIVER,    W. GRANGER SOUDER, ESQ.    J. ROBERT VAN KIRK,    THOMAS S. MANSELL, ESQ.
         ESQ.             Sky Financial Group,             ESQ.            First Western Bancorp,
   Squire, Sanders &              Inc.            Kirkpatrick & Lockhart            Inc.
    Dempsey L.L.P.       221 South Church Street            LLP              101 East Washington
    4900 Key Tower         Bowling Green, Ohio     1500 Oliver Building            Street
   127 Public Square              43402                 Pittsburgh,              New Castle,
    Cleveland, Ohio                                 Pennsylvania 15222       Pennsylvania 16101
      44114-1304

                         ------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                   TITLE OF EACH                                                  PROPOSED               PROPOSED
                     CLASS OF                                                      MAXIMUM                MAXIMUM
                   SECURITIES TO                         AMOUNT TO BE             OFFERING               AGGREGATE
                   BE REGISTERED                        REGISTERED (1)         PRICE PER UNIT       OFFERING PRICE (2)
Common Stock.......................................       14,124,697                N.A.               $396,564,576

                   TITLE OF EACH
                     CLASS OF                              AMOUNT OF
                   SECURITIES TO                         REGISTRATION
                   BE REGISTERED                            FEE (3)
Common Stock.......................................       $110,244.95

(1) The number of shares of common stock, without par value, of Sky Financial Group, Inc., an Ohio corporation to be registered pursuant to this Registration Statement is based upon the number of shares of common stock, par value $5.00 per share, of First Western Bancorp, Inc., a Pennsylvania business corporation registered with the Federal Reserve Board as a bank holding company, presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates, multiplied by the exchange ratio of 1.211 Sky Financial common shares for each First Western common share.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the market value of the securities to be received by Sky Financial in the merger, which is equal to the product of
    (i) $34, the average of the high and low sale prices of First Western common shares quoted on the Nasdaq National Market System on May 20, 1999 and (ii) 11,663,664, the estimated maximum number of First Western common shares to be canceled in the merger.

(3) The registration fee of $110,244.95 for the securities registered hereby has been calculated pursuant to Rule 457(f) under the Securities Act, as $396,564,576 multiplied by .000278. In accordance with Rule 457(b), $103,476.76 previously paid by Sky Financial upon the filing of its preliminary proxy materials on March 16, 1999 has been credited against the registration fee payable in connection with this filing. The remaining fee of $6,768.19 has been paid by Sky Financial.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]                                                                    [LOGO]

                        PROPOSED MERGER OF SKY FINANCIAL
                           AND FIRST WESTERN BANCORP
                          YOUR VOTE IS VERY IMPORTANT

    As you may know, the boards of directors of Sky Financial Group, Inc. and First Western Bancorp, Inc. have agreed on a merger intended to create a $7 billion financial services organization, which will be able to serve its customers through 210 banking centers located throughout Ohio, western Pennsylvania, West Virginia and Michigan.

    FIRST WESTERN SHAREHOLDERS WILL RECEIVE 1.211 SKY FINANCIAL COMMON SHARES FOR EACH FIRST WESTERN COMMON SHARE THEY OWN. SKY FINANCIAL SHAREHOLDERS WILL CONTINUE TO OWN THEIR EXISTING COMMON SHARES AFTER THE MERGER. WE HAVE STRUCTURED THE MERGER SO THAT SKY FINANCIAL, FIRST WESTERN AND OUR RESPECTIVE SHAREHOLDERS WILL NOT RECOGNIZE ANY GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES IN THE MERGER, EXCEPT FOR TAX PAYABLE BECAUSE OF CASH RECEIVED BY FIRST WESTERN SHAREHOLDERS INSTEAD OF FRACTIONAL SHARES. WE ESTIMATE THAT FIRST WESTERN SHAREHOLDERS WILL OWN APPROXIMATELY 23% OF THE OUTSTANDING SKY FINANCIAL COMMON SHARES AFTER THE MERGER.

    BASED ON MARKET PRICES ON DECEMBER 11, 1998, THE LAST FULL TRADING DAY BEFORE SKY FINANCIAL AND FIRST WESTERN ANNOUNCED THE MERGER, THE EXCHANGE OF SHARES WOULD GIVE FIRST WESTERN SHAREHOLDERS $37.24 PER SHARE, WHICH IS A 23% PREMIUM OVER THE PRICE OF FIRST WESTERN COMMON SHARES. BASED ON MARKET PRICES ON MAY 20, 1999, THE LAST PRACTICABLE TRADING DAY FOR WHICH INFORMATION WAS AVAILABLE PRIOR TO THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, THE EXCHANGE OF SHARES WOULD GIVE FIRST WESTERN SHAREHOLDERS $34.66 PER SHARE, WHICH IS A 3% PREMIUM OVER THE PRICE OF FIRST WESTERN COMMON SHARES. FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 12.

    Sky Financial common shares are traded on the Nasdaq National Market System under the trading symbol "SKYF." On December 11, 1998, the last full trading day before we announced the proposed merger, the closing price of Sky Financial's common stock was $30.75 per share and the closing price of First Western's common stock was $30.25 per share. On May 20, 1999, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of Sky Financial's common stock was $28.625 per share and the closing price of First Western's common stock was $33.75 per share.
    Whether or not you plan to attend your shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you are a Sky Financial shareholder needing assistance in voting your shares, please call the Shareholder Relations Department at Sky Financial at (800) 576-5007. If you are a First Western shareholder needing assistance in voting your shares, please call the Investor Relations Department at First Western at (724) 652-8550.

    The dates, times and places of the shareholder meetings are:

FOR SKY FINANCIAL SHAREHOLDERS:

    Wednesday, July 21, 1999
    9:00 a.m.
    Forum Conference & Education Center
    1375 E. Ninth St.
    Cleveland, Ohio

FOR FIRST WESTERN SHAREHOLDERS:

    Tuesday, July 20, 1999
    10:30 a.m.
    The Centre Banquet Facility
    304 E. North Street
    New Castle, Pennsylvania

          [SIG]                                      [SIG]
David R. Francisco                                   Thomas J. O'Shane
Chairman and Chief Executive Officer                 Chairman and Chief Executive Officer
Sky Financial Group, Inc.                            First Western Bancorp, Inc.

    THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This joint proxy statement/prospectus is dated May 21, 1999 and is being first mailed to shareholders on or about May 27, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

    Sky Financial filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the Sky Financial common shares to be issued to First Western shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Sky Financial in addition to being a proxy statement of Sky Financial for the Sky Financial special meeting and a proxy statement of First Western for the First Western special meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information. As allowed by Securities and Exchange Commission rules, this joint proxy statement/ prospectus does not contain all the information contained in the registration statement or in the exhibits and schedules to the registration statement.

    Both Sky Financial and First Western file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room at the following location:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                              Washington, DC 20549

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. In addition, our filings can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, DC 20006.

    You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to decide how to vote on the merger. We have not authorized anyone to provide you with information that is different from or in addition to what is contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this joint proxy statement/prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies.

                           INCORPORATION BY REFERENCE

    The Securities and Exchange Commission allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus.

    This joint proxy statement/prospectus incorporates by reference the documents set forth below that each of us has previously filed with the Securities and Exchange Commission. These documents contain important information about our companies. You should read this joint proxy statement/prospectus together with the information incorporated by reference.

                                                               PERIOD OR
SKY FINANCIAL SEC FILINGS (FILE NO. 0-18209)                   DATE FILED
-----------------------------------------------------------  --------------
Annual Report on Form 10-K and Form 10-K/A.................  Year ended:     - December 31, 1998
Proxy Statement for 1999 Annual Meeting of Shareholders....  Filed on:       - March 10, 1999
Quarterly Report on Form 10-Q..............................  Filed on:       - May 17, 1999
Current Reports on Form 8-K................................  Filed on:       - February 12, 1999
Registration Statement on Form 8-A (description of Sky                       - *January 23, 1990
  Financial common shares).................................  Filed on:
Registration Statement on Form 8-A (description of Sky                       - *September 17, 1998
  Financial preferred share purchase rights)...............  Filed on:

------------------------

*   Filed under the name "Citizens Bancshares, Inc."

                                                               PERIOD OR
FIRST WESTERN SEC FILINGS (FILE NO. 0-13882)                   DATE FILED
-----------------------------------------------------------  --------------
Annual Report on Form 10-K and Form 10-K/A.................  Year ended:     - December 31, 1998
Quarterly Report on Form 10-Q..............................  Filed on:       - May 14, 1999

    We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the initial filing of this joint proxy statement/prospectus and the date of effectiveness of this joint proxy statement/prospectus and between the date of this joint proxy statement/prospectus and the dates of the Sky Financial special meeting and the First Western special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    This joint proxy statement/prospectus incorporates by reference documents which are not delivered with it. You can request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling the appropriate party at the following address or telephone number:

W. Granger Souder, Jr., Corporate           Kenneth J. Romig, Chief Financial Officer
  Secretary
Sky Financial Group, Inc.                   First Western Bancorp, Inc.
221 South Church Street                     101 East Washington Street
Bowling Green, Ohio 43402                   P.O. Box 1488
(419) 327-6300                              New Castle, Pennsylvania 16103-1488
                                            (724) 652-8550

    If you would like to request documents from us, please do so by July 13, 1999 to receive the documents before the Sky Financial special meeting and the First Western special meeting.

    Sky Financial has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Sky Financial, and First Western has supplied all such information relating to First Western.

    WE BELIEVE THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS SOME FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF SKY FINANCIAL FOLLOWING THE CONSUMMATION OF THE MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE SOME RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM

THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF SKY FINANCIAL AND FIRST WESTERN ARE GREATER THAN EXPECTED; (5) CHANGES OCCUR IN THE INTEREST RATE ENVIRONMENT THAT REDUCE MARGINS; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF SKY FINANCIAL AFTER THE MERGER IS INCLUDED IN THE SECURITIES AND EXCHANGE COMMISSION FILINGS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

WHERE YOU CAN FIND MORE INFORMATION.......................................................................          i

INCORPORATION BY REFERENCE................................................................................          i

QUESTIONS AND ANSWERS ABOUT THE SKY FINANCIAL/FIRST WESTERN MERGER........................................          1

SUMMARY...................................................................................................          2

  The Merger..............................................................................................          2
  The Companies...........................................................................................          5
  Our Reasons for the Merger..............................................................................          6
  Board Recommendations to Shareholders...................................................................          6
  Special Meetings........................................................................................          6
  Comparative Market Value Data...........................................................................          7
  Comparison of Certain Unaudited Per Share Data..........................................................          8
  Selected Financial Data of Sky Financial (Historical)...................................................          9
  Selected Financial Data of First Western (Historical)...................................................         10
  Sky Financial and First Western Unaudited Pro Forma Combined Selected Financial Data....................         11

RISK FACTORS..............................................................................................         12

THE SPECIAL SHAREHOLDERS' MEETINGS........................................................................         15

  The Sky Financial Special Meeting.......................................................................         15
    Purpose of the Sky Financial Special Meeting..........................................................         15
    Record Date; Voting Rights; Proxies...................................................................         15
    Solicitation of Proxies...............................................................................         16
    Quorum................................................................................................         16
    Required Vote.........................................................................................         16

  The First Western Special Meeting.......................................................................         17
    Purpose of the First Western Special Meeting..........................................................         17
    Record Date; Voting Rights; Proxies...................................................................         17
    Solicitation of Proxies...............................................................................         18
    Quorum................................................................................................         18
    Required Vote.........................................................................................         18

THE MERGER................................................................................................         19

  Background of the Merger................................................................................         19
  Sky Financial's Reasons for the Merger; Recommendation of the Sky Financial Board.......................         21
  First Western's Reasons for the Merger; Recommendation of the First Western Board.......................         23
  Fairness Opinions of Financial Advisors.................................................................         24
  Board of Directors and Management of Sky Financial Following the Merger.................................         38
  Board of Directors and Management of the Resulting Bank Following the Subsidiary Merger.................         38
  Interests of First Western's Executive Officers and Directors in the Merger.............................         38
  Material Federal Income Tax Consequences................................................................         39
  Accounting Treatment....................................................................................         40
  Effect on Employee Benefit Plans........................................................................         41
  Expenses of the Merger..................................................................................         41
  Regulatory Approvals....................................................................................         41
  Resale of Sky Financial Common Shares...................................................................         41
  Stock Exchange Listing..................................................................................         42
  Dividends...............................................................................................         42
  Dissenters' Rights......................................................................................         42

                                                                                                              PAGE
                                                                                                            ---------
THE MERGER AGREEMENT......................................................................................         44

  The Merger..............................................................................................         44
  Effective Date..........................................................................................         44
  Conversion of First Western Common Shares...............................................................         44
  Conversion of First Western Stock Options...............................................................         45
  Surrender of Certificates...............................................................................         45
  Conditions to Completion of the Merger..................................................................         46
  Representations and Warranties..........................................................................         47
  Conduct of Business Pending the Merger..................................................................         48
  Termination of the Merger Agreement.....................................................................         50
  Stock Option Agreement..................................................................................         50
  Amendment; Waiver.......................................................................................         52

DESCRIPTION OF SKY FINANCIAL CAPITAL STOCK................................................................         52

  General.................................................................................................         52

MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS........................................................         53

  Introduction............................................................................................         53
  Authorized Shares.......................................................................................         53
  Business Combinations...................................................................................         53
  Dissenters' Rights......................................................................................         54
  Number of Directors.....................................................................................         55
  Classification of the Board of Directors................................................................         55
  Nomination of Directors.................................................................................         56
  Cumulative Voting.......................................................................................         56
  Vacancies on the Board..................................................................................         56
  Removal of Directors....................................................................................         57
  Special Meetings of Shareholders........................................................................         57
  Corporate Action Without a Shareholder Meeting..........................................................         57
  Amendments to Articles of Incorporation.................................................................         58
  Amendments to Code of Regulations and Bylaws............................................................         58
  Preemptive Rights.......................................................................................         58
  Dividends...............................................................................................         59
  Indemnification of Directors, Officers and Employees....................................................         59
  Limitation of Personal Liability of Directors...........................................................         60
  Anti-takeover Protection................................................................................         61

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...............................................         64

EXPERTS...................................................................................................         71

LEGAL OPINIONS............................................................................................         71

INDEMNIFICATION...........................................................................................         71

SHAREHOLDER PROPOSALS.....................................................................................         72

ANNEX A--Agreement and Plan of Merger.....................................................................        A-1

ANNEX B--Stock Option Agreement...........................................................................        B-1

ANNEX C--Fairness Opinion of McDonald Investments Inc.....................................................        C-1

ANNEX D--Fairness Opinion of Sandler O'Neill & Partners, L.P..............................................        D-1

ANNEX E-- Dissenters' Rights of Sky Financial Shareholders Under Section 1701.85 of the Ohio Revised
         Code.............................................................................................        E-1

       QUESTIONS AND ANSWERS ABOUT THE SKY FINANCIAL/FIRST WESTERN MERGER

Q:         WHY ARE SKY FINANCIAL AND FIRST WESTERN
           PROPOSING TO MERGE?

A:         We believe that the merger of Sky
           Financial and First Western will
           benefit the shareholders of each
           company by creating a $7 billion
           financial services organization, which
           will be able to conduct its banking
           business through 210 banking centers
           located throughout Ohio, western
           Pennsylvania, West Virginia and
           Michigan. The merger will enhance our
           capabilities to provide banking and
           financial services to our customers,
           strengthen the competitive position of
           the combined organization, generate
           significant cost savings and enhance
           acquisition and other opportunities.

Q:         WHAT DO I NEED TO DO NOW?

A:         Just mail your signed and dated proxy
           card in the enclosed return envelope as
           soon as possible, so that your shares
           may be represented at the applicable
           meeting to vote on the merger. The
           shareholder meeting for Sky Financial
           will take place on July 21, 1999 and
           the shareholder meeting for First
           Western will take place on July 20,
           1999. The boards of directors of both
           Sky Financial and First Western
           unanimously recommend that you vote for
           the merger.

Q:         CAN I CHANGE MY VOTE AFTER I HAVE
           MAILED MY SIGNED PROXY?

A:         Yes. Just send in a later-dated, signed
           proxy card before your meeting or
           attend your meeting in person and vote.

           If you are a Sky Financial shareholder,
           you may send a new proxy card to the
           following address: The Bank of New
           York, New York, New York 10203-0029,
           Attention: Proxy Department.

           If you are a First Western shareholder,
           you may send a new proxy card to the
           following address: Boston EquiServe
           Division, 150 Royal Street, Canton,
           Massachusetts 02021.

Q:         IF MY SHARES ARE HELD IN "STREET NAME"
           BY MY BROKER, WILL MY BROKER VOTE MY
           SHARES FOR ME?
A:         Your broker may vote your shares only
           if you provide instructions on how to
           vote. Please tell your broker how you
           would like him or her to vote your
           shares. If you do not tell your broker
           how to vote, your shares will not be
           voted by your broker.

Q:         SHOULD I SEND IN MY SHARE CERTIFICATES
           NOW?

A:         No. After the merger is completed, we
           will send First Western shareholders
           written instructions for exchanging
           their share certificates.

           Sky Financial shareholders will keep
           their certificates.

Q:         WHEN DO YOU EXPECT THE MERGER TO BE
           COMPLETED?

A:         We are working to complete the merger
           as quickly as possible. We hope to
           complete the merger on or about July
           31, 1999, assuming all applicable
           governmental approvals have been
           received by that date.

Q:         WHAT IF I HAVE QUESTIONS?

A:         If you are a Sky Financial shareholder,
           please call the Shareholder Relations
           Department at Sky Financial at (800)
           576-5007.

           If you are a First Western shareholder,
           please call the Investor Relations
           Department at First Western at (724)
           652-8550.

                                    SUMMARY

    Because this is a summary, it does not contain all the information that may be important to you. You should carefully read this entire joint proxy statement/prospectus and its annexes and the documents to which this document refers before you decide how to vote. For a description of the documents to which this document refers you should review "Where You Can Find More Information" on page i.

                                   THE MERGER

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THIS AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

WHAT SKY FINANCIAL SHAREHOLDERS AND FIRST WESTERN SHAREHOLDERS WILL RECEIVE IN
  THE MERGER (SEE PAGE 44)

    First Western shareholders will receive 1.211 Sky Financial common shares in exchange for each First Western common share they own. We will not issue fractional shares. Instead, First Western shareholders will receive a cash payment for any fractional shares based on the market value of the Sky Financial common shares at the time of the merger. Sky Financial shareholders will continue to own their shares in Sky Financial, and, as a result of the merger, First Western will be a wholly owned subsidiary of Sky Financial.

CONVERSION OF FIRST WESTERN STOCK OPTIONS (SEE PAGE 45)

    Stock options to purchase First Western common shares will be automatically converted into stock options to purchase Sky Financial common shares. The number of Sky Financial common shares subject to these converted options and the exercise price of these converted options will be adjusted as provided in the merger agreement to give effect to the exchange ratio of 1.211 Sky Financial common shares for each First Western common share.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE 7)

    Sky Financial common shares and First Western common shares are each listed on the Nasdaq National Market System.

    The following table presents trading information for the Sky Financial common shares and the First Western common shares on December 11, 1998 and May 20, 1999. December 11, 1998 was the last full trading day prior to our announcement of the signing of the merger agreement. May 20, 1999 was the last practicable trading day for which information was available prior to the date of this joint proxy statement/prospectus. You should read the information presented below in conjunction with the "Comparative Market Value Data" on page 7.

                             SKY FINANCIAL             FIRST WESTERN
                             COMMON SHARES             COMMON SHARES
                          (DOLLARS PER SHARE)       (DOLLARS PER SHARE)
                        ------------------------  ------------------------
                           HIGH          LOW         HIGH          LOW
                        -----------     -----     -----------     -----
December 11, 1998.....      31 1/2       30 5/8       30 1/2           27
May 20, 1999..........      29 3/8       28 5/8       34 1/4       33 3/4

TAX FREE TRANSACTION FOR SKY FINANCIAL AND FIRST WESTERN SHAREHOLDERS (SEE PAGE
  39)

    We have structured the merger so that Sky Financial, First Western and our respective shareholders will not recognize any gain or loss for federal income tax purposes in the merger, except for tax payable because of cash received by First Western shareholders instead of fractional shares.

DIVIDEND POLICY (SEE PAGE 42)

    Sky Financial and First Western will cooperate to assure that there will not be a payment of both a Sky Financial dividend and a First Western dividend to a First Western shareholder as a result of the merger. First Western has changed its existing dividend payment policy to match the Sky Financial dividend record and payment dates for 1999. Following completion of the merger, former First Western shareholders will receive dividends, if any, declared by Sky Financial as Sky Financial shareholders.

TRANSACTION FAIR TO SHAREHOLDERS ACCORDING TO INVESTMENT BANKERS (SEE PAGE 24)

    In deciding to approve the merger, our boards of directors considered the opinions from our respective financial advisors as to the fairness from a financial point of view of the exchange ratio under the merger agreement.

    Sky Financial received an opinion from its financial advisor, McDonald Investments Inc., that as of the date of that opinion, the exchange ratio contemplated by the merger agreement was fair from a financial point of view to the Sky Financial shareholders. For its financial advisory services provided to Sky Financial, McDonald was paid a fee of approximately $500,000 plus expenses.

    First Western received an opinion from its financial advisor, Sandler O'Neill & Partners, L.P., that as of the date of that opinion, the exchange ratio contemplated by the merger agreement was fair from a financial point of view to the First Western shareholders. For its financial advisory services provided to First Western, Sandler O'Neill will be paid a fee of approximately $3,400,000.

    The full texts of both opinions, which set forth the assumptions made, matters considered and qualifications and limitations on the reviews undertaken, are attached as Annexes C and D to this joint proxy statement/prospectus. WE ENCOURAGE YOU TO READ THESE OPINIONS IN THEIR ENTIRETY.

WHAT WILL HAPPEN TO SKY FINANCIAL AND FIRST WESTERN AT THE TIME OF THE MERGER
  (SEE PAGE 44)

    At the time of the merger, a newly formed subsidiary of Sky Financial will merge with and into First Western, with First Western being the surviving corporation in that merger. As part of the merger, Sky Financial will issue Sky Financial common shares to existing First Western shareholders in exchange for their First Western common shares, and all the stock of First Western will then be held by Sky Financial. Immediately after the merger, Sky Financial will contribute to the capital of First Western all of the outstanding stock of The Citizens Banking Company, and First Western Bank, National Association will then be merged with and into The Citizens Banking Company, with The Citizens Banking Company being the surviving corporation in that merger. This surviving corporation will then continue as a wholly-owned subsidiary of First Western, which itself will continue as a wholly-owned subsidiary of Sky Financial.

OWNERSHIP OF SKY FINANCIAL FOLLOWING THE MERGER (SEE PAGE 44)

    As a result of the merger, Sky Financial will issue approximately 13,577,109 Sky Financial common shares to First Western shareholders. We estimate that First Western shareholders will own approximately 23% of the outstanding Sky Financial common shares after the merger.

BOARD OF DIRECTORS AND MANAGEMENT OF SKY FINANCIAL FOLLOWING THE MERGER (SEE
  PAGE 38)

    If the merger is completed, we expect that the current Sky Financial management and First Western management will, for the most part, remain in place. If the merger is completed, the size of the Sky Financial Board will increase from 25 to 27 members and Sky Financial will cause the executive committee of the Sky Financial Board to nominate for election Thomas J. O'Shane and Robert C. Duvall to the Sky Financial Board and Thomas J. O'Shane to the executive committee of the Sky Financial Board. We expect that, immediately after the merger, Mr. O'Shane will enter into a 10-year employment agreement with Sky Financial.

BOARD OF DIRECTORS AND MANAGEMENT OF THE RESULTING BANK FOLLOWING THE SUBSIDIARY
  MERGER (SEE PAGE 38)

    First Western Bank, National Association will merge with and into The Citizens Banking Company immediately after the merger, assuming that we receive all necessary regulatory approvals. We expect that six members of the First Western Board will be selected by Sky Financial to serve as directors of the resulting bank and members of the First Western Board who do not become members of the resulting bank's board of directors will be given the opportunity to serve on an advisory board to the resulting bank. In connection with the merger, the resulting bank's name will be changed to Sky Bank.

INTERESTS OF FIRST WESTERN'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (SEE
  PAGE 38)

    In considering the recommendation of the First Western Board, you should be aware that the executive officers and directors of First Western have incentive, benefit and compensation agreements or plans that give them interests in the merger that are different from or in addition to yours. The First Western Board was aware of these interests of their executive officers and directors and considered them, among other things, in approving the merger agreement and the related transactions. Please refer to pages 38 and 39 for more information about these interests.

    Also, following the merger, Sky Financial will purchase directors' and officers' insurance for the directors and officers of First Western and will indemnify the directors and officers of First Western for events occurring before the merger, including events that are related to the merger agreement.

CONDITIONS TO THE MERGER (SEE PAGE 46)

    The completion of the merger depends upon meeting a number of conditions, including the following, any of which may be waived:

    - accuracy of the representations and warranties made in the merger agreement;

    - performance of obligations by Sky Financial and First Western under the merger agreement;

    - approval and adoption of the merger agreement by Sky Financial shareholders;

    - approval and adoption of the merger agreement by First Western shareholders;

    - receipt of required governmental approvals and expiration or termination of all applicable statutory waiting periods relating to the merger;

    - absence of any injunction or other order by any court or other governmental entity which would prohibit or prevent the merger;

    - effectiveness of the registration statement filed with the Securities and Exchange Commission relating to the issuance of common shares by Sky Financial in the merger; and

    - receipt of all required permits and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 50)

    We can mutually agree to terminate the merger agreement before we complete the merger.

    In addition, either of us acting alone can terminate the merger agreement under the circumstances described on page 50.

STOCK OPTION AGREEMENT (SEE PAGE 50)

    When we signed the merger agreement, we also entered into a stock option agreement under which First Western granted Sky Financial an option to purchase up to 19.9% of First Western common shares at a per share price of $28.50. Sky Financial may only exercise its option if the merger agreement is terminated under certain circumstances. First Western granted this option to Sky Financial in order to increase the likelihood that we would complete the merger. The stock option agreement could discourage other companies from trying or proposing to combine with First Western before we complete the merger.

    The stock option agreement is attached as Annex B to this joint proxy statement/ prospectus. WE ENCOURAGE YOU TO READ THIS AGREEMENT IN ITS ENTIRETY.

REGULATORY MATTERS (SEE PAGE 41)

    Sky Financial is preparing and will be filing the applications necessary to obtain approval for the merger from the Federal Reserve Board, the Ohio Department of Commerce (Division of Financial Institutions, Office of Banks and Savings & Loans) and the Pennsylvania Department of Banking. Prior to completing the merger, the waiting periods required by each of these governmental entities must have expired.

POOLING OF INTERESTS ACCOUNTING TREATMENT (SEE PAGE 40)

    We expect the merger to qualify as a pooling of interests, which means that we will treat our companies as if they had always been one company for accounting and financial reporting purposes.

DISSENTERS' RIGHTS FOR SKY FINANCIAL SHAREHOLDERS (SEE PAGE 42)

    Holders of Sky Financial common shares, by complying with Section 1701.85 of the Ohio General Corporation Law, may exercise dissenter's rights. Failure to comply precisely with the requirements of Section 1701.85 will result in the loss of dissenter's rights. HOLDERS OF SKY FINANCIAL COMMON SHARES WHO WANT TO EXERCISE THEIR DISSENTERS' RIGHTS MUST NOT VOTE IN FAVOR OF THE MERGER AT THE SKY FINANCIAL SPECIAL MEETING AND MUST SEND A WRITTEN DEMAND FOR PAYMENT FOR THEIR SHARES WITHIN 10 DAYS AFTER THE SKY FINANCIAL SPECIAL MEETING. The full text of Section 1701.85 is attached as Annex E to this joint proxy statement/prospectus. WE ENCOURAGE YOU TO READ SECTION 1701.85 IN ITS ENTIRETY.

    Under Pennsylvania law, First Western shareholders do not have dissenters' rights in connection with the merger.

VOTES REQUIRED (SEE PAGES 16 AND 18)

    A majority of the shares entitled to vote at the Sky Financial special meeting must vote to approve the merger agreement for it to be adopted. A majority of the issued and outstanding Sky Financial common shares must be present in person or by proxy for any vote to be valid.

    A majority of the votes cast by the shareholders entitled to vote at the First Western special meeting must vote to approve the merger agreement for it to be adopted. A majority of the issued and outstanding First Western common shares must be present in person or by proxy for any vote to be valid.

LISTING OF SKY FINANCIAL COMMON SHARES (SEE PAGE 42)

    Sky Financial will list the Sky Financial common shares to be issued in the merger on the Nasdaq National Market System under the trading symbol "SKYF."

MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (SEE PAGE 53)

    The rights of holders of Sky Financial common shares are currently governed by Ohio law and Sky Financial's articles of incorporation and code of regulations. The rights of holders of First Western common shares are currently governed by Pennsylvania law and First Western's articles of incorporation and bylaws. When the merger is completed, holders of First Western common shares will become holders of Sky Financial common shares.

    See pages 53 through 63 to learn more about the material differences between the rights of holders of Sky Financial common shares and the rights of holders of First Western common shares.

                                 THE COMPANIES

SKY FINANCIAL GROUP, INC.
221 South Church Street
Bowling Green, Ohio 43402
(419) 327-6300

    Sky Financial is a diversified financial services holding company headquartered in Bowling Green, Ohio. Sky Financial's banking affiliates include:

    - Mid Am Bank, Toledo, Ohio;

    - The Citizens Banking Company, Salineville, Ohio; and

    - The Ohio Bank, Findlay, Ohio.

    Sky Financial's financial services affiliates include:

    - Sky Asset Management Services, Inc., Clearwater, Florida;

    - Sky Investments, Inc., Bryan, Ohio;

    - Mid Am Credit Corp., Columbus, Ohio;

    - Mid Am Private Trust, N.A., Cleveland, Ohio;

    - Mid Am Financial Services, Inc., Carmel, Indiana;

    - Simplicity Mortgage Consultants, Marion, Indiana;

    - Mid Am Title Insurance Agency, Inc., Adrian, Michigan;

    - Sky Technology Resources, Inc., Bowling Green, Ohio;

    - ValuNet, Inc., Lisbon, Ohio;

    - Freedom Financial Life Insurance Company, Phoenix, Arizona; and

    - Freedom Express, Inc., Salineville, Ohio.

    At March 31, 1999, Sky Financial had total consolidated assets of approximately $4.7 billion and total shareholders' equity of approximately $349 million. For the three months ended March 31, 1999, Sky Financial's return on average total assets and return on average common shareholders' equity were 1.73% and 23.35%, respectively. Sky Financial common shares are traded on the Nasdaq National Market System under the trading symbol "SKYF."

FIRST WESTERN BANCORP, INC.
101 East Washington Street
P.O. Box 1488
New Castle, Pennsylvania 16103-1488
(724) 652-8550

    First Western is a Pennsylvania business corporation and is registered with the Federal Reserve Board as a bank holding company. First Western provides retail and commercial banking and trust services through 47 community banking offices in western Pennsylvania and northeastern Ohio.

    At March 31, 1999, First Western had total consolidated assets of approximately $2.0 billion and total shareholders' equity of approximately $150 million. For the three months ended March 31, 1999, First Western's return on average total assets and return on average common shareholders' equity were 1.03% and 14.36%, respectively. First Western common shares are traded on the Nasdaq National Market System under the trading symbol "FWBI."

                           OUR REASONS FOR THE MERGER

    We believe that the merger of Sky Financial and First Western will benefit the shareholders of each company by creating a financial services organization with total assets of approximately $6.7 billion, total deposits of approximately $5.1 billion and shareholders' equity of approximately $471 million, which will be able to serve its customers through 210 banking centers located throughout Ohio, western Pennsylvania, West Virginia and Michigan. To review our reasons for the merger in detail, as well as how we came to agree on the merger, see pages 19 through 24.

                     BOARD RECOMMENDATIONS TO SHAREHOLDERS

TO SKY FINANCIAL SHAREHOLDERS:

    The board of directors of Sky Financial believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement.

TO FIRST WESTERN SHAREHOLDERS:

    The board of directors of First Western believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve and adopt the merger agreement.

                                SPECIAL MEETINGS

THE SKY FINANCIAL SPECIAL MEETING (SEE PAGE 15)

    If you are a Sky Financial shareholder, you are entitled to vote at the special meeting if you owned Sky Financial common shares as of the close of
business on May 24, 1999. As of May 24, 1999, a total of         votes were
eligible to be cast at the Sky Financial special meeting. At the special meeting, the shareholders will consider and vote upon a proposal to approve and adopt the merger agreement.

THE FIRST WESTERN SPECIAL MEETING (SEE PAGE 17)

    If you are a First Western shareholder, you are entitled to vote at the special meeting if you owned First Western common shares as of the close of
business on May 24, 1999. As of May 24, 1999 a total of       votes were
eligible to be cast at the First Western special meeting. At the special meeting, the shareholders will consider and vote upon a proposal to approve and adopt the merger agreement.

                         COMPARATIVE MARKET VALUE DATA

    Sky Financial common shares began trading on the Nasdaq National Market System under the trading symbol "CICS" as of June 1, 1993, when Sky Financial was known as Citizens Bancshares, Inc. On October 2, 1998, in connection with the merger of Citizens Bancshares, Inc. and Mid Am, Inc. and pursuant to a name change from Citizens Bancshares, Inc. to Sky Financial Group, Inc., the Nasdaq National Market System trading symbol for Sky Financial common shares was changed to "SKYF." First Western common shares are traded on the Nasdaq National Market System under the trading symbol "FWBI." The information presented in the following table reflects the last reported sale prices for Sky Financial and First Western on December 11, 1998, the last trading day preceding our public announcement of the merger and on May 20, 1999, the last practicable trading day for which information was available shortly prior to the date of this joint proxy statement/prospectus. No assurance can be given as to what the market price of Sky Financial common shares will be if and when the merger is consummated. We have calculated the equivalent per share basis by multiplying the last reported sale price of Sky Financial common shares on the dates indicated by the exchange ratio of 1.211.

           SKY FINANCIAL GROUP, INC. AND FIRST WESTERN BANCORP, INC.
                            COMPARATIVE MARKET VALUE

                                                                                                    FIRST WESTERN
                                                                          SKY                        EQUIVALENT
                                                                       FINANCIAL    FIRST WESTERN  PER SHARE BASIS
                                                                      ------------  -------------  ---------------
December 11, 1998...................................................   $    30.75     $   30.25       $   37.24
May 20, 1999........................................................   $   28.625     $   33.75       $   34.66

                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

    The following table presents historical and pro forma per share data of Sky Financial and First Western. The equivalent pro forma information was obtained by multiplying the related pro forma combined amounts for Sky Financial by the exchange ratio of 1.211. You should read this information together with our historical and pro forma financial statements incorporated by reference or included in this document. The comparative per share data does not include any expenses which we expect to incur in connection with completing the merger and integrating the operations of Sky Financial and First Western. We expect that the merger will provide Sky Financial with financial benefits, including operating cost savings and revenue enhancements. While the pro forma information is helpful in showing the financial characteristics of Sky Financial after the merger under one set of assumptions, it does not attempt to predict or suggest future results.

    The information in the following table is based on the historical financial information that we have presented in the reports and other information that we have filed with the Securities and Exchange Commission. We have incorporated this material into this document by reference. See "Where You Can Find More Information" on page i.

                           SKY FINANCIAL GROUP, INC.
                          FIRST WESTERN BANCORP, INC.
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                                       FOR THE THREE MONTHS
                                                       AS OF AND FOR THE YEAR ENDED
                                                               DECEMBER 31,              ENDED MARCH 31,
                                                      -------------------------------  --------------------
                                                        1996       1997       1998       1998       1999
                                                      ---------  ---------  ---------  ---------  ---------
NET INCOME PER COMMON SHARE:
  Historical
    Sky Financial
      Basic.........................................  $    1.14  $    1.29  $    0.39  $    0.29  $    0.45
      Diluted.......................................       1.11       1.27       0.39       0.29       0.44
    First Western
      Basic.........................................       1.49       1.80       1.61       0.50       0.48
      Diluted.......................................       1.47       1.77       1.58       0.49       0.47
  Pro forma combined
    Basic...........................................       1.16       1.34       0.61       0.32       0.44
    Diluted.........................................       1.13       1.31       0.60       0.32       0.43
  Equivalent amount of First Western (A)
    Basic...........................................       1.41       1.62       0.74       0.39       0.53
    Diluted.........................................       1.37       1.59       0.73       0.39       0.52

DIVIDENDS PER COMMON SHARE:
  Historical
    Sky Financial...................................  $    0.38  $    0.51  $    0.65  $   0.145  $    0.21
    First Western...................................       0.49       0.56       0.70       0.15       0.15
  Equivalent amount of First Western (A)............       0.46       0.62       0.78       0.18       0.25

BOOK VALUE PER COMMON SHARE:
  Historical
    Sky Financial...................................  $    7.77  $    8.45  $    7.64  $    7.64  $    7.76
    First Western...................................      11.16      12.47      13.37      12.92      13.46
  Pro forma combined................................       8.12       8.87       8.42       8.34       8.06
  Equivalent amount of First Western (A)............       9.83      10.74      10.20      10.10       9.76

------------------------

(A) The equivalent pro forma per share data for First Western are computed by multiplying pro forma combined information by 1.211, the exchange ratio.

             SELECTED FINANCIAL DATA OF SKY FINANCIAL (HISTORICAL)

    The following table sets forth selected historical financial data of Sky Financial and has been derived from its financial statements. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page i.

                                                                                                        FOR THE THREE MONTHS
                                                            FOR THE YEAR ENDED DECEMBER 31,               ENDED MARCH 31,
                                                 -----------------------------------------------------  --------------------
                                                   1994       1995       1996       1997       1998       1998       1999
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
  Interest income..............................  $ 267,901  $ 307,848  $ 323,050  $ 347,531  $ 363,680  $  89,242  $  87,699
  Interest expense.............................    110,690    144,520    150,936    166,917    176,556     43,573     41,315
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income..........................    157,211    163,328    172,114    180,614    187,124     45,669     46,384
  Provision for credit losses..................      4,988      6,472      7,713     10,928     24,968      1,976      2,360
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for
    credit losses..............................    152,223    156,856    164,401    169,686    162,156     43,693     44,024
  Other income.................................     42,735     46,612     62,244     82,167     97,214     23,032     24,509
  Other expenses...............................    131,678    132,053    149,131    164,783    232,708     47,561     38,941
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes...................     63,280     71,415     77,514     87,070     26,662     19,164     29,592
  Income taxes.................................     19,329     22,348     24,364     27,750      8,854      5,947      9,428
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income...................................  $  43,951  $  49,067  $  53,150  $  59,320  $  17,808  $  13,217  $  20,164
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income available to common
    shareholders...............................  $  41,034  $  46,316  $  50,743  $  58,715  $  17,808  $  13,217  $  20,164
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA(1):
  Basic net income.............................  $    0.92  $    1.03  $    1.14  $    1.29  $    0.39  $    0.29  $    0.45
  Diluted net income...........................  $    0.91  $    1.01  $    1.11  $    1.27  $    0.39  $    0.29  $    0.44
  Cash dividends declared......................  $    0.14  $    0.23  $    0.38  $    0.51  $    0.65  $    0.15  $    0.21
  Book value at period end.....................  $    6.38  $    7.31  $    7.77  $    8.45  $    7.64  $    8.22  $    7.76
  Weighted average shares outstanding basic....     44,825     44,876     44,510     45,402     45,124     45,365     44,999
  Weighted average shares outstanding
    diluted....................................     48,512     48,435     47,812     46,699     45,686     45,978     45,463
BALANCE SHEET DATA (YEAR END):
  Total assets.................................  $3,849,371 $4,088,793 $4,263,034 $4,562,303 $4,815,121 $4,615,725 $4,683,020
  Securities available for sale................    402,552    906,031    901,640    961,199    996,426  1,067,569    969,941
  Securities held to maturity..................    560,790     74,851     88,371     87,207         --         --         --
  Loans, net of unearned income................  2,581,681  2,694,889  2,932,396  3,144,439  3,355,881  3,145,954  3,337,426
  Allowance for credit losses..................     33,690     33,315     35,401     40,376     54,008     41,492     55,149
  Deposits.....................................  3,198,225  3,436,990  3,551,726  3,662,941  3,832,662  3,714,961  3,740,219
  Total shareholders' equity...................    326,639    362,953    377,195    387,278    343,842    371,375    349,225
SIGNIFICANT RATIOS:
  Return on average assets.....................       1.17%      1.24%      1.28%      1.34%      0.38%      1.42%      1.73%
  Return on average shareholders' equity.......      14.51      15.02      15.33      16.04       4.68      17.28      23.35
  Average shareholders' equity to average
    assets.....................................       8.60       8.75       8.81       8.53       8.08       8.21       7.39
  Average loans as a percent of average
    deposits...................................      77.73      79.68      80.94      86.48      87.21      86.57      90.09
  Shareholders' equity as a percent of
    period-end assets..........................       8.49       8.88       8.85       8.49       7.14       8.05       7.46
  Allowance for credit losses as a percent of
    loans......................................       1.30       1.24       1.21       1.28       1.61       1.32       1.65
  Net charge-offs as percent of average
    loans......................................       0.17       0.26       0.20       0.19       0.35       0.11       0.14
  Dividends declared as a percent of net
    income.....................................      36.76      39.82      41.35      42.62     173.64      55.67      46.89
  Net interest margin, fully taxable
    equivalent.................................       4.57       4.51       4.55       4.48       4.37       4.42       4.40
  Nonperforming loans to total loans...........       0.57       0.55       0.35       0.37       0.37       0.38       0.36
  Allowance for credit losses to nonperforming
    loans......................................     228.44     225.44     347.72     348.25     431.68     349.55     455.02

------------------------------

(1) Per share data has been restated to reflect the two-for-one stock split declared on May 12, 1998, the three-for-two stock split declared in 1995 and all mergers accounted for as poolings of interests.

             SELECTED FINANCIAL DATA OF FIRST WESTERN (HISTORICAL)

    The following table sets forth selected historical financial data of First Western and has been derived from its financial statements. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page i.

                                                                                                        FOR THE THREE MONTHS
                                                            FOR THE YEAR ENDED DECEMBER 31,               ENDED MARCH 31,
                                                 -----------------------------------------------------  --------------------
                                                   1994       1995       1996       1997       1998       1998       1999
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
  Interest income..............................  $  99,167  $ 119,832  $ 125,483  $ 127,323  $ 139,733  $  31,394  $  35,483
  Interest expense.............................     46,613     64,872     67,214     67,619     77,633     16,756     18,756
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income..........................     52,554     54,960     58,269     59,704     62,100     14,638     16,727
  Provision for credit losses..................      3,650      3,982      8,288      4,836      4,000      1,000      1,125
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net interest income after provision for
    credit losses..............................     48,904     50,978     49,981     54,868     58,100     13,638     15,602
  Other income.................................      8,649     11,021     15,714     17,231     17,241      5,628      4,180
  Other expenses...............................     35,275     38,027     42,264     42,995     50,646     11,428     12,341
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes...................     22,278     23,972     23,431     29,104     24,695      7,838      7,441
  Income taxes.................................      6,718      7,226      6,304      8,822      6,772      2,219      2,128
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income...................................  $  15,560  $  16,746  $  17,127  $  20,282  $  17,923  $   5,619  $   5,313
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
  Basic net income.............................  $    1.34  $    1.44  $    1.49  $    1.80  $    1.61  $    0.50  $    0.48
  Diluted net income...........................  $    1.32  $    1.42  $    1.47  $    1.77  $    1.58  $    0.49  $    0.47
  Cash dividends declared......................  $    0.41  $    0.46  $    0.49  $    0.56  $    0.70  $    0.15  $    0.15
  Book value at period-end.....................  $    9.10  $   10.45  $   11.16  $   12.47  $   13.37  $   12.92  $   13.46
  Weighted average shares outstanding basic....     11,636     11,649     11,510     11,242     11,150     11,149     11,155
  Weighted average shares outstanding
    diluted....................................     11,783     11,773     11,669     11,446     11,369     11,376     11,390

BALANCE SHEET DATA (YEAR-END):
  Total assets.................................  $1,454,573 $1,603,264 $1,695,778 $1,744,077 $2,227,351 $1,704,657 $2,012,709
  Securities available for sale................     67,670    246,980    201,282    324,521    868,699    376,245    752,136
  Securities held to maturity..................    336,397    259,565    276,559    232,824         --    216,750         --
  Loans, net of unearned income................    978,562  1,024,106    989,910  1,046,363  1,131,206  1,001,977  1,109,379
  Allowance for credit losses..................     12,943     14,148     16,054     18,077     18,297     18,133     18,312
  Deposits.....................................  1,029,409  1,177,683  1,148,903  1,192,339  1,488,756  1,138,032  1,348,952
  Total shareholders' equity...................    106,079    121,688    127,721    138,842    149,021    144,190    150,233

SIGNIFICANT RATIOS:
  Return on average assets.....................       1.12%      1.06%      1.02%      1.19%      0.90%      1.32%      1.03%
  Return on average common shareholders'
    equity.....................................      15.19      14.79      14.06      15.40      12.37      16.15      14.36
  Average shareholders' equity to average
    assets.....................................       7.37       7.16       7.27       7.75       7.29       8.19       7.15
  Average loans as a percent of average
    deposits...................................      89.64      90.32      93.54      90.24      80.13      93.37      79.60
  Shareholders' equity as a percent of
    period-end assets..........................       7.29       7.59       7.53       7.96       6.69       8.46       7.46
  Allowance for credit losses as a percent of
    loans......................................       1.32       1.38       1.44       1.66       1.60       1.77       1.64
  Net charge-offs as a percent of average
    loans......................................       0.20       0.27       0.59       0.27       0.35       0.36       0.40
  Dividends declared as a percent of net
    income.....................................      31.25      32.18      33.30      31.38      43.54      29.73      31.43
  Net interest margin, fully taxable
    equivalent.................................       4.12       3.78       3.78       3.80       3.48       3.80       3.64
  Nonperforming loans to total loans...........       0.29       0.48       0.52       0.25       0.17       0.28       0.21
  Allowance for credit losses to nonperforming
    loans......................................     450.19     285.30     311.91     686.29     949.01     622.39     782.80

                        SKY FINANCIAL AND FIRST WESTERN
              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

    The following table sets forth selected unaudited pro forma condensed combined financial data of Sky Financial and First Western giving effect to the merger as of the beginning of the earliest period presented, after giving effect to the pro forma adjustments. The merger is expected to be accounted for as a pooling-of-interests. You should read this selected unaudited pro forma financial data together with the "Unaudited Pro Forma Condensed Combined Financial Statements" and the related notes on pages 64 through 70. The pro forma information is not necessarily indicative of the actual financial condition that would have existed or the results that would have been achieved had the merger been consummated on the date indicated or that may be achieved in the future.

                                                                                             FOR THE THREE MONTHS ENDED
                                                           YEARS ENDED DECEMBER 31,                  MARCH 31,
                                                   ----------------------------------------  --------------------------
                                                       1996          1997          1998          1998          1999
                                                   ------------  ------------  ------------  ------------  ------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)
INCOME STATEMENT DATA:
Net interest income..............................  $    230,383  $    238,066  $    246,751  $     59,723  $     62,491
Provision for loan losses........................        16,001        15,764        28,968         2,976         3,485
Net income.......................................        70,277        79,602        35,731        18,836        25,477
Net income available to common shareholders......        67,870        78,997        35,731        18,836        25,477
PER COMMON SHARE DATA:
Net income--basic................................  $       1.16  $       1.34  $       0.61  $       0.32  $       0.44
Net income--diluted..............................          1.13          1.31          0.60          0.32          0.43
Book value at period end.........................          8.12          8.87          8.42          8.34          8.06
Weighted average shares outstanding--basic.......        58,449        59,016        58,627        58,866        58,508
Weighted average shared outstanding-- diluted....        61,943        60,560        59,454        59,754        59,256
BALANCE SHEET DATA (AT PERIOD-END):
Total assets.....................................  $  5,958,812  $  6,306,380  $  7,042,472  $  6,320,382  $  6,707,629
Net loans........................................     4,019,361     4,191,323     4,507,728     4,142,676     4,392,697
Total deposits...................................     4,700,629     4,855,280     5,321,418     4,852,993     5,089,171
Total shareholders' equity.......................       504,916       526,120       492,863       488,032       471,358
RATIOS:
Return on average assets.........................          1.21%         1.30%         0.53%         1.21%         1.51%
Return on average common equity..................         16.60         15.87          6.81         14.74         20.65
Average total equity to average assets...........          8.37          8.31          7.84          8.21          7.32

                                  RISK FACTORS

    In addition to other information in this joint proxy statement/prospectus or incorporated in this joint proxy statement/prospectus by reference, you should consider carefully the following factors before making a decision on the merger.

WE MAY NOT BE ABLE TO ACHIEVE THE EXPECTED INTEGRATION AND COST SAVINGS WHICH COULD ADVERSELY AFFECT OUR EARNINGS AND FINANCIAL CONDITION.

    Sky Financial and First Western expect to achieve cost savings following the merger. By the year 2000, we believe the cost savings should be approximately $11,000,000 annually. Difficulties may arise, however, in the integration of the business and operation of the combined entity. As a result, we may not be able to achieve the cost savings and synergies that we expect will result from the merger. Achieving cost savings is dependent on restructuring First Western's balance sheet, consolidating certain operational and functional areas, eliminating duplicative positions and closing certain branch facilities. Additional operational savings are dependent upon the integration of the banking businesses of Sky Financial and First Western, the conversion of data systems and the standardization of business practices. Actual savings in 1999 may be materially less than expected if the merger is delayed beyond July 31, 1999, the integration of both companies' operations is delayed beyond what is anticipated or the conversion to a single data system is not accomplished on a timely basis.

WE MAY NOT BE ABLE TO RETAIN MANAGEMENT LEVEL EMPLOYEES AND EMPLOYEES WITH TECHNICAL BACKGROUNDS WHICH COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP AND SUPPORT OUR FINANCIAL SERVICES BUSINESS.

    We may not be able to retain some management level employees and some employees with technical backgrounds as a result of the merger. The market for these employees is becoming increasingly competitive and we have occasionally experienced delays in hiring these personnel. Our failure or inability to recruit, train and retain adequate numbers of qualified personnel on a timely basis could affect our ability to fully develop and support our financial services business.

SINCE THE MARKET PRICE OF SKY FINANCIAL COMMON SHARES WILL VARY, FIRST WESTERN SHAREHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE SKY FINANCIAL COMMON SHARES THEY WILL RECEIVE IN THE MERGER.

    At the time the merger is completed, each First Western common share will be converted into the right to receive 1.211 Sky Financial common shares. Absent certain circumstances, this exchange ratio will not be adjusted in the event of any increase or decrease in the price of the Sky Financial common shares or the First Western common shares. As a result, the value of the Sky Financial common shares received by First Western shareholders in the merger will vary with fluctuations in the value of the Sky Financial common shares. On December 11, 1998, the last full trading day before we announced the merger, the closing price of Sky Financial's common stock was $30.75 per share. On May 20, 1999, the most recent practicable date before the printing of this joint proxy statement/prospectus, the closing price of Sky Financial's common stock was $28.625 per share.

    In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have particularly affected the market prices of the securities of many bank holding companies. These broad market fluctuations could adversely affect the market price of Sky Financial's common shares. If the market price of Sky Financial's common shares decreases, the value of the Sky Financial common shares you own would decrease.

CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT SKY FINANCIAL'S EARNINGS AND FINANCIAL CONDITION.

    Sky Financial's earnings and financial condition are dependent to a large degree upon net interest income, which is the difference between interest earned from loans and investments and interest paid on deposits and borrowings. In the early 1990's, many banking organizations experienced historically high interest rate spreads, meaning the difference between the interest rates earned on loans and investments and the interest rates paid on deposits and borrowings. More recently, however, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressures, and there can be no assurance that these rate spreads will not narrow even further. This narrowing of interest rate spreads could adversely affect Sky Financial's earnings and financial condition.

    In addition, there can be no assurance that interest rates will continue to remain low. High interest rates could adversely affect Sky Financial's mortgage banking business because higher interest rates could cause customers to request fewer mortgage refinancings and purchase money mortgage originations.

COMPUTER SYSTEM FAILURES OR MISCALCULATIONS RESULTING FROM AN INABILITY TO INTERPRET DATES BEYOND 1999 COULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATIONS.

    Any computer equipment that uses two digits instead of four to specify the year will be unable to interpret dates beyond the year 1999. This "year 2000" issue could result in system failures or miscalculations causing disruptions of operations. The three major areas that could be affected critically are financial and operating systems, equipment and third-party relationships with suppliers and customers. Each of us has developed plans to address this exposure.

    The three critical areas affected and our accomplishments to date are shown below:

                     AREA                                    ACCOMPLISHED TO DATE
----------------------------------------------  ----------------------------------------------
Financial and operating systems                 - Systems assessed
                                                - Detailed plans have been or continue to be
                                                  developed
                                                - Conversion commenced

Equipment                                       - Systems assessed
                                                - Detailed plans have been or continue to be
                                                  developed
                                                - Conversion commenced

Third-party relationship with suppliers and     - Communicating with critical suppliers and
  customers                                       customers to ascertain whether they are
                                                  addressing potential year 2000 issues

    Although we cannot give you any assurance, we believe that our internal systems will be year 2000 compliant. The failure of major suppliers and customers to achieve year 2000 compliance could materially and adversely affect Sky Financial's and First Western's results of operations.

OFFICERS AND DIRECTORS OF FIRST WESTERN MAY HAVE INTERESTS IN THE MERGER THAT MAY CREATE POTENTIAL CONFLICTS OF INTEREST BECAUSE THEY HAVE SEVERANCE AND OTHER AGREEMENTS PROVIDING FOR PAYMENTS.

    When considering the recommendations of the board of directors of First Western, you should be aware that some executive officers of First Western and some members of the First Western Board may have interests in the merger that are different from yours. These interests exist because of rights they have under employment agreements, severance agreements and a stock option plan. These interests may create potential conflicts of interest, and these persons may have conflicts of interest with respect to the merger. Our boards of directors were aware of these possible conflicts of interest of First Western's directors and officers when they approved the merger. See "The Merger--Interests of First Western's Executive Officers and Directors in the Merger" on page 38.

THE STOCK OPTION AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO COMBINE WITH FIRST WESTERN.

    The merger agreement provides for a stock option agreement that could discourage other companies from trying to or proposing to combine with First Western in an alternative transaction before we complete the merger. Such an alternative transaction involving First Western may be more advantageous to First Western's shareholders than the merger.

    If Sky Financial exercised the option, First Western could, by satisfying the option, experience a material negative impact on its earnings and financial condition. This might discourage other companies from trying to or proposing to combine with First Western. If the option was to become exercisable, the option also might, for a period of time, prevent a third party from completing a pooling of interests transaction with First Western. This also could discourage other companies from trying to combine with First Western.

SKY FINANCIAL'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, CODE OF REGULATIONS AND SHAREHOLDER RIGHTS PLAN CONTAIN PROVISIONS THAT MAY HAVE THE EFFECT OF DISCOURAGING A THIRD PARTY FROM MAKING AN ACQUISITION OF SKY FINANCIAL BY MEANS OF A TENDER OFFER, PROXY CONTEST OR OTHERWISE.

    The amended and restated articles of incorporation and code of regulations of Sky Financial, among other things:

    - classify the Sky Financial Board into three classes with directors of each class serving for a staggered three-year period;

    - provide that directors may be removed only for cause and only by the affirmative vote of 80% of the Sky Financial Board;

    - require the affirmative vote of at least 75% of the voting power of the Sky Financial shares entitled to vote in order to amend the Sky Financial code of regulations with respect to the number, classification, election, term of office or removal of the directors of the Sky Financial Board;

    - permit the Sky Financial Board to fill vacancies and newly created directorships on the Sky Financial Board; and

    - restrict the ability of shareholders to call special meetings.

These provisions could make the removal of incumbent directors more difficult and time-consuming and may have the effect of discouraging a tender offer or other takeover attempt not previously approved by the Sky Financial Board. See "Material Differences in the Rights of Shareholders" on page 54.

    The Sky Financial Board has declared a dividend of one preferred share purchase right for each Sky Financial common share outstanding pursuant to a shareholder rights plan. This right will also be attached to each Sky Financial common share subsequently issued, including the Sky Financial common shares to be issued to First Western shareholders in exchange for the First Western common shares in the merger. If triggered, the shareholder rights plan would cause substantial dilution to a person or group of persons that acquires more than 10% of Sky Financial's outstanding common shares on terms not approved by the Sky Financial Board. This shareholder rights plan could discourage or make more difficult a merger, tender offer or other similar transaction with Sky Financial. See "Material Differences in the Rights of Shareholders" on page 53.

                       THE SPECIAL SHAREHOLDERS' MEETINGS
                       THE SKY FINANCIAL SPECIAL MEETING

PURPOSE OF THE SKY FINANCIAL SPECIAL MEETING

    We are providing this joint proxy statement/prospectus to holders of Sky Financial common shares as part of the Sky Financial Board's solicitation of proxies for the special meeting of Sky Financial shareholders to be held on July 21, 1999 at 9:00 a.m., at the Forum Conference & Education Center, 1375 E. Ninth St., Cleveland, Ohio, including any adjournments or reschedulings of that special meeting. This joint proxy statement/prospectus and the accompanying proxy card are first being mailed to shareholders of Sky Financial on or about May 27, 1999.

    At the Sky Financial special meeting, Sky Financial shareholders will consider and vote upon a proposal to approve and adopt the merger agreement and to approve the related transactions. No other business will be transacted at the Sky Financial special meeting.

    Along with each copy of this joint proxy statement/prospectus mailed to holders of Sky Financial common shares, we are sending a form of proxy for use at the Sky Financial special meeting. Sky Financial is also sending this joint proxy statement/prospectus to holders of First Western common shares as a prospectus in connection with the issuance of Sky Financial common shares in exchange for First Western common shares in the merger.

    THE SKY FINANCIAL BOARD HAS APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS, INCLUDING THE ISSUANCE OF SKY FINANCIAL COMMON SHARES IN EXCHANGE FOR FIRST WESTERN COMMON SHARES IN THE MERGER, AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

    The Sky Financial Board has fixed the close of business on May 24, 1999 as the record date for determining shareholders of Sky Financial entitled to notice of and to vote at the Sky Financial special meeting. Only holders of Sky Financial common shares who are holders at the close of business on the Sky Financial record date will be entitled to notice of and to vote at the Sky Financial special meeting.

    As of May 24, 1999, there were       Sky Financial common shares issued and
outstanding, each of which entitles its holder to one vote. Shareholders may vote either in person or by proxy. Sky Financial common shares held in the treasury of Sky Financial or any of its subsidiaries do not have voting rights.

    All Sky Financial common shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies and on such other matters as may properly come before the Sky Financial special meeting. If your shares are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the Sky Financial special meeting. IF YOUR PROXY CARD IS SIGNED AND DATED BUT DOES NOT SHOW HOW YOU WANT TO VOTE, YOUR SKY FINANCIAL COMMON SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    Only shareholders of record on the Sky Financial record date are eligible to give their proxies. If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by:

    - sending a written, signed and dated revocation to the principal executive offices of Sky Financial at 221 South Church Street, Bowling Green, Ohio 43402;

    - signing and returning a later-dated proxy; or

    - appearing in person at the Sky Financial special meeting and advising the secretary of your intent to vote your shares.

    Inspectors of election appointed for the meeting will tabulate votes cast by proxy or in person at the Sky Financial special meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but abstentions and broker non-votes will have the same effect as votes against the merger agreement.

SOLICITATION OF PROXIES

    Sky Financial will bear its own cost of solicitation of proxies, except that First Western and Sky Financial have agreed to share equally all printing, mailing and delivery expenses in connection with this joint proxy statement/prospectus. Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of Sky Financial who will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses in connection with these efforts. Sky Financial will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares held in their names.

QUORUM

    To have a quorum at the Sky Financial special meeting, we must have the holders of a majority of the issued and outstanding Sky Financial common shares entitled to vote present either in person or by properly executed proxy. Abstentions and broker non-votes will be counted in establishing a quorum.

REQUIRED VOTE

    Under Ohio law and Sky Financial's articles of incorporation, shareholder approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of outstanding Sky Financial common shares entitled to vote at the Sky Financial special meeting. For any such vote to be valid, a quorum must be present at the Sky Financial special meeting. If fewer Sky Financial common shares are present in person or by proxy than necessary to constitute a quorum, we expect to adjourn or postpone the Sky Financial special meeting to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Sky Financial special meeting, all proxies obtained before the adjournment or postponement will be voted in the same manner the proxies would have been voted at the original convening of the Sky Financial special meeting, except for any proxies which have been effectively revoked or withdrawn, even if they were effectively voted on the same or any other matter at a previous meeting.

    As of April 30, 1999, directors and executive officers of Sky Financial and their respective affiliates beneficially owned an aggregate of 3,519,971 Sky Financial common shares, including shares which may be acquired within 60 days after such date upon exercise of employee or director stock options. This number amounts to less than 7.83% of the Sky Financial common shares outstanding on that date.

    A properly executed proxy marked "abstain" will not be voted on the approval and adoption of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold Sky Financial common shares in "street name" for the beneficial owners of such shares cannot vote these shares on the approval and adoption of the merger agreement without specific instructions from the beneficial owners. Therefore, if you are the beneficial owner of Sky Financial common shares held by a broker in "street name," you should sign, date and return your proxy card to the broker in the envelope provided by the broker. Because approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of outstanding Sky Financial common shares entitled to vote, an abstention or, if your shares are held in "street name," your failure to instruct your broker how to vote, will have the same effect as a vote against the merger agreement.

    THE MATTERS TO BE CONSIDERED AT THE SKY FINANCIAL SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF SKY FINANCIAL. THEREFORE, IF YOU ARE A SKY FINANCIAL SHAREHOLDER, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                       THE FIRST WESTERN SPECIAL MEETING

PURPOSE OF THE FIRST WESTERN SPECIAL MEETING

    We are providing this joint proxy statement/prospectus to holders of First Western common shares as part of the First Western Board's solicitation of proxies for the special meeting of First Western shareholders to be held on July 20, 1999 at 10:30 a.m., at The Centre Banquet Facility, 304 E. North Street, New Castle, Pennsylvania, including any adjournments or reschedulings of that special meeting. This joint proxy statement/prospectus and the accompanying proxy card are first being mailed to shareholders of First Western on or about May 27, 1999.

    At the First Western special meeting, First Western shareholders will consider and vote upon a proposal to approve and adopt the merger agreement and to approve the related transactions. No other business will be transacted at the First Western special meeting.

    Along with each copy of this joint proxy statement/prospectus mailed to holders of First Western common shares, we are sending a form of proxy for use at the First Western special meeting. Sky Financial is also sending this joint proxy statement/prospectus to holders of First Western common shares as a prospectus in connection with the issuance of Sky Financial common shares in exchange for First Western common shares in the merger.

    THE FIRST WESTERN BOARD HAS APPROVED THE MERGER AGREEMENT AND THE RELATED TRANSACTIONS AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

    The First Western Board has fixed the close of business on May 24, 1999 as the record date for determining shareholders of First Western entitled to notice of and to vote at the First Western special meeting. Only holders of First Western common shares who are holders at the close of business on the First Western record date will be entitled to notice of and to vote at the First Western special meeting.

    As of May 24, 1999, there were       First Western common shares issued and
outstanding, each of which entitles the holder thereof to one vote. Shareholders may vote either in person or by proxy. First Western common shares held in the treasury of First Western or any of its subsidiaries do not have voting rights.

    All First Western common shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If your shares are represented by more than one properly executed proxy, the proxy bearing the most recent date will be voted at the First Western special meeting. IF YOUR PROXY CARD DOES NOT SHOW HOW YOU WANT TO VOTE, YOUR FIRST WESTERN COMMON SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    If you give the proxy we are soliciting, you may revoke it at any time before it is exercised by giving written notice to the Secretary of First Western, by signing and returning a later-dated proxy or by voting in person at the First Western special meeting. You should note that just attending the First Western special meeting without voting in person will not revoke an otherwise valid proxy.

    Judges of election appointed for the meeting will tabulate votes cast in person or by proxy at the First Western special meeting and will determine whether or not a quorum is present. The judges of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION OF PROXIES

    First Western will bear its own cost of solicitation of proxies, except that First Western and Sky Financial have agreed to share equally all printing, mailing and delivery expenses in connection with this joint proxy statement/prospectus. In addition to solicitation by mail, directors, officers and employees of First Western may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. First Western will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares held in their names. In addition, First Western has engaged Corporate Investor Communications, Inc. to act as its proxy solicitor and has agreed to pay it $6,000 plus expenses for such services.

    FIRST WESTERN SHAREHOLDERS SHOULD NOT SEND FIRST WESTERN COMMON SHARE CERTIFICATES WITH THEIR PROXY CARDS.

QUORUM

    To have a quorum at the First Western special meeting, we must have the holders of a majority of the issued and outstanding First Western common shares entitled to vote present either in person or by properly executed proxy. First Western common shares that are marked "abstain" will be counted as shares present for the purposes of determining the presence of a quorum.

REQUIRED VOTE

    Under Pennsylvania law and First Western's articles of incorporation, shareholder approval and adoption of the merger agreement requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the First Western special meeting. For any such vote to be valid, a quorum must be present at the First Western special meeting. If fewer First Western common shares are present in person or by proxy than necessary to constitute a quorum, we expect to adjourn or postpone the First Western special meeting to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the First Western special meeting, all proxies obtained before the adjournment or postponement will be voted in the same manner the proxies would have been voted at the original convening of the First Western special meeting, except for any proxies which have been effectively revoked or withdrawn, even if they were effectively voted on the same or any other matter at a previous meeting.

    As of April 30, 1999, directors and executive officers of First Western and their respective affiliates beneficially owned an aggregate of 510,068 First Western common shares, including shares which may be acquired within 60 days after such date upon exercise of employee or director stock options. This number amounts to less than 4.6% of the First Western common shares outstanding on that date.

    A properly executed proxy marked "abstain" will not be voted on the approval and adoption of the merger agreement but will count toward determining whether a quorum is present. Brokers who hold First Western common shares in "street name" for the beneficial owners of such shares cannot vote these shares on the approval and adoption of the merger agreement without specific instructions from the beneficial owners. Because approval and adoption of the merger agreement requires the affirmative vote of a majority of the votes cast on such matter, an abstention or, if your shares are held in "street name," your failure to instruct your broker how to vote, will have no effect in determining whether the merger agreement will be approved and adopted.

    THE MATTERS TO BE CONSIDERED AT THE FIRST WESTERN SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF FIRST WESTERN. THEREFORE, IF YOU ARE A FIRST WESTERN SHAREHOLDER, WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ALSO URGE YOU TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   THE MERGER

    The following summary of the material terms of the merger is not complete and is qualified in its entirety by reference to the merger agreement which is set forth in Annex A, attached to and incorporated by reference in this joint proxy statement/prospectus. WE URGE ALL SHAREHOLDERS TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

BACKGROUND OF THE MERGER

    On November 14, 1998, Mr. Marty E. Adams, President and Chief Operating Officer of Sky Financial, and Mr. Thomas J. O'Shane, Chairman and Chief Executive Officer of First Western, met and had preliminary discussions about the possibility of a strategic business combination involving Sky Financial and First Western. These discussions continued on November 17, 1998 and although no specific terms were discussed, Messrs. Adams and O'Shane agreed that, in view of the competitive environment in the banking and financial services industry in the Midwest and generally, and in view of the trend toward consolidation taking place, a strategic business combination between the two companies would strengthen the competitive position of the combined institution, generate significant cost savings and enhance acquisition and other opportunities.

    On November 18, 1998, Sky Financial held its regular meeting of the board of directors. The Sky Financial Board had general discussions regarding the potential merger with First Western, First Western's market area, Sky Financial's capacity to pay and the earnings prospects of such a business combination.

    On November 19, 1998, Mr. Adams met with Mr. O'Shane and First Western's financial advisor, Sandler O'Neill & Partners, L.P. During this discussion, a confidentiality agreement was entered into between Sky Financial and First Western to facilitate the exchange of information. Also, First Western provided financial information to Sky Financial.

    On December 2, 1998, Sky Financial retained McDonald Investments Inc. as its financial advisor with a view toward assisting Sky Financial with the negotiation of an exchange ratio and in providing a fairness opinion to Sky Financial in connection with a possible business combination involving Sky Financial and First Western.

    On December 4, 1998, the Sky Financial Board's executive committee held a special meeting in which it reviewed with its financial advisor the financial aspects, exchange ratio and price terms of a possible acquisition of First Western. At this meeting the Sky Financial Board's executive committee authorized Mr. Adams to negotiate the exchange ratio and price terms for this transaction.

    On December 7, 1998, Mr. Adams, on behalf of Sky Financial, made a proposal to First Western's financial advisors of a possible exchange ratio and price terms for the acquisition of First Western. Following discussions among representatives of Sandler O'Neill, Mr. O'Shane and Mr. Adams, a revised exchange ratio was submitted by Mr. Adams during the evening of December 7, 1998.

    On December 9, 1998, the First Western Board held a special meeting at which it discussed, with its legal and financial advisors, various aspects of a potential merger with Sky Financial, including Mr. Adams' proposal and certain terms and conditions of such a transaction.

    On the evening of December 10, 1998, a special meeting of the Sky Financial Board was held to consider the terms of a potential acquisition of First Western. McDonald made a presentation on the financial aspects of the merger and rendered a fairness opinion, that as of that date, the exchange ratio was fair to the shareholders of Sky Financial from a financial point of view.

    After an extensive discussion, the Sky Financial Board unanimously determined, based upon consideration of the various factors discussed below, that the proposed acquisition of First Western was in the best interests of Sky Financial and its shareholders. The Sky Financial Board unanimously approved the merger proposal and its related transactions.

    On December 11, 1998, representatives from each of Sky Financial and First Western negotiated the terms of the merger agreement.

    The First Western Board held a second special meeting on December 13, 1998, during which it discussed the merger proposal and its related transactions in extensive detail. At that meeting, First Western's legal counsel reviewed the terms of the merger agreement and the stock option agreement, and various aspects of the merger proposal and its related transactions. In addition, Sandler O'Neill made a presentation to the First Western Board and rendered its opinion as to the fairness, from a financial point of view, of the exchange ratio to First Western shareholders.

    After a thorough discussion and consideration of the various factors discussed below, the First Western Board unanimously determined that the proposed merger with Sky Financial was in the best interests of First Western and its shareholders. Accordingly, the First Western Board unanimously approved the merger proposal and its related transactions. See "--First Western's Reasons for the Merger; Recommendation of the First Western Board."

    On December 14, 1998, the merger agreement was executed by Messrs. Adams and O'Shane. Sky Financial and First Western issued a joint press release announcing the merger agreement on December 14, 1998. The stock option agreement between Sky Financial and First Western was executed on December 15, 1998.

    During the course of negotiations, First Western prepared nonpublic estimates reflecting their management's views as to the possible future performance of First Western and furnished these estimates to Sky Financial. These estimates reflected a projected net income of $21.8 million for the year ending December 31, 1999 and a projected net income of $24.7 million for the year ending December 31, 2000. These estimates were based on assumptions relating to the interest rate environment, loan portfolio growth, asset growth and deposit growth which management believed to be reasonable at the time. Management's belief as to the reasonableness of its estimates and of the assumptions underlying the estimates is based upon the use of industry data, management's history of operations of First Western and the significant time and resources management devoted to developing such estimates. These estimates were considered by Sky Financial in developing their projection of the net income which might be available to the pro forma company from the combined operations of First Western and Sky Financial. Sky Financial's analysis resulted in an estimate of net income of approximately $122 million in 2000 and an estimated cumulative average growth rate of approximately 11% from 2000 through 2003. While these estimates were based on numerous variables and assumptions that are inherently uncertain, including, amongst other, factors relative to the general economic and competitive conditions facing Sky Financial and First Western, they were believed by Sky Financial's management and McDonald to be based on reasonable assumptions given industry conditions and their knowledge of the operations of First Western and Sky Financial at the time.

    The estimates were not prepared with a view to public disclosure or compliance with published guidelines established by the Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding projections. They are mentioned in this document solely because the parties furnished these estimates to each other during the merger negotiations under the terms of a confidentiality agreement among the parties. In addition, because the estimates are inherently subject to significant economic and competitive uncertainties and contingencies beyond each company's control, there can be no assurance that the estimates will be realized. Actual results may be higher or lower than those estimated. Neither party's auditor nor any other independent accountants has compiled, examined or performed any procedures with respect to the estimates, nor have they expressed any opinion or any other form of assurance on the accuracy of the information or its achievability, and assume no responsibility for, and disclaim any association with, the foregoing prospective financial information.

    FIRST WESTERN'S NEGOTIATIONS WITH ANOTHER PARTY

    In early November 1998, prior to any discussion regarding a possible combination between Sky Financial and First Western, Mr. O'Shane met with the chief executive officer of another financial institution, in fulfillment of an appointment that had been previously scheduled. At that meeting, the other institution expressed a serious interest in a possible business combination with First Western. Mr. O'Shane agreed to consider the matter and meet again.

    At a second meeting on November 9, 1998, Mr. O'Shane entered into more detailed discussions with this other institution. After considerable discussion, Mr. O'Shane agreed to schedule a third meeting, at which time he would provide certain financial information, subject to the condition that both companies entered into a confidentiality agreement. Following the execution of that agreement, but prior to the third meeting, Mr. O'Shane entered into discussions with Sky Financial, as described above.

    Mr. O'Shane met with the other institution's chief executive officer on two other occasions--on November 16, with each party's financial advisor present, and November 25, 1998--and once more by telephone, on December 4, 1998. During these meetings, the parties discussed the potential terms upon which the other financial institution would be willing to make an offer for a business combination for First Western. During this time period, Mr. O'Shane was also engaged in discussions with representatives of Sky Financial. Based on these discussions, Mr. O'Shane and First Western's financial advisor concluded that the value to be received by First Western's shareholders under the Sky Financial proposal was higher than what the other institution was prepared to offer. Subsequently, First Western terminated its discussions with the other financial institution and the First Western Board concluded that a combination with Sky Financial was in the best interests of First Western, its employees, shareholders and customers as described above.

    The First Western Board did not seek offers from other third parties and limited discussion to Sky Financial and one third party because the First Western Board put significant emphasis on the business and operating philosophy of any potential merger partner. The First Western Board considered the impact of the merger on the shareholders, the communities and customers that First Western serves, and the impact on the employees at First Western. The First Western Board did not seek to auction the company because it believed that the interests of all the constituencies mentioned were best served by pursuing a strategic alliance with a company with similar operating philosophy and strategic objectives. First Western pursued a partner that could provide enhancement to shareholder value through improvement in earnings, geographic expansion into complementary market and integration of strong management teams. The First Western Board also considered the possibility of the combined company as a participant in future consolidations.

SKY FINANCIAL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE SKY FINANCIAL
  BOARD

    The board of directors and management of Sky Financial believe that the merger is fair and in the best interests of the Sky Financial shareholders. At its December 10, 1998 meeting, the Sky Financial Board approved the merger proposal and its related transactions. We have set forth below all the material factors that the Sky Financial Board considered in reaching its decision to approve the merger proposal and to recommend that Sky Financial's shareholders vote to approve and adopt the merger agreement:

    - the consistency of the merger with Sky Financial's strategic objectives;

    - the Sky Financial Board's familiarity with and review of its and First Western's business, financial condition, results of operations and prospects, including but not limited to its potential growth, development, productivity and profitability;

    - the current prospective environment in which each of Sky Financial and First Western operates, including national and local conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation and increased competition in the financial services industry both in the Midwest and elsewhere;

    - the Sky Financial Board's review, based in part on presentations by their respective management and advisors, of the business, financial condition, results of operations and management of First Western, and the recent performance of First Western common shares and Sky Financial common shares on both an historical and prospective basis, the strategic fit between the parties, the enhanced opportunities for operating efficiencies that could result from the merger, including cost savings of approximately 5% of combined non-interest expense or $11 million, and the respective contributions the parties would bring to a combined institution;

    - the belief that the merger would further the respective strategic plans of Sky Financial;

    - the opportunity that the merger provides to strengthen and deepen the management team of the combined entity by integrating the already strong management teams at both Sky Financial and First Western;

    - the expectation that the merger will generally be a tax-free transaction to Sky Financial and its shareholders and to First Western and its shareholders and will qualify for pooling-of-interests accounting treatment, see "--Material Federal Income Tax Considerations" and "--Accounting Treatment";

    - the recognition of various financial benefits accompanying the merger, including the belief that the merger would be 1.9% accretive to projected earnings per share in the first full year of post-merger operations, that the combined organization would be well capitalized and have strong asset quality and that the combined organization may have a higher potential for earnings and book value multiples expansion;

    - the recognition of the complementary nature of the markets served and the products offered by Sky Financial and First Western and the expectation that the merger would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, cost savings opportunities and enhanced opportunities for growth, including an expanded pool of acquisition targets;

    - the similarity between Sky Financial's and First Western's philosophy and commitments to their respective employees, suppliers, creditors and customers, and the effect of the merger on those constituencies and other community and societal considerations;

    - the review by the Sky Financial Board with its legal and financial advisors of the provisions of the merger agreement and the stock option agreement;

    - the financial presentation and opinion of McDonald rendered to the Sky Financial Board as to the fairness, from a financial point of view, of the exchange ratio to Sky Financial shareholders; and

    - the belief of the Sky Financial Board, after consultation with its legal counsel, that the regulatory approvals necessary to consummate the merger could be obtained, see "--Regulatory Approvals."

    Because of the variety of factors considered in connection with its evaluation of the merger, the Sky Financial Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Sky Financial Board may have assigned different weights to different factors.

    THE SKY FINANCIAL BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SKY FINANCIAL COMMON SHARES VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FIRST WESTERN'S REASONS FOR THE MERGER; RECOMMENDATION OF THE FIRST WESTERN
  BOARD

    The board of directors and management of First Western believe that the merger is fair and in the best interests of the First Western shareholders. The First Western Board considered the following material factors in deciding to approve the merger proposal and its related transactions, and recommending that First Western's shareholders vote to approve and adopt the merger agreement:

    - the exchange ratio and corresponding value to be paid to First Western shareholders, such value being recognized as the implied offer consideration of $37.24 per share based upon market prices on December 11, 1998, the last full trading day before Sky Financial and First Western announced the merger, which is a 23% premium over the price of First Western common shares;

    - the financial presentation and opinion of Sandler O'Neill rendered to the First Western Board as to the fairness, from a financial point of view, of the exchange ratio to First Western shareholders;

    - the implied enhancement to shareholders in underlying earnings and dividends per share as a result of the transaction;

    - the enhanced opportunities for cost savings and other operating efficiencies that could result from a merger;

    - the familiarity with and review of Sky Financial's business, results of operations, financial condition, competitive position and prospects;

    - the current economic competitive environment for banking, the increased regulatory burden on financial institutions and an industry trend toward consolidation;

    - the potential expansion of products and services resulting from the merger;

    - the recognition that the companies serve complementary geographic markets;

    - the commitments of both companies to their employees, customers and communities;

    - the opportunity for integration of the strong management teams at both companies;

    - the expectation that the merger will generally be a tax-free transaction to both companies and their shareholders;

    - the review by the First Western Board with its legal and financial advisors of the terms and conditions of the merger agreement and the stock option agreement; and

    - the belief of the First Western Board, after consultation with its legal counsel, that the regulatory approvals necessary to consummate the merger could be obtained.

    The First Western Board recognizes that such a recommendation requires the evaluation of multiple factors. In its discussions, the First Western Board did not prioritize the factors listed above, nor did it assign different weights to the factors. Individual members of the First Western Board may have assigned different weights to different factors.

    THE FIRST WESTERN BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SHARES OF FIRST WESTERN COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

MCDONALD INVESTMENTS INC.

    MERGER--GENERAL. Pursuant to an engagement letter dated December 2, 1998 between Sky Financial and McDonald, Sky Financial retained McDonald to act as its sole financial advisor in connection with the merger and related matters. As part of its engagement, McDonald agreed, if requested by Sky Financial, to render an opinion with respect to the fairness, from a financial point of view, to the holders of Sky Financial common shares, of the exchange ratio as set forth in the merger agreement. McDonald is a nationally recognized specialist in the financial services industry, in general, and in Midwestern banks and thrifts in particular. McDonald is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Sky Financial selected McDonald as its financial advisor based upon its qualifications, expertise and reputation in such capacity.

    On December 14, 1998, McDonald delivered its oral opinion that the exchange ratio was fair to Sky Financial shareholders, from a financial point of view, as of December 14, 1998. McDonald also delivered to the Sky Financial Board a written opinion dated as of December 14, 1998, confirming its oral opinion as of such date. No limitations were imposed by Sky Financial on McDonald with respect to the investigations made or the procedures followed in rendering its opinion.

    THE FULL TEXT OF MCDONALD'S WRITTEN OPINION TO THE SKY FINANCIAL BOARD, DATED DECEMBER 14, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY MCDONALD, IS ATTACHED AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. IT SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF MCDONALD'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MCDONALD'S OPINION IS ADDRESSED TO THE SKY FINANCIAL BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF SKY FINANCIAL AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SKY FINANCIAL SPECIAL MEETING.

    McDonald, in connection with rendering its December 14, 1998 opinion:

    - reviewed Mid Am Inc.'s and Citizens Bancshares, Inc.'s Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein; and Mid Am, Inc.'s and Citizens Bancshares, Inc.'s Quarterly Reports on Form 10-Q for the three month periods ended September 30, 1998, June 30, 1998 and March 31, 1998; and Sky Financial's registration statement on Form S-4 dated September 16, 1998;

    - reviewed First Western's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein; and First Western's Quarterly Reports on Form 10-Q for the three month periods ended September 30, 1998, June 30, 1998 and March 31, 1998;

    - reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Sky Financial and First Western provided to us or publicly available;

    - participated in meetings and telephone conferences with members of senior management of Sky Financial concerning the financial condition, business, assets, financial forecasts and prospects of Sky Financial and First Western, as well as other matters we believed relevant to our inquiry;

    - reviewed certain stock market information for the Sky Financial common shares and First Western common shares and compared it with similar information for certain companies, the securities of which are publicly traded;

    - compared the results of operations and financial condition of Sky Financial and First Western with that of certain companies which we deemed to be relevant for purposes of this opinion;

    - reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

    - reviewed the merger agreement dated December 14, 1998 and its schedules and exhibits and certain related documents; and

    - performed such other reviews and analyses as we have deemed appropriate.

    The oral and written opinions provided by McDonald to Sky Financial were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

    In connection with its review and arriving at its opinion, McDonald relied upon the accuracy and completeness of the financial information and other pertinent information provided by Sky Financial to McDonald for purposes of rendering its opinion. McDonald did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Sky Financial and First Western with the input of the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, McDonald assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Sky Financial and First Western as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which McDonald could formulate its opinion. Neither Sky Financial nor First Western publicly discloses such internal management projections of the type utilized by McDonald in connection with McDonald's role as financial advisor to Sky Financial with respect to review of the merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, amongst others, factors relative to the general economic and competitive conditions facing Sky Financial and First Western. Accordingly, actual results could vary significantly from those set forth in the respective projections.

    McDonald does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Sky Financial and First Western are adequate to cover such losses. In addition, McDonald does not assume responsibility for the review of individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Sky Financial or First Western, nor was McDonald provided with such appraisals. Furthermore, McDonald assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by Sky Financial and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or combined entity. Moreover, in each analysis that involves per share data for Sky Financial, McDonald adjusted the data to reflect full dilution, i.e., the exercise of all outstanding options and/or warrants utilizing the treasury stock method. In particular, McDonald assumes that the merger will be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles.

    In connection with rendering its opinion to the Sky Financial Board, McDonald performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by McDonald. Moreover, McDonald believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, McDonald also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, McDonald drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in McDonald's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by McDonald were assigned a greater significance by McDonald than any other in deriving its opinion.

    COMPARABLE COMPANY ANALYSIS: McDonald reviewed and compared actual stock market data and actual and estimated selected financial information for First Western with corresponding information for 27 publicly traded midwestern banks with assets between $1 billion and $5 billion, (the "First Western Peer Group"). The First Western Peer Group is listed below (ranked by asset size):

 1) Sky Financial Group, Inc., Bowling Green,  15) Brenton Banks Inc., Des Moines, IA
  OH
 2) Citizens Banking Corp., Flint, MI          16) First Financial Corp., Terre Haute, IN
 3) AMCORE Financial Inc., Rockford, IL        17) Irwin Financial Corp., Columbus, IN
 4) First Financial Bancorp., Hamilton, OH     18) Grand Premier Financial, Wauconda, IL
 5) 1st Source Corp., South Bend, IN           19) Mid-America Bancorp, Louisville, KY
 6) Corus Bankshares Inc., Chicago, IL         20) Mississippi Valley Bancshares, St. Louis,
                                                 MO
 7) Park National Corp., Newark, OH            21) Wintrust Financial Corp., Lake Forest, IL
 8) F&M Bancorp., Kaukauna, WI                 22) BancFirst Ohio Corp., Zanesville, OH
 9) First Commerce Bancshares Inc., Lincoln,   23) First Merchants Corp., Muncie, IN
  NE
10) Community Trust Bancorp, Pikeville, KY     24) National City Bancorp., Minneapolis, MN
11) Republic Bancorp Inc., Owosso, MI          25) Independent Bank Corp., Ionia, MI
12) Area Bancshares Corp., Owensboro, KY       26) Pinnacle Banc Group Inc., Oak Brook, IL
13) National City Bancshares Inc.,             27) Midwest Banc Holdings Inc., Melrose Park,
  Evansville, IN                                 IL
14) Chemical Financial Corp., Midland, MI

    The table below represents a summary analysis of the First Western Peer Group based on market prices as of December 8, 1998 and the latest publicly available financial data based on September 30, 1998:

                                                                 MEAN       MEDIAN      FIRST WESTERN
                                                               ---------  -----------  ---------------
Price to Last Twelve Month Earnings..........................      19.1x       18.3x          16.6x
Price to 1998 Est. Earnings..................................      18.2x       17.7x          17.2x
Price to 1999 Est. Earnings..................................      15.9x       15.4x          15.2x
Price to Book Value..........................................        234%        217%           211%
Price to Tangible Book Value.................................        257%        233%           361%
Dividend Yield...............................................       1.95%       2.21%          2.14%
Return on Average Assets.....................................       1.29%       1.30%          1.03%
Return on Average Equity.....................................      13.92%      13.48%         13.56%
Leverage Ratio...............................................       8.82%       8.60%          4.03%
Efficiency Ratio.............................................       59.0%       58.8%          54.2%

    McDonald reviewed and compared actual stock market data and actual and estimated selected financial information for Sky Financial with corresponding information for 10 publicly traded midwestern banks with assets between $3 billion and $10 billion, (the "Sky Financial Peer Group"). The Sky Financial Peer Group is listed below (ranked by asset size):

 1) TCF Financial Corp., Minneapolis, MN       6) Old National Bancorp, Evansville, IN
 2) Provident Financial Group Inc.,            7) Community First Bankshares, Fargo, ND
  Cincinnati, OH
 3) CNB Bancshares Inc., Evansville, IN        8) First Midwest Bancorp Inc., Itasca, IL
 4) UMB Financial Corp., Kansas City, MO       9) Citizens Banking Corp., Flint, MI
 5) FirstMerit Corp., Akron, OH                10) AMCORE Financial Inc., Rockford, IL

    The following table below represents a summary analysis of the Sky Financial Peer Group based on market prices as of December 8, 1998 and the latest publicly available financial data based on September 30, 1998:

                                                       MEAN       MEDIAN      SKY FINANCIAL
                                                     ---------  -----------  ---------------
Price to Last Twelve Month Earnings................       19.2x       17.9x          27.8x
Price to 1998 Est. Earnings........................       16.6x       16.4x          24.1x
Price to 1999 Est. Earnings........................       14.9x       15.1x          17.2x
Price to Book Value................................        242%        246%           365%
Price to Tangible Book Value.......................        280%        283%           398%
Dividend Yield.....................................       2.22%       2.25%          2.68%
Return on Average Assets...........................       1.20%       1.10%          1.38%
Return on Average Equity...........................      13.74%      13.46%         16.91%
Leverage Ratio.....................................       7.79%       8.18%          7.50%
Efficiency Ratio...................................       58.9%       57.5%          65.1%

    COMPARABLE TRANSACTION ANALYSIS: McDonald reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the merger, including 15 bank merger and/or acquisition transactions with seller's assets between $1 billion and $5 billion (the "Nationwide Transactions"). The following is a list of the Nationwide Transactions (seller in italics):

    B&T, Winston-Salem, NC/MAINSTREET FINANCIAL, MARTINSVILLE, VA

    FirstMerit Corp, Akron, OH/SIGNAL CORP, WOOSTER, OH

    City Holding Company, Cross Lanes, WV/HORIZON BANCORP INC, BECKLEY, WV

    Banknorth Group Inc., Burlington, VT/EVERGREEN BANCORP, GLENS FALLS, NY

    Old Kent Financial, Grand Rapids, MI/FIRST EVERGREEN CORP, EVERGREEN PARK,
IL

    Star Banc Corp, Cincinnati, OH/TRANS FINANCIAL, BOWLING GREEN, KY

    Mercantile Bancorp, St. Louis, MO/FIRSTBANK OF IL, SPRINGFIELD, IL

    First Midwest Bancorp, Naperville, IL/HERITAGE FINANCIAL SERVICES, TINLEY PARK, IL

    Mercantile Bancorp, St. Louis, MO/CBT CORP, PADUCAH, KY

    Union Planters, Memphis, TN/PEOPLES FIRST CORP, PADUCAH, KY

    Banco Bilbao Vizcaya, Mayagues, PR/PONCEBANK, PONCE, PR

    Investor Group/EAST-WEST BANK, SAN MARINO, CA

    CNB Bancshares Inc, Evansville, IN/PINNACLE FINANCIAL, ST. JOSEPH, MI

    National City Corp., Cleveland, OH/FORT WAYNE NATIONAL CORP, FORT WAYNE, IN

    Union Planters Corp, Memphis, TN/CAPITAL BANCORP, MIAMI, FL

    The following table represents a summary analysis of the Nationwide Transactions indicated based on the announced transaction value:

                                                                  MEAN       MEDIAN      FIRST WESTERN
                                                                ---------  -----------  ---------------
Price to Last Twelve Month Earnings...........................       23.6x       23.4x          22.7x
Price to Book Value...........................................        290%        300%           293%
Price to Tangible Book Value..................................        323%        340%           481%
Price to Assets...............................................       26.8%       26.4%          19.7%

    CONTRIBUTION ANALYSIS: McDonald analyzed the contribution of each company to the pro forma company relative to the approximate ownership of the pro forma company. The analysis indicated that Sky Financial shareholders would hold approximately 76.9% of the pro forma diluted shares. Sky Financial's approximate contributions are listed below by category:

                                                                           SKY FINANCIAL
                                                                          ---------------
Assets..................................................................          68.4%
Loans...................................................................          74.7%
Deposits................................................................          71.2%
Equity..................................................................          72.4%
Tangible Equity.........................................................          80.4%
Last Twelve Month Earnings..............................................          73.0%
1998 Estimated Earnings.................................................          76.1%
1999 Estimated Earnings.................................................          81.1%

    ACCRETION/DILUTION ANALYSIS: On the basis of financial projections and estimates of on-going cost savings accruing to the pro forma company provided to McDonald by management, as well as estimated one-time costs related to the transaction, McDonald compared pro forma equivalent earnings, cash dividends, book value and tangible book value to the stand-alone projections of Sky Financial.

    The accretion/dilution analysis demonstrated, among other things, that the merger would result in:

    - slight dilution to earnings for Sky Financial shareholders in 1999, because it was assumed that the closing would occur late in the third quarter of 1999, and accretion beginning in 2000 and continuing over the period of the analysis;

    - similar cash dividends for Sky Financial shareholders, assuming the Sky Financial Board maintained its dividend policy;

    - dilution to book value for Sky Financial shareholders over the period of the analysis; and

    - dilution to tangible book value to Sky Financial shareholders over the period of the analysis.

    DISCOUNTED CASH FLOW ANALYSIS: McDonald performed a discounted cash flow analysis with regard to First Western on a stand-alone basis. This analysis utilized a range of discount rates of 12% to 20% and a range of earnings terminal multiples of 16.0x to 24.0x. The analysis resulted in a range of present values of $26.26 to $51.26 per share for First Western on a stand-alone basis. As indicated above, this analysis was based on Sky Financial and First Western senior management estimates and is not necessarily indicative of actual value or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. McDonald noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

    OTHER ANALYSES: McDonald also reviewed certain other information including pro forma estimated balance sheet composition and pro forma financial performance.

    NO OTHER COMPANY USED AS A COMPARISON IN THE ABOVE ANALYSES IS IDENTICAL TO SKY FINANCIAL, FIRST WESTERN OR THE COMBINED ENTITY AND NO OTHER TRANSACTION IS IDENTICAL TO THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING IS NOT PURELY MATHEMATICAL; RATHER, IT INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING DIFFERENCES IN FINANCIAL MARKET AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VOLUME OF THE COMPANIES TO WHICH SKY FINANCIAL, FIRST WESTERN AND THE COMBINED ENTITY ARE BEING COMPARED.

    IN CONNECTION WITH DELIVERY OF ITS OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/ PROSPECTUS, MCDONALD PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH SUCH ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. MCDONALD DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE OPINION.

    For its financial advisory services provided to Sky Financial, McDonald was paid a fee of $500,000 at the time of signing of the merger agreement. In addition, Sky Financial has agreed to reimburse McDonald for all reasonable out-of-pocket expenses, incurred by it on Sky Financial's behalf, as well as indemnify McDonald against certain liabilities, including any which may arise under the federal securities laws.

    McDonald is a member of all principal securities exchanges in the United States and the conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Sky Financial and/or First Western. As a market maker, McDonald may also have purchased and sold the securities of Sky Financial and/or First Western for McDonald's own account and for the accounts of its customers.

SANDLER O'NEILL & PARTNERS, L.P.

    By letter agreement dated December 1, 1998, First Western retained Sandler O'Neill as an independent financial advisor in connection with First Western's consideration of a possible business combination with Sky Financial. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Sandler O'Neill is familiar with First Western, having previously served as the company's financial advisor on other matters.

    Sandler O'Neill acted as financial advisor to First Western in connection with the merger and participated in certain of the negotiations leading to the merger agreement. At the request of the First Western Board, representatives of Sandler O'Neill attended the December 9, 1998 and December 13, 1998 meetings of the First Western Board at which the First Western Board considered and approved the merger agreement. At the December 13th meeting, Sandler O'Neill delivered to the First Western Board its oral opinion, subsequently confirmed in writing, that, as of such date, the exchange ratio was fair to the First Western shareholders from a financial point of view. Sandler O'Neill has also delivered to the First Western Board a written opinion dated the date of this joint proxy statement/prospectus (the "Sandler Opinion"), which is substantially identical to the December 13, 1998 opinion. THE FULL TEXT OF THE SANDLER OPINION IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SANDLER OPINION OUTLINES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SANDLER O'NEILL IN RENDERING THE OPINION. THE SANDLER OPINION IS INCORPORATED BY REFERENCE INTO THIS DESCRIPTION OF THE OPINION AND THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SANDLER OPINION. FIRST WESTERN SHAREHOLDERS ARE URGED TO CAREFULLY READ THE SANDLER OPINION IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

    THE SANDLER OPINION WAS PROVIDED TO THE FIRST WESTERN BOARD FOR ITS INFORMATION IN CONSIDERING THE MERGER. THE SANDLER OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO FIRST WESTERN SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF FIRST WESTERN TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND IT IS NOT A RECOMMENDATION TO ANY FIRST WESTERN SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE FIRST WESTERN SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER RELATED MATTER.

    In rendering its December 13, 1998 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.

    In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of First Western, Sky Financial and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Sandler O'Neill prepared its analyses solely for the purpose of rendering its opinion and provided such analyses to the First Western Board at the December 13th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of First Western common stock or Sky Financial common stock or the prices at which First Western common stock or Sky Financial common stock may be sold at any time.

    SUMMARY OF PROPOSAL. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based on the closing price of Sky Financial common stock on December 11, 1998 of $30.75 and the exchange ratio of 1.211, Sandler O'Neill calculated an implied transaction value per share of First Western common stock of $37.24. The implied aggregate transaction value was $425 million, based upon approximately 11,400,000 fully diluted shares of First Western common stock outstanding, which was determined using the treasury stock method at $37.24. Based upon the implied transaction value and First Western's September 30, 1998 financial information, Sandler O'Neill calculated the following ratios:

Implied Value / Tangible book value per share.........................       4.79x
Implied Value / Book value per share..................................       2.80x
Implied Value / LTM earnings per share................................       22.0x
Implied Value / Total Deposits........................................       27.9%
Tangible Book Premium / Core Deposits.................................       23.4%

    For purposes of Sandler O'Neill's analyses, earnings per share were based on fully diluted earnings per share.

    STOCK TRADING HISTORY. Sandler O'Neill reviewed the history of the reported trading prices and volume of First Western common stock and Sky Financial common stock, and the relationship between the movements in the prices of First Western common stock and Sky Financial common stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Bank Index and selected composite peer groups of publicly traded commercial banks identified as the Regional Group and Peer Group, respectively, below. During the one-year period ended December 11, 1998, First Western common stock outperformed the NASDAQ Bank Index and the Regional Group, and underperformed the Standard & Poor's 500 Index. During the one-year period ended December 11, 1998, Sky Financial common stock outperformed the NASDAQ Bank Index and the Peer Group and underperformed the Standard & Poor's 500 Index.

    COMPARABLE COMPANY ANALYSIS. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for First Western and two different groups of commercial banks. The first group consisted of First Western and the following 14 publicly traded regional commercial banks (the "Regional Group"): U.S. Trust Corp., Susquehanna Bancshares, Inc., F.N.B. Corporation, First Commonwealth Financial, Trust Co. of New Jersey, TrustCo Bank Corp. of NY, USBANCORP Inc., S&T Bancorp, Inc., BSB Bancorp, Inc., National Penn Bancshares, Inc., JeffBanks, Inc., BT Financial Corp., Community Bank System, Inc. and United National Bancorp. Sandler O'Neill also compared First Western to a group of 10 publicly traded commercial banks that had a return on average equity based on last twelve months' earnings of greater than 17.0% and a price to tangible book value of greater than 200% (the "Highly Valued Group"). The Highly Valued Group included the following institutions: Westamerica Bancorp., Silicon Valley Bancshares, TrustCo Bank Corp. of NY, Park National Corp., Southwest Bancorp. of Texas, Santa Barbara Bancorp, Hamilton Bancorp Inc., Investors Financial Services, Irwin Financial Corp. and GBC Bancorp. The analysis compared First Western data and the median data for each of the Regional Group and the Highly Valued Group as of and for each of the years ended December 31,

1993 through December 31, 1997 and as of and for the twelve months ended September 30, 1998. The table below sets forth the comparative data as of and for the twelve months ended September 30, 1998.

                                                             FIRST WESTERN   REGIONAL GROUP  HIGHLY VALUED GROUP
                                                            ---------------  --------------  -------------------
TOTAL ASSETS..............................................   $   2,203,139    $  2,203,139      $   1,848,578
ANNUAL GROWTH RATE OF TOTAL ASSETS........................           29.92%          11.18%             17.26%
TANGIBLE EQUITY / TOTAL ASSETS............................            3.92%           7.30%              7.16%
INTANGIBLE ASSETS / TOTAL EQUITY..........................           41.64%           4.97%              1.21%
NET LOANS / TOTAL ASSETS..................................           49.71%          61.97%             56.78%
CASH & SECURITIES / TOTAL ASSETS..........................           44.16%          34.51%             39.49%
GROSS LOANS / TOTAL DEPOSITS..............................           73.24%          87.85%             69.03%
TOTAL BORROWINGS / TOTAL ASSETS...........................           21.94%          13.05%              7.78%
NONPERFORMING ASSETS / TOTAL ASSETS.......................            0.11%           0.44%              0.42%
LOAN LOSS RESERVE / GROSS LOANS...........................            1.66%           1.31%              2.28%
NET INTEREST MARGIN.......................................            3.61%           4.32%              4.66%
LOAN LOSS PROVISION / AVERAGE ASSETS......................            0.21%           0.27%              0.28%
NON INTEREST INCOME / AVERAGE ASSETS......................            0.80%           0.80%              0.98%
NON INTEREST EXPENSE / AVERAGE ASSETS.....................            2.40%           2.95%              2.78%
EFFICIENCY RATIO..........................................           54.16%          56.91%             48.71%
RETURN ON AVERAGE ASSETS..................................            1.03%           1.07%              1.49%
RETURN ON AVERAGE EQUITY..................................           13.56%          13.36%             18.92%
PRICE / TANGIBLE BOOK VALUE PER SHARE.....................          357.60%         243.17%            365.95%
PRICE / EARNINGS PER SHARE................................           16.42x          16.64x             19.38x
MARKET CAPITALIZATION / ASSETS............................           14.01%          16.90%             23.65%
DIVIDEND YIELD............................................            2.16%           2.51%              0.89%
DIVIDEND PAYOUT RATIO.....................................           35.50%          40.93%             12.60%

    Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Sky Financial and Citizens Bancshares, Inc. and Mid Am, Inc., before consummation of their merger, to two different groups of commercial banking institutions. The first group consisted of Citizens and Mid Am and the following seven publicly traded commercial banks (the "Peer Group"): Provident Financial Group, Inc., FirstMerit Corp., First Financial Bancorp., Park National Corp., BancFirst Ohio Corp., Second Bancorp, Inc. and Peoples Bancorp, Inc. Sandler O'Neill also compared Sky Financial to a group of eleven publicly traded commercial banks that had a return on average equity of greater than 16%, based on last twelve months' earnings, and a price to tangible book value of greater than 250% (the "Large Highly Valued Group"). The Large Highly Valued Group included: Commerce Bancorp, Inc., Westamerica Bancorp., Silicon Valley Bancshares, TrustCo Bank Corp. of NY, Park National Corp., Chittenden Corp., Southwest Bancorp. of Texas, National Penn Bancshares, Inc., Santa Barbara Bancorp, Investors Financial Services and Irwin Financial Corp. The analysis utilized publicly available financial information for Citizens and Mid Am as of and for each of the years ended December 31, 1993 through December 31, 1997 and as of and for the twelve months ended September 30, 1998. The analysis also compared Sky Financial pro forma balance sheet data and performance ratios as of and for the nine months ending September 30, 1998, calculated from financial information provided by Sky Financial, to the median data for each of the Peer Group and the Large Highly Valued Group as of and for the twelve months ending September 30, 1998. The table below sets forth the comparative data as of September 30, 1998.

                                                                            LARGE
                                                                            HIGHLY
                                                 SKY           PEER         VALUED
                                              FINANCIAL       GROUP         GROUP        CITIZENS       MID AM
                                             ------------  ------------  ------------  ------------  ------------
TOTAL ASSETS...............................  $  4,748,666  $  2,239,113  $  2,048,781  $  1,840,306  $  2,308,812
ANNUAL GROWTH RATE OF TOTAL ASSETS.........          5.16%        15.91%        17.11%        75.27%         3.38%
TANGIBLE EQUITY / TOTAL ASSETS.............          7.61%         8.58%         7.05%         7.87%         6.98%
INTANGIBLE ASSETS / TOTAL EQUITY...........          4.74%         9.31%         1.70%         3.40%         5.06%
NET LOANS / TOTAL ASSETS...................         69.00%        66.54%        55.44%        61.86%        74.41%
CASH & SECURITIES / TOTAL ASSETS...........         24.55%        29.01%        37.95%        32.01%        24.24%
GROSS LOANS / TOTAL DEPOSITS...............         87.36%        91.57%        64.38%        81.09%        94.64%
TOTAL BORROWINGS / TOTAL ASSETS............         11.90%        10.86%         9.18%        12.64%        13.91%
NONPERFORMING ASSETS / TOTAL ASSETS........          0.24%         0.27%         0.46%         0.20%         0.27%
LOAN LOSS RESERVE / GROSS LOANS............          1.38%         1.37%         2.23%         1.76%         1.15%
NET INTEREST MARGIN........................          4.93%         4.51%         4.73%         4.34%         4.51%
LOAN LOSS PROVISION / AVERAGE ASSETS.......          0.21%         0.31%         0.24%         0.28%         0.21%
NON INTEREST INCOME / AVERAGE ASSETS.......          0.89%         0.99%         0.99%         0.71%         2.95%
NON INTEREST EXPENSE / AVERAGE ASSETS......          4.92%         3.05%         3.07%         2.22%         3.56%
EFFICIENCY RATIO...........................         63.45%        55.71%        57.20%        45.49%        67.52%
RETURN ON AVERAGE ASSETS...................          1.19%         1.31%         1.43%         1.28%         1.31%
RETURN ON AVERAGE EQUITY...................         12.92%        14.74%        18.43%        14.37%        16.23%
PRICE / TANGIBLE BOOK VALUE PER SHARE......                      318.92%         3.87%       413.74%         4.04%
PRICE / EARNINGS PER SHARE.................                       21.85x        20.95x        27.99x         22.9x
MARKET CAPITALIZATION / ASSETS.............                       27.89%        23.63%        33.53%        27.89%
DIVIDEND YIELD.............................                        1.97%         1.94%         1.80%         2.32%
DIVIDEND PAYOUT RATIO......................                       43.24%        39.87%        50.28%        53.06%

    No company included in the above analysis is identical to First Western or Sky Financial. Additionally, because the merger of Citizens and Mid Am was not effected until October 2, 1998, the financial information presented for Sky Financial in the above comparable group analysis does not reflect any actual results of that merger. Further, an analysis of comparable companies is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of First Western and Sky Financial and the companies to which they are being compared.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed certain other merger and acquisition transactions announced from January 1, 1998 to December 9, 1998 involving publicly traded commercial banking institutions as acquired institutions with transaction values greater than $15 million. Sandler O'Neill reviewed 196 transactions announced nationwide ("Nationwide Transactions") and 15 transactions announced in Pennsylvania and Ohio ("Regional Transactions"). Sandler O'Neill reviewed the ratios of announced deal price to last twelve months' earnings, deal price to book value, deal price to tangible book value, tangible book premium to core deposits, deal price to total deposits and deal price to total assets and computed high, low, mean and median ratios and premiums for the respective groups of transactions. These multiples were applied to First Western's financial information as of and for the twelve months ended September 30, 1998. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of First Western common stock of $23.53 to $54.93 based upon the median multiples for Nationwide Transactions and $23.13 to $59.72 based upon the median multiples for Regional Transactions. As calculated by Sandler O'Neill, the implied value of the merger to First Western shareholders was $37.24.

                                                              NATIONWIDE        REGIONAL TRANSACTIONS
                                                             TRANSACTIONS
                                                        ----------------------  ----------------------
                                                          MEDIAN      IMPLIED     MEDIAN      IMPLIED
                                                         MULTIPLE      VALUE     MULTIPLE      VALUE
                                                        -----------  ---------  -----------  ---------
Deal price/LTM EPS....................................       22.67x  $   38.38       27.38x  $   46.35
Deal price/Book value.................................        2.94x      39.16        2.98x      39.64
Deal price/Tangible book value........................        3.03x      23.53        2.98x      23.13
Deal price/Total deposits.............................       33.01%      44.22       36.17%      48.46
Tangible book premium/Core deposits...................       25.86%      40.43       29.85%      45.49
Deal price/Total assets...............................       28.30%      54.93       30.77%      59.72

    No companies involved in the transactions included in the above analysis are identical to First Western and Sky Financial and no transaction included in the above analysis is identical to the merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of First Western and Sky Financial and the companies to which they are being compared.

    DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of First Western through December 31, 2003 under various circumstances, assuming First Western's current dividend payout ratio and that First Western performed in accordance with the earnings forecasts of its management. To approximate the terminal value of First Western common stock at December 31, 2003, Sandler O'Neill applied price to earnings multiples ranging from 10x to 25x and applied multiples of tangible book value ranging from 150% to 400%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Western common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of First Western common stock of $16.06 to $48.40 when applying the price/earnings multiples and $16.15 to $50.80 when applying multiples of tangible book value. As calculated by Sandler O'Neill, the implied value of the merger to First Western shareholders was $37.24.

                                                            PRICE/EARNINGS     TANGIBLE BOOK VALUE
                                                              MULTIPLES             MULTIPLES
                                                         --------------------  --------------------
DISCOUNT RATE                                               10X        25X       1.5X       4.0X
-------------------------------------------------------  ---------  ---------  ---------  ---------
9%.....................................................  $   20.89  $   48.40  $   21.24  $   50.80
11.....................................................      19.10      44.11      19.36      46.02
13.....................................................      17.50      40.27      17.67      41.72
15.....................................................      16.06      36.82      16.15      37.85

    In connection with its analysis, Sandler O'Neill considered and discussed with the First Western Board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expenses and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

    PRO FORMA MERGER ANALYSIS. Sandler O'Neill analyzed certain potential pro forma effects of the merger, based upon the exchange ratio of 1.211, First Western's and Sky Financial's projected income statements and balance sheets, and assumptions regarding the economic environment, accounting and tax treatment of the merger, charges associated with the merger, operating efficiencies and other adjustments discussed with senior managements of First Western and Sky Financial. This analysis indicated that in the first full year following the merger, the merger would be slightly accretive to Sky Financial's earnings per share and cash earnings per share and slightly dilutive to Sky Financial's tangible book value per share. The analysis also indicated that, from a First Western shareholder's perspective, as compared to the projected stand-alone performance of First Western, the merger would be 13.7% accretive to First Western's earnings per share, 8.0% accretive to First Western's cash earnings per share, 34.6% accretive to First Western's dividends per share and 7.4% dilutive to First Western's tangible book value per share. The actual results achieved by Sky Financial may vary from projected results and the variations may be material.

    CONTRIBUTION ANALYSIS. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total net loans, total goodwill, total deposits, total borrowings, total liabilities, total equity, total tangible equity, year to date net income, projected 1999 net income, projected 1999 cash earnings and market capitalization to be made by First Western and Sky Financial to the combined institution based on data at and for the six months ended June 30, 1998. The data for Sky Financial used in this analysis was calculated based upon financial information provided by Sky Financial. This analysis indicated that the implied contributions to the combined entity were as follows:

                                                                    SKY FINANCIAL    FIRST WESTERN
                                                                   ---------------  ---------------
Total assets.....................................................          68.9%            31.1%
Total net loans..................................................          75.0             25.0
Total goodwill...................................................          23.9             76.1
Total deposits...................................................          71.0             29.0
Total borrowings.................................................          57.2             42.8
Total liabilities................................................          68.7             31.3
Total equity.....................................................          70.6             29.4
Total tangible common equity.....................................          79.9             20.1
YTD net income...................................................          74.8             25.2
Projected 1999 net income........................................          79.4             20.6
Projected 1999 cash earnings.....................................          78.1             21.9
Market capitalization............................................          80.4             19.6
Percentage of pro forma shares owned.............................          76.9             23.1

    In connection with rendering its December 13, 1998 opinion, Sandler O'Neill reviewed, among other things: (1) the merger agreement and exhibits thereto; (2) the stock option agreement; (3) certain publicly available financial statements of First Western and other historical financial information provided by First Western that Sandler O'Neill deemed relevant; (4) certain publicly available financial statements of Sky Financial filed under the company's former name, Citizens Bancshares, Inc., Mid Am and The Ohio Bank and other historical financial information provided by Sky Financial that Sandler O'Neill deemed relevant; (5) certain financial analyses and forecasts of First Western prepared by and/or reviewed with management of First Western and the views of senior management of First Western regarding First Western's past and current business, operations, results thereof, financial condition and future prospects; (6) certain financial analyses and forecasts of Sky Financial prepared by and/or reviewed with management of Sky Financial and the views of senior management of Sky Financial regarding Sky Financial's business, operations, results thereof, financial condition and future prospects; (7) the pro forma impact of the merger; (8) the publicly reported historical price and trading activity for First Western's and Sky Financial's common stock, including a comparison of certain financial and stock market information for First Western, Sky Financial and Mid Am with similar publicly available information for certain other companies the securities of which are publicly traded; (9) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (10) the current market environment generally and the banking environment in particular; and (11) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

    In connection with rendering the Sandler Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its December 13, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the other factors considered in rendering its opinion.

    In performing its reviews and analyses, Sandler O'Neill assumed and relied upon the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill did not assume any responsibility or liability for independently verifying the accuracy or completeness of any of such information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of First Western or Sky Financial or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan losses of First Western or Sky Financial, nor has it reviewed any individual credit files relating to First Western or Sky Financial. With First Western's consent, Sandler O'Neill has assumed that the respective allowances for loan losses for both First Western and Sky Financial are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of First Western or Sky Financial.

    The 1999 earnings projections for First Western and Sky Financial used by Sandler O'Neill in its analyses were based upon the 1999 budget projections provided by First Western and Sky Financial and on consensus earnings estimates as published by IBES. For periods after 1999, Sandler O'Neill relied upon First Western's estimates of earnings per share for the year 2000 and applied an annual growth rate of net income of 10% for periods thereafter. With respect to Sky Financial, Sandler O'Neill relied upon earnings projections for the five years ending December 31, 2003 provided by Sky Financial. With respect to all financial projections prepared by or reviewed with each company's management and used by Sandler O'Neill in its analyses, Sandler O'Neill assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of First Western and Sky Financial and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial projections or the assumptions on which they were based. Neither First Western nor Sky Financial publicly discloses internal management projections of the type used by Sandler O'Neill in its analyses described herein and therefore such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain and accordingly, actual results could vary materially from those set forth in such projections.

    Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived. Sandler O'Neill also assumed, with First Western's consent, that there has been no material change in First Western's and Sky Financial's assets, financial condition, results of operations, business or prospects since the date of the last publicly filed financial statements available to it, that First Western and Sky Financial will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

    First Western has agreed to pay Sandler O'Neill a transaction fee of 0.85% of the aggregate transaction value in connection with the merger, a substantial portion of which is contingent upon the closing of the merger. Based upon the closing price of Sky Financial common stock on March 9, 1999, First Western will pay Sandler O'Neill a transaction fee of approximately $3,400,000, of which $700,000 has been paid and the balance will be paid when the merger is closed. Sandler O'Neill has also received a fee of $300,000 for rendering its fairness opinion, which will be credited against that portion of the transaction fee that becomes payable upon the closing of the merger. First Western has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under the securities laws.

    Sandler O'Neill has in the past provided certain other financial services to First Western and has received compensation for such services. Sandler O'Neill has in the past provided certain financial advisory services to Sky Financial and its subsidiaries, including acting as Citizens' financial advisor in connection with its merger with Mid Am and its acquisition of The Ohio Bank, and expects to continue to provide similar investment banking services to Sky Financial, and has received, and expects to continue to receive, compensation for such services. In addition, Sandler O'Neill currently provides and may in the future provide other investment banking services to Sky Financial and will receive compensation for such services. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to First Western and Sky Financial and may actively trade the debt and equity securities of First Western and Sky Financial for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

BOARD OF DIRECTORS AND MANAGEMENT OF SKY FINANCIAL FOLLOWING THE MERGER

    If the merger is completed, we expect that the current Sky Financial management and First Western management will, for the most part, remain in place. If the merger is completed, the size of the Sky Financial Board will increase from 25 to 27 members and Sky Financial will cause the executive committee of the Sky Financial Board to nominate for election Thomas J. O'Shane and Robert C. Duvall to the Sky Financial Board and Thomas J. O'Shane to the executive committee of the Sky Financial Board. We expect that Mr. O'Shane will enter into a 10-year employment agreement with Sky Financial.

BOARD OF DIRECTORS AND MANAGEMENT OF THE RESULTING BANK FOLLOWING THE SUBSIDIARY
  MERGER

    Promptly after the merger, Sky Financial will contribute to the capital of First Western all of the outstanding stock of The Citizens Banking Company, a wholly-owned subsidiary of Sky Financial, which will then become a wholly-owned subsidiary of First Western. Assuming the receipt of all necessary regulatory approvals, First Western Bank, National Association, a wholly-owned subsidiary of First Western, will then merge with and into The Citizens Banking Company, which will be the surviving corporation in that merger. The surviving corporation will then continue as a wholly-owned subsidiary of First Western, which itself will continue as a wholly-owned subsidiary of Sky Financial. We expect that six members of the First Western Board will be selected by Sky Financial to serve as directors of the resulting bank. We also expect that members of the First Western Board who do not become members of the resulting bank's board of directors will be given the opportunity to serve on an advisory board to the resulting bank. In connection with the merger, the resulting bank's name will be changed to Sky Bank.

INTERESTS OF FIRST WESTERN'S EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

    On the effective date of the merger, Sky Financial will increase the size of its board of directors to 27 members. Sky Financial will cause its executive committee to appoint Thomas J. O'Shane and one additional First Western representative to the Sky Financial Board. Furthermore, Mr. O'Shane will serve on the Sky Financial Board's Executive Committee.

    Several First Western executives have employment contracts which contain change in control provisions which will be triggered as a result of the merger. Those executives include Thomas J. O'Shane, Steven R. Sant, Richard L. Stover, and John A. Zercher. These change in control provisions require the company to make a lump sum payment to the executive if, following the merger, the executives' duties or position is diminished, compensation is reduced or if the executive is required to relocate. The lump sum payment is equal to the present value of three times the executive's salary, bonus and value of fringe benefits paid prior to the change in control. These agreements also provide for the continuation of retirement and health benefits until the executive reaches the age of 65. Furthermore, any such lump sum payment shall be "grossed up" to include any excise tax payable on this lump sum payment, if any.

    By operation of the change in control provision, Mr. Stover will receive a payment of $906,741 and Mr. O'Shane shall receive a payment of $1,522,248 after the completion of the merger. Mr. Sant and Mr. Zercher will forfeit their employment contracts, and in lieu thereof, will receive replacement employment agreements. Mr. Sant's and Mr. Zercher's employment agreements are each for a term of three years, contain a covenant not-to-compete, and include a change in control provision which would provide a payment of two times average annual compensation in the event of a change of control of Sky Financial. Mr. Sant will serve as the Executive Vice President/Retail of The Citizens Banking Company and Mr. Zercher will serve as the Executive Vice President of Sky Technology Resources, Inc.

    Thomas S. Mansell, Senior Vice President, Legal Counsel and Corporate Secretary of First Western will receive a severance payment of $278,456 and will continue to receive health benefits until he reaches the age of 65.

    Under the terms of the First Western Incentive Stock Option Plan the vesting of all outstanding options will be accelerated as a result of the merger. Each First Western option that is outstanding and unexercised will be converted into an option to purchase a number of Sky Financial common shares that is equal to the number of First Western common shares purchasable multiplied by 1.211 with a per share exercise price equal to the exercise price per share of the original First Western option divided by 1.211. Executive officers and directors of First Western had a total of 329,678 options under this option plan.

    THOMAS J. O'SHANE EMPLOYMENT AGREEMENT

    Sky Financial expects to enter into a 10 year employment agreement with Thomas J. O'Shane immediately after the merger. Under the proposed agreement, Mr. O'Shane will receive an annual base salary of no less than $275,000 per annum and an opportunity to receive an annual, performance based bonus of at least 50% of his base salary. In addition, Sky Financial will award Mr. O'Shane stock options consistent with his position pursuant and subject to Sky Financial's stock option plan. Mr. O'Shane will be eligible to participate in all retirement, welfare and other benefit plans of Sky Financial to the same extent as other Sky Financial executives.

    Sky Financial may terminate the agreement upon Mr. O'Shane's death or disability or for "cause," and Mr. O'Shane may terminate the agreement for "good reason," as these terms are defined in the agreement. If Mr. O'Shane's employment is terminated without "cause" or for "good reason" then he will be entitled to the following payments from Sky Financial:

    - his accrued base salary through the date of termination;

    - the amount, if any, of the deferred portion of awards granted pursuant to employee benefit plans;

    - the amount of the base salary and bonuses based on the average bonus paid in the most recent two years remaining under the original term of the agreement had it not been terminated; and

    - all reasonable legal fees and expenses incurred by Mr. O'Shane as a result of such termination.

    In addition, Sky Financial will provide Mr. O'Shane continued participation in its group health plan to the extent permitted by the plan or if prohibited, with substantially similar coverage for a period not to exceed the original term of the agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The merger is structured to qualify as a taxfree reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended, so that neither Sky Financial nor First Western recognize any gain or loss as a result of the merger. It is anticipated that the First Western shareholders will not recognize any gain or loss upon the exchange of their First Western common shares for newly issued Sky Financial common shares, except for cash received in lieu of fractional shares. Assuming the merger is treated as a tax-free reorganization, the federal income tax basis of the Sky Financial common shares received by the shareholders of First Western, including fractional shares that are treated for federal income tax purposes as distributed to First Western shareholders and then surrendered for cash, will be the same as the federal income tax basis of the First Western common shares surrendered in the exchange and the holding period of the Sky Financial common shares received by the First Western shareholders, including fractional shares that are treated for federal income tax purposes as distributed to First Western shareholders and then surrendered for cash, will include the holding period of the First Western common shares surrendered in the exchange, provided that the First Western common shares were held as a capital asset on the date of the exchange.

    First Western shareholders who receive cash in lieu of Sky Financial fractional common shares as a result of the exchange will be treated for federal income tax purposes as if the fractional share interest had been issued in the merger and then had been redeemed by Sky Financial for cash, which will result in their realization of income for federal income tax purposes. Assuming that:

    - the payment of cash in lieu of Sky Financial fractional common shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration,

    - the total cash consideration paid to First Western shareholders instead of issuing Sky Financial fractional common shares will not exceed one percent of the total consideration issued to the First Western shareholders in the merger, and

    - the Sky Financial fractional share interests of each First Western shareholder will be aggregated and no First Western shareholder will receive cash in an amount equal to or greater than the value of one full Sky Financial common share, the cash payment will be treated for federal income tax purposes as having been received in exchange for the constructively redeemed fractional share. The amount of income realized on this exchange will be equal to the difference between the cash received and the federal income tax basis allocated to the fractional share for federal income tax purposes, and the income will be taxed as long-term capital gain if the First Western common shares surrendered by the First Western shareholder were held as a capital asset and for a period exceeding one year.

    The discussion of federal income taxes is included herein for general information only. EACH FIRST WESTERN AND SKY FINANCIAL SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PROPOSED MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    We expect that the merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles. The pro forma results of this accounting treatment are shown in the "Unaudited Pro Forma Condensed Combined Financial Statements" on pages 64 through 70.

    As noted above, as a condition to each party's obligation to consummate the merger, Sky Financial must receive a letter from Crowe, Chizek and Company LLP stating that the merger will qualify as a pooling-of-interests transaction under generally accepted accounting principles. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Sky Financial and First Western will be combined at the effective date of the merger and carried forward at their previously recorded amounts and the shareholders' equity accounts of Sky Financial and First Western will be combined on Sky Financial's consolidated balance sheet. Income and other financial statements of Sky Financial issued after consummation of the merger will be restated retroactively to reflect the consolidated operations of Sky Financial and First Western as if the merger had taken place prior to the periods covered by these financial statements. In order for the merger to qualify for pooling-of-interests accounting treatment, 90% or more of the outstanding First Western common shares must be exchanged for Sky Financial common shares with substantially similar terms. Other criteria must also be satisfied in order for the merger to qualify as a pooling-of-interests, some of which criteria cannot be satisfied until after the effective time of the merger. For example, a company is generally precluded from using pooling accounting for a just-completed merger if treasury shares acquired within six-months after the effective time of the merger, when combined with shares otherwise considered to preclude pooling treatment exceed 10% of the number of shares issued in the merger, unless the acquisition of such shares is part of a previously-established systematic plan meeting appropriate criteria. Furthermore, in order to qualify for pooling-of-interests accounting treatment, no affiliate of either Sky Financial or First Western may reduce his or her risk relative to Sky Financial common shares until financial results covering at least 30 days of post-merger combined operations have been published. In the event these conditions are not met, the merger would not be consummated unless the condition was waived by Sky Financial and First Western.

EFFECT ON EMPLOYEE BENEFIT PLANS

    One component of First Western's employee benefit plans is its pension or defined benefit plan. Sky Financial does not have a defined benefit plan, and First Western believes that it will terminate its pension plan prior to the merger, freezing benefits and participation as of June 30, 1999. Such action will vest all benefits as of that date. The termination of the pension plan will not become effective until the Internal Revenue Service has issued a favorable determination letter. Termination of the pension plan will not change any annuity payments currently being made to retirees nor will it change the amount current participants have accrued to date and will be entitled to receive at their retirement. However, no further pension benefits will accrue.

    First Western employees will continue to participate in the First Western employee benefit plans after the effective time of the merger until Sky Financial determines that First Western employees may participate in the Sky Financial employee benefit plans and that all or some of the First Western employee benefit plans should be terminated or merged into certain Sky Financial employee benefit plans. Each First Western employee will be credited with years of First Western plus predecessor service if credited on First Western's employee benefit records for purposes of eligibility and vesting in the Sky Financial employee benefit plans.

EXPENSES OF THE MERGER

    Sky Financial and First Western will each bear its own expenses incurred in connection with the merger and the related transactions, including without limitation, all fees of its respective legal counsel, financial advisors and accountants. Sky Financial will also be responsible for all expenses incident to obtaining requisite regulatory approvals.

REGULATORY APPROVALS

    Sky Financial is preparing and will be filing the application necessary to obtain approval for the merger from the Federal Reserve Board. The merger may not be consummated for 30 days after approval by the Federal Reserve Board, during which time the United States Department of Justice may bring an action challenging the merger on antitrust grounds. Sky Financial is also preparing and will be filing the applications necessary to obtain approval for the merger from the Ohio Department of Commerce (Division of Financial Institutions, Office of Banks and Savings & Loans) and the Pennsylvania Department of Banking. Sky Financial has no reason to believe that these regulatory approvals will not be obtained.

RESALE OF SKY FINANCIAL COMMON SHARES

    No restrictions on the sale or other transfer of the Sky Financial common shares issued pursuant to the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of shares issued to any First Western shareholder who may be deemed to be an "affiliate" of First Western for purposes of Rule 145 under the Securities Act of 1933. Generally, "affiliates" of First Western would include officers, directors and significant shareholders of First Western. The merger agreement requires First Western to cause persons who could be considered to be "affiliates" to enter into an agreement with Sky Financial stating that these "affiliates" will not sell, pledge, transfer or otherwise dispose of the Sky Financial common shares they acquire except in compliance with the Securities Act of 1933 and the rules and regulations thereunder. Sales of Sky Financial common shares by affiliates of Sky Financial are subject to similar transfer restrictions.

    First Western affiliates may resell the Sky Financial common shares they receive in the merger only:

    - in transactions permitted by Rule 145 promulgated under the Securities Act of 1933;

    - pursuant to an effective registration statement; or

    - in transactions exempt from registration.

    Rule 145, as currently in effect, restricts the manner in which affiliates may resell and also restricts the number of shares that affiliates, and others with whom they might act in concert, may sell within any three month period.

STOCK EXCHANGE LISTING

    Sky Financial common shares to be issued in connection with the merger will be authorized for listing on the Nasdaq National Market System under the symbol "SKYF."

DIVIDENDS

    Sky Financial and First Western will cooperate to assure that there will not be a payment of both a Sky Financial dividend and a First Western dividend to a First Western shareholder as a result of the merger. Sky Financial and First Western will cooperate to assure that the First Western shareholders receive the dividend, if any, declared by First Western rather than the dividend, if any, declared by Sky Financial if the effective date of the merger occurs at the end of a fiscal quarter.

    First Western has changed its existing dividend payment policy to match the Sky Financial dividend record and payment dates for 1999. In order to achieve this result, on December 13, 1998, First Western declared a dividend payable on January 4, 1999 to First Western shareholders of record on December 24, 1998 equal to two-thirds of what its normal dividend for its fiscal dividend quarter ended January 31, 1999 would have been.

    The selection of the effective date of the merger will not cause the First Western shareholders to lose a quarterly or a portion of a quarterly dividend. Following completion of the merger, former First Western shareholders will receive dividends, if any, declared by Sky Financial as Sky Financial shareholders.

DISSENTERS' RIGHTS

    SKY FINANCIAL. Shareholders of Sky Financial are entitled to certain dissenters' rights pursuant to Section 1701.85 of the Ohio General Corporation Law. Section 1701.85 generally provides that shareholders of Sky Financial will not be entitled to these rights absent compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of these rights. Specifically, any Sky Financial shareholder who is entitled to vote on the merger and who does not vote his or her shares in favor of the merger may be entitled to be paid the "fair cash value" for his or her Sky Financial common shares after the effective time of the merger. To be entitled to this payment, the shareholder must deliver a written demand for payment to Sky Financial on or before the tenth day following the Sky Financial special meeting and must otherwise comply with
Section 1701.85. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the record date, and the amount claimed as the "fair cash value" of such Sky Financial common shares. We have attached the text of Section 1701.85 to this joint proxy statement/ prospectus as Annex E for specific information on the procedure to be followed in exercising dissenters' rights. WE ENCOURAGE YOU TO READ SECTION 1701.85 IN ITS ENTIRETY.

    If Sky Financial so requests, within fifteen days of the request, dissenting shareholders must submit their share certificates to Sky Financial for endorsement that demand for appraisal has been made. Failure to comply with the request could terminate the dissenting shareholders' rights. Sky Financial will promptly return these certificates to the dissenting shareholders. If Sky Financial and any dissenting shareholder cannot agree upon the "fair cash value" of these Sky Financial common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Wood County, Ohio for a determination of the "fair cash value" of these Sky Financial common shares. This court may appoint one or more appraisers to determine the "fair cash value" and if this court approves the appraisers' report, judgment will be entered, and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as this court considers equitable.

    BECAUSE PROXY CARDS WHICH DO NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, SKY FINANCIAL SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENTERS' RIGHTS MUST EITHER NOT SIGN OR NOT RETURN THEIR PROXY CARDS OR, IF THEY SIGN AND RETURN THEIR PROXY CARDS, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT.

    FIRST WESTERN. Under Pennsylvania law, a shareholder may dissent from, and receive payment of the fair value of his or her shares in the event of certain mergers, consolidations, share exchanges, asset transfers and corporate divisions. However, no dissenters' rights are available with respect to shares which, at the applicable record date, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless the holders of these shares are required by the terms of the merger or consolidation to accept any consideration other than shares of the surviving corporation, shares of stock of another corporation or such shares and cash in lieu of fractional shares. Because First Western's shares are listed on a national securities exchange and are held by more than 2,000 shareholders, and because the enumerated exceptions do not apply, First Western shareholders are not entitled to dissenters' rights with respect to the merger.

                              THE MERGER AGREEMENT

    The following is a description of certain material terms of the merger agreement and the stock option agreement. Complete copies of the merger agreement and stock option agreement are attached as Annexes A and B to this joint proxy statement/prospectus and are incorporated into this joint proxy statement/prospectus by reference. WE ENCOURAGE YOU TO READ ALL OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT.

THE MERGER

    Under the merger agreement, a newly formed subsidiary of Sky Financial will merge with and into First Western, with First Western surviving as a wholly-owned subsidiary of Sky Financial. Promptly after the merger, Sky Financial will contribute to the capital of First Western all of the outstanding stock of The Citizens Banking Company, a wholly-owned subsidiary of Sky Financial, which will then become a wholly-owned subsidiary of First Western. Assuming the receipt of all necessary regulatory approvals, First Western Bank, National Association, a wholly-owned subsidiary of First Western, will then merge with and into The Citizens Banking Company, which will be the surviving corporation in that merger. The surviving corporation will then continue as a wholly-owned subsidiary of First Western, which itself will continue as a wholly-owned subsidiary of Sky Financial.

    At the effective time of the merger, Sky Financial will issue approximately 13,577,109 Sky Financial common shares to existing First Western shareholders in exchange for their First Western common shares. The Sky Financial shares issued to First Western shareholders will constitute approximately 23% of the outstanding Sky Financial common shares after the merger. Because Sky Financial and First Western are corporations that were formed under Ohio and Pennsylvania law, respectively, the merger must be completed in accordance with Ohio and Pennsylvania law.

EFFECTIVE DATE

    The merger will become effective on the date we file the articles of merger with the Department of State of the Commonwealth of Pennsylvania. We plan to file the articles of merger as soon as possible after all of the conditions described in the merger agreement have been satisfied.

CONVERSION OF FIRST WESTERN COMMON SHARES

    On the effective date of the merger, each outstanding First Western common share will be converted into 1.211 Sky Financial common shares. If you would have the right to receive a fraction of a Sky Financial common share as a result of that conversion, you will receive, instead of a fraction of a Sky Financial common share, a cash payment in an amount equal to the product of the fractional Sky Financial common share and the last sale price of Sky Financial common shares as reported by the Nasdaq National Market System, for the last trading day immediately preceding the effective date of the merger. The Bank of New York or such other person or persons selected by Sky Financial and reasonably satisfactory to First Western will serve as exchange agent and will be responsible for sending you any cash payment you have a right to receive.

    In addition, if you are a holder of First Western common shares that are converted to Sky Financial common shares as a part of the merger, we will also issue to you and attach to each Sky Financial common share a preferred share purchase right under Sky Financial's shareholder rights plan, which will not be evidenced by a separate certificate. On the effective date of the merger, if you are a holder of First Western common shares, you will no longer have any rights as a holder of those shares, but you will, upon proper surrender of your First Western common share certificates, have the rights of a holder of Sky Financial common shares. For a comparison of the rights you have as a holder of First Western common shares to the rights you will have as a holder of Sky Financial common shares, read "Material Differences in the Rights of Shareholders" beginning on page 53.

CONVERSION OF FIRST WESTERN STOCK OPTIONS

    On the effective date of the merger, if you hold an option to purchase First Western common shares, that option will be converted into the right to purchase a number of Sky Financial common shares equal to the number of First Western common shares you had the option to purchase multiplied by 1.211. The product of this formula will be rounded to the nearest whole number to determine the number of shares you will have the right to purchase. The exercise price for the options for each Sky Financial common share you receive for your First Western options will be equal to the aggregate exercise price for the First Western options divided by the number of full Sky Financial common shares subject to this option. The product of this formula will be rounded to the nearest whole cent to determine the exercise price. Accordingly, upon completion of the merger, Sky Financial would issue 547,588 Sky Financial common shares if all outstanding First Western stock options were exercised and all vesting period requirements were satisfied.

SURRENDER OF CERTIFICATES

    After the effective time of the merger, each holder of an outstanding certificate or certificates for First Western common shares converted into Sky Financial common shares will be entitled to receive a certificate or certificates representing the number of whole Sky Financial common shares into which the holder's First Western common shares were converted and, if applicable, a cash payment in lieu of any fractional share. Each holder of First Western common shares will surrender the outstanding certificate(s) to Sky Financial's designated exchange agent, the Bank of New York.

    If you are a First Western shareholder, promptly after the effective time of the merger, the exchange agent will send you transmittal materials which you should use when surrendering your First Western common share certificates to the exchange agent. After you surrender your First Western common share certificate(s) for cancellation to the exchange agent, together with a completed letter of transmittal and any other documents reasonably requested, you will be entitled to receive that number of whole Sky Financial common shares that you have the right to receive under the merger agreement. The surrendered First Western common share certificate(s) will be canceled. You should not surrender your certificates for exchange until you receive the letter of transmittal and instructions from the exchange agent.

    If you own First Western common shares, the transfer of which has not been registered in the transfer records of First Western, you may nevertheless exchange these shares for Sky Financial common shares if you provide the exchange agent with the certificate representing your First Western common shares, along with all documents required by Sky Financial to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid.

    After the consummation of the merger, there will be no transfers of any First Western common shares on the stock transfer books of First Western. If, after the consummation of the merger, certificates and letters of transmittal for First Western common shares are properly presented to the exchange agent, the exchange agent will cancel these certificates and exchange them for the consideration specified in the merger agreement, subject to applicable law and to the extent that Sky Financial has not paid such consideration to a public official pursuant to applicable abandoned property laws.

    IF YOU ARE A FIRST WESTERN SHAREHOLDER, YOU SHOULD NOT SEND IN YOUR CERTIFICATES UNTIL YOU RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

    IF YOU ARE A SKY FINANCIAL SHAREHOLDER, YOU SHOULD NOT SEND IN YOUR CERTIFICATES AT ALL.

    AFTER THE EFFECTIVE TIME OF THE MERGER, WE WILL PROMPTLY MAIL DETAILED INSTRUCTIONS, INCLUDING A TRANSMITTAL FORM, AS TO THE METHOD OF EXCHANGING CERTIFICATES FORMERLY REPRESENTING FIRST WESTERN COMMON SHARES FOR CERTIFICATES REPRESENTING SKY FINANCIAL COMMON SHARES, TO HOLDERS OF FIRST WESTERN COMMON SHARES.

CONDITIONS TO COMPLETION OF THE MERGER

    CONDITIONS TO SKY FINANCIAL'S OBLIGATION AND FIRST WESTERN'S OBLIGATION TO COMPLETE THE MERGER. The obligations of Sky Financial and First Western to complete the merger are subject to the satisfaction of certain conditions, including:

    - Sky Financial shareholders must approve and adopt the merger agreement;

    - First Western shareholders must approve and adopt the merger agreement;

    - we must receive the required regulatory approvals and all applicable statutory waiting periods relating to the merger must expire or be terminated;

    - there may not be any injunction or other order by any court or governmental entity prohibiting or preventing the merger;

    - the registration statement relating to the issuance of Sky Financial common shares in the merger must be effective;

    - we must receive all required permits and other authorizations under state securities laws necessary to complete the transactions contemplated by the merger; and

    - Sky Financial must have received a letter from its independent auditors confirming that the auditors agree with management's conclusion that the merger will qualify for "pooling-of-interests" accounting treatment under generally accepted accounting principles.

    CONDITIONS TO FIRST WESTERN'S OBLIGATION TO COMPLETE THE MERGER. The obligation of First Western to complete the merger is further subject to the satisfaction of several conditions, including:

    - Sky Financial must perform its obligations under the merger agreement in all material respects;

    - representations and warranties of Sky Financial contained in the merger agreement must be true and correct when made and as if made on the effective date of the merger, except where the failure of these representations and warranties to be true and correct would not have a material adverse effect on Sky Financial;

    - First Western must receive a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, that the merger will constitute a "reorganization" for federal income tax purposes and that no gain or loss will be recognized by First Western shareholders who receive shares of Sky Financial, other than the gain or loss recognized as to cash received in lieu of fractional shares;

    - First Western must receive a legal opinion from Squire, Sanders & Dempsey L.L.P., counsel to Sky Financial, stating that Sky Financial is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against Sky Financial, that the Sky Financial common shares to be issued will be authorized, fully paid and nonassessable and that upon the filing of the articles of merger in Pennsylvania, the merger will be effective; and

    - First Western must receive a fairness opinion from Sandler O'Neill & Partners, L.P., financial advisor to First Western, stating that the merger consideration is fair to the shareholders of First Western from a financial point of view.

    CONDITIONS TO OBLIGATIONS OF SKY FINANCIAL TO COMPLETE THE MERGER. The obligation of Sky Financial to complete the merger is further subject to the satisfaction of several conditions, including:

    - First Western must perform its obligations under the merger agreement in all material respects;

    - representations and warranties of First Western contained in the merger agreement must be true and correct when made and as if made on the effective date of the merger, except where the failure of these representations and warranties to be true and correct would not have a material adverse effect on First Western;

    - Sky Financial must receive a legal opinion from Kirkpatrick & Lockhart LLP, counsel to First Western, stating that First Western is duly organized and in good standing, that the merger agreement was duly executed by, and is binding and enforceable against First Western and that upon the filing of the articles of merger in Pennsylvania, the merger will be effective;

    - Sky Financial must receive executed affiliate agreements from each affiliate of First Western; and

    - Sky Financial must receive a fairness opinion from McDonald Investments, Inc., financial advisor to Sky Financial, stating that the merger consideration is fair to the shareholders of Sky Financial from a financial point of view.

    Each of us could, to the extent permitted by applicable law, decide to waive certain of the conditions to our obligation to complete the merger even though one or more of these conditions have not been met. In the case of mutual conditions, however, both of us would have to decide to waive a condition to our obligations to complete the merger. We cannot guarantee that the conditions to the merger will be satisfied or waived, or that the merger will be completed at all.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains some customary representations and warranties made both by Sky Financial and by First Western, including representations and warranties relating to:

    - due organization and good standing;

    - capitalization;

    - subsidiaries;

    - corporate power and authorization to enter into the transactions contemplated by the merger agreement;

    - governmental filings, reviews and approvals required in connection with the transactions contemplated by the merger agreement;

    - filings with the Securities and Exchange Commission;

    - financial statements;

    - litigation;

    - regulatory matters;

    - compliance with laws;

    - absence of default under any material contracts or agreements;

    - brokerage fees;

    - certain laws regarding takeovers;

    - environment;

    - taxes;

    - risk management instruments;

    - corporate books and records;

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
    - insurance coverage;

    - accounting treatment;

    - disclosure statements made in the representations and warranties sections of the merger agreement;

    - year 2000 compliance;

    - absence of certain material changes or events;

    - loans;

    - allowance for loan losses;

    - repurchase agreements; and

    - deposit insurance with the Federal Deposit Insurance Corporation.

    In addition, First Western made certain additional representations and warranties to Sky Financial relating to:

    - employee benefit plans and plan compliance;

    - labor matters;

    - absence of undisclosed liabilities; and

    - properties owned and leased by First Western.

    The representations and warranties in the merger agreement will not survive the effective date of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

    CONDUCT OF BUSINESS BY FIRST WESTERN UNTIL THE EFFECTIVE TIME OF THE MERGER. From December 14, 1998 until the effective date of the merger, unless Sky Financial otherwise consents in writing, First Western and its subsidiaries must:

    - conduct their business in the ordinary course;

    - use their reasonable efforts to preserve intact their present business organizations and assets;

    - use their reasonable efforts to preserve their relationships with customers, suppliers, employees and business associates; and

    - not voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon First Western's ability to perform any of its material obligations under the merger agreement.

    In addition, except as otherwise provided in the merger agreement, during this period First Western and its subsidiaries may not:

    - issue or sell any shares of capital stock, permit such shares to become outstanding, or authorize the creation of additional shares of capital stock;

    - permit any additional shares of their capital stock to become subject to new grants of employee or director stock options or similar rights;

    - make, declare, pay or set aside for payment any dividend, other than in accordance with past practices;

    - adjust, split, combine, redeem, purchase or acquire any shares of their capital stock;

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
    - enter into or amend or renew any employment, consulting, severance or similar agreements with directors, officers or employees;

    - increase employee compensation, severance or other benefits;

    - enter into, establish, adopt or amend any employee benefit plan or arrangement with respect to any director, officer or employee;

    - acquire or sell or otherwise dispose of capital assets or any other assets other than in the ordinary course of business;

    - amend their organizational documents;

    - implement or adopt any change in their accounting principles, practices or methods;

    - enter into, amend, modify or terminate any material contract;

    - settle any material claim, action or proceeding;

    - take any action that would disqualify the merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

    - take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being untrue, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement;

    - except pursuant to applicable law or regulation, implement or adopt any material change in their interest rate risk management and other risk management policies, procedures or practices, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

    - incur any indebtedness for borrowed money other than in the ordinary course of business; or

    - agree or commit to do any of the foregoing.

    CONDUCT OF BUSINESS BY SKY FINANCIAL UNTIL THE EFFECTIVE TIME OF THE MERGER. From December 14, 1998 until the effective date of the merger, unless First Western otherwise consents in writing, Sky Financial and its subsidiaries must:

    - conduct their business in the ordinary course;

    - use their reasonable efforts to preserve their present business organizations and assets;

    - use their reasonable efforts to preserve their relationships with customers, suppliers, employees and business associates; and

    - not voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon Sky Financial's ability to perform any of its material obligations under the merger agreement.

    In addition, except as otherwise provided in the merger agreement, during this period Sky Financial and its subsidiaries may not:

    - fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their existing relations with customers, suppliers, employees and business associates;

    - make, declare, pay or set aside for payment any dividend other than the normal quarterly dividends in accordance with past practice;

    - implement or adopt any change in their accounting principles, practices or methods;

    - settle any material claim, action or proceeding;

    - take any action that would disqualify the merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

    - take any action that is intended or is reasonably likely to result in any representations or warranties in the merger agreement being untrue, any conditions in the merger agreement not being satisfied or a material violation of any provision of the merger agreement;

    - except pursuant to applicable law or regulation, fail to follow their existing policies or practices with respect to managing their exposure to interest rates and other risks or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risks; or

    - agree or commit to do any of the foregoing.

TERMINATION OF THE MERGER AGREEMENT

    TERMINATION. We can terminate the merger agreement without completing the merger if each of our boards of directors agrees, by a majority vote, to terminate it. Either of us acting alone can terminate the merger agreement if:

    - the other party breaches a representation or warranty or breaches a covenant or agreement contained in the merger agreement which cannot be cured within 30 days of giving notice of the breach to the breaching party, provided that the breach would be reasonably likely to result in a material adverse effect on the other party;

    - the merger has not been completed on or before September 30, 1999;

    - the approval of any governmental entity required for consummation of the merger has been denied by final nonappealable action;

    - any of the conditions to our obligations to complete the merger have not been met including the approval and adoption of the merger agreement by the Sky Financial shareholders; or

    - the First Western shareholders do not approve and adopt the merger agreement.

    First Western, acting alone, can terminate the merger agreement if the average closing price of Sky Financial common shares over a 10 day period, as defined in the merger agreement, is lower than $25.00 and the average closing price is more than 10% lower than the average closing prices of an index of a preselected peer group of financial institutions, unless Sky Financial agrees to issue additional merger consideration to compensate for the lower share value.

STOCK OPTION AGREEMENT

    On December 15, 1998, Sky Financial entered into a stock option agreement with First Western that grants Sky Financial a binding option to purchase up to 19.9% of the outstanding First Western common shares at an exercise price of $28.50 per share in certain circumstances. First Western entered into the stock option agreement as an inducement for Sky Financial to enter into the merger agreement.

    The stock option agreement is intended to increase the likelihood that the merger will be completed in accordance with the terms of the merger agreement. Therefore, some aspects of the stock option agreement may have the effect of discouraging persons who might now or at any other time prior to the effective date of the merger be interested in acquiring all of or a significant interest in

First Western from considering or proposing such an acquisition. The acquisition of First Western by a party other than Sky Financial could cause Sky Financial's option to become exercisable. The existence of the option could significantly increase the cost to a potential acquirer of acquiring First Western compared to the cost if the stock option agreement had not been entered into. This increased cost might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer having to pay a lower per share price to acquire First Western than it might otherwise have proposed to pay. Moreover, following consultation with their own independent accountants, Sky Financial and First Western believe that the exercise or repurchase of Sky Financial's option is likely to prohibit any other acquirer of First Western from accounting for that acquisition using the "pooling-of-interests" accounting method for a period of two years. Our financial advisors tell us that a stock option agreement is within the customary range of actions companies take to ensure completion of negotiated merger agreements.

    Sky Financial may exercise the binding option at any time upon the occurrence of any of the following events:

    - First Western enters into an agreement with any person to merge, consolidate or acquire all or substantially all of the assets of First Western or for the purchase or acquisition of securities representing 20% or more of the voting power of First Western;

    - any person, other than First Western, Sky Financial or certain fiduciaries of either party, acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding First Western common shares after the date of the stock option agreement;

    - First Western willfully breaches the stock option agreement in any material respect, which breach shall not have been cured within 15 days after notice;

    - any person makes a bona fide takeover proposal to First Western by public announcement or written communication that is or becomes the subject of public disclosure, and, following such bona fide takeover proposal, the First Western shareholders vote not to approve and adopt the merger agreement;

    - First Western breaches the merger agreement between Sky Financial and First Western following a bona fide takeover proposal and First Western does not cure the breach prior to the date Sky Financial sends First Western notice of its intention to exercise the option;

    - the First Western shareholders fail to approve the merger agreement at a meeting held for that purpose or the meeting was not held or was canceled after a public announcement that a person has made, or disclosed an intention to make, a proposal to engage in an acquisition transaction; or

    - the First Western Board withdraws or modifies its recommendation that First Western approve the transactions contemplated by the merger agreement, or First Western or its subsidiaries authorize, recommend or propose an agreement to enter into an acquisition transaction.

    Sky Financial's binding option may be terminated in any of the following manners:

    - by mutual consent of Sky Financial and First Western;

    - by either Sky Financial or First Western if the Federal Reserve Board issues an order denying approval of the merger of Sky Financial and First Western or if any other governmental entity issues a final permanent order enjoining or otherwise prohibiting consummation of the merger;

    - by either Sky Financial or First Western if the merger has not been consummated on or before September 30, 1999; or

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
    - by either Sky Financial or First Western if no purchase event has occurred and either company's shareholders fail to approve the merger.

    A copy of the stock option agreement is attached to this joint proxy statement/prospectus as Annex B and is incorporated herein by reference. WE ENCOURAGE YOU TO READ THE STOCK OPTION AGREEMENT IN ITS ENTIRETY.

AMENDMENT; WAIVER

    The merger agreement may be amended in writing if signed by both Sky Financial and First Western. Either of us may extend the time for performance, waive any inaccuracies in the representations and warranties or waive compliance with any agreements or conditions under the merger agreement by a writing signed by the party against whom the waiver or extension is to be effective. We may amend the merger agreement or give each other waivers at any time before or after the First Western shareholders and the Sky Financial shareholders approve the merger agreement. However, after the Sky Financial special meeting and the First Western special meeting, we cannot make any amendment or give any waiver that by law requires further approval by the First Western shareholders or Sky Financial shareholders unless we have obtained those approvals.

                   DESCRIPTION OF SKY FINANCIAL CAPITAL STOCK

GENERAL

    The following is a summary of the material terms of the Sky Financial capital stock. If you would like to review copies of the Sky Financial certificate of incorporation and code of regulations, these documents are on file with the Securities and Exchange Commission. For further information on the rights of holders of Sky Financial common shares, see "Material Differences in the Rights of Shareholders."

    Sky Financial has authorized 150,000,000 common shares, without par value, of which 45,082,890 shares are issued and 57,063 shares are held in treasury. Each outstanding Sky Financial common share is duly authorized, validly issued, fully paid and nonassessable. The holders of Sky Financial common shares have one vote per share on each matter on which shareholders are entitled to vote. Each Sky Financial common share has an associated preferred share purchase right pursuant to Sky Financial's existing shareholder rights plan. Directors are elected for staggered, three year terms. Specifically, the Sky Financial Board is divided into three classes, one of which is elected annually. On liquidation or dissolution of Sky Financial, the holders of Sky Financial common shares are entitled to share ratably in the assets that remain after creditors have been paid.

    In addition, Sky Financial has authorized 10,000,000 serial preferred shares, none of which are currently outstanding. The terms of the serial preferred shares are to be established by the Sky Financial Board; therefore, if Sky Financial were to issue serial preferred shares in the future, holders thereof might have preference over the holders of Sky Financial common shares in the event of a liquidation or dissolution and may have other rights which are superior to or in addition to the rights of holders of Sky Financial common shares. Serial preferred shares have a par value of $10.00 per share. Sky Financial common shares have no par value. Holders of Sky Financial common shares have no preemptive rights, subscription rights or conversion rights.

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
    The Sky Financial Board determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Sky Financial Board take into account Sky Financial's financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "The Merger--Dividends."

    The Bank of New York is the transfer agent and registrar for Sky Financial common shares and will be the exchange agent for the merger.

               MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

INTRODUCTION

    On the effective date of the merger, each First Western common share, other than treasury shares, will be converted into 1.211 Sky Financial common shares. As a result, shareholders of First Western, a Pennsylvania corporation, will become shareholders of Sky Financial, an Ohio corporation, and Ohio law, the Sky Financial articles of incorporation and the Sky Financial code of regulations will govern the rights of these new Sky Financial shareholders. The following is a summary of certain similarities and material differences between the rights of Sky Financial shareholders and First Western shareholders. These differences arise from differences between various provisions of Ohio and Pennsylvania law, as well as differences between the Sky Financial articles of incorporation and code of regulations and the First Western articles of incorporation and bylaws. Although it is impractical to compare all of the aspects in which Ohio and Pennsylvania law and the companies' charter documents differ with respect to shareholders' rights, the following discussion summarizes the material significant differences between them.

    This is a summary of the material provisions of Ohio and Pennsylvania law and the Sky Financial and First Western charter documents as they affect the rights of Sky Financial and First Western shareholders. We encourage you to read the relevant provisions of Ohio and Pennsylvania law, the Sky Financial articles of incorporation and code of regulations and the First Western articles of incorporation and bylaws.

AUTHORIZED SHARES

    SKY FINANCIAL. The Sky Financial articles of incorporation provide for 150,000,000 Sky Financial common shares, without par value, and 10,000,000 Sky Financial preferred shares, par value $10.00 per share. No serial preferred shares are currently outstanding. If Sky Financial serial preferred shares were to be issued, the rights of holders of Sky Financial common shares would be subordinated in certain respects to the rights of holders of Sky Financial serial preferred shares.

    FIRST WESTERN. The First Western articles of incorporation provide for 20,000,000 First Western common shares, par value $5.00 per share, and 4,000,000 First Western preferred shares, without par value. No First Western preferred shares have been issued nor may any be issued pursuant to the merger agreement.

BUSINESS COMBINATIONS

    SKY FINANCIAL. Under Ohio law, to effectuate a merger, the directors and the shareholders of the corporation that is being merged must adopt the merger agreement. For shareholder adoption, at least two thirds of the shares entitled to vote must vote in favor of the merger agreement, unless the corporation's articles of incorporation provide otherwise; however, a corporation's articles may not provide for approval by less than a majority of the shares entitled to vote. In addition, if the articles require adoption by a particular class of shareholders, those shareholders must also adopt the merger agreement as specified in the articles. Under the Sky Financial articles of incorporation, for shareholder approval of a merger agreement, a majority of shares entitled to vote must be voted in favor of the merger agreement.

    Under Ohio law, the directors and shareholders of a domestic surviving corporation in a merger must also adopt the merger agreement if:

    - the articles or code of regulations of the surviving corporation require adoption of the merger agreement by shareholders;

    - the merger agreement conflicts with or changes the articles or code of regulations of the surviving corporation;

    - the merger agreement authorizes any action that would otherwise require adoption by shareholders;

    - the merger involves the issuance or transfer of shares by the surviving corporation to the shareholders of the acquired corporation, and as a result of the transfer and immediately after consummation of the merger, the transferred shares would entitle these new shareholders to exercise at least one-sixth or more of the voting power of the surviving corporation in the election of directors; and

    - the merger agreement changes the directors of the surviving corporation in such a manner that shareholder approval is required.

This merger involves the exchange of Sky Financial common shares for First Western common shares, and as a result of the exchange, the new Sky Financial shareholders will be able to exercise more than one-sixth of the voting power in the election of Sky Financial directors. Consequently, Sky Financial's shareholders must also approve the merger agreement.

    FIRST WESTERN. Under Pennsylvania law, to effectuate a merger or consolidation, both the board of directors and the shareholders of each Pennsylvania corporation that is a party to the merger or consolidation must approve the merger agreement. The shareholder vote required for adoption of the merger agreement is a majority of the votes cast by all shareholders entitled to vote. The First Western articles of incorporation require the same shareholder vote as Pennsylvania law when the board of directors has previously approved the merger agreement.

DISSENTERS' RIGHTS

    SKY FINANCIAL. Under Ohio law, upon compliance with certain requirements and procedures, a dissenting shareholder has the right to receive the fair cash value for his or her shares if the shareholder objects to, among other things,:

    - certain amendments to the articles of incorporation;

    - the sale lease, exchange, transfer or other disposition of substantially all the assets of the corporation; or

    - certain mergers and consolidations.

In a merger, upon compliance with certain requirements and procedures, the dissenting shareholders of a domestic corporation that is being merged into another corporation and the shareholders of a domestic surviving corporation whose adoption of the merger agreement is required are entitled to dissenters' rights. A shareholder entitled to dissenters' rights may exercise these rights if:

    - the merger requires shareholder adoption of the merger agreement;

    - the dissenting shareholder holds shares of the corporation as of the record date for the shareholder meeting at which the merger agreement is submitted;

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
    - the dissenting shareholder does not vote his or her shares in favor of the merger agreement; and

    - not more than ten days after the date of the meeting at which the shareholder vote was taken, the dissenting shareholder delivers to the corporation a written demand for payment to him or her of the fair cash value of his or her shares. The demand must state the dissenting shareholder's address, the number and class of dissenting shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

Because Ohio law requires Sky Financial shareholders to adopt the merger agreement, Sky Financial shareholders are entitled to dissenter's rights upon compliance with Ohio law.

    FIRST WESTERN. Under Pennsylvania law, a shareholder may dissent from, and receive payment of the fair value of his or her shares in the event of certain mergers, consolidations, share exchanges, asset transfers and corporate divisions. However, no dissenters' rights are available with respect to shares which, at the applicable record date, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless the holders of such shares are required by the terms of the merger or consolidation to accept any consideration other than shares of the surviving corporation, shares of stock of another corporation or such shares and cash in lieu of fractional shares. Because First Western's shares are listed on a national securities exchange and are held by more than 2,000 shareholders, and because the enumerated exceptions do not apply, First Western shareholders are not entitled to dissenters' rights with respect to this merger.

NUMBER OF DIRECTORS

    SKY FINANCIAL. Under Ohio law, a corporation's articles of incorporation or code of regulations determines the number of directors, but, in most circumstances, the number may not be less than three. Unless the corporation has less than three shareholders and the articles of incorporation and code of regulations are silent, the number of directors is three. Unless the articles of incorporation or code of regulations provides otherwise, the shareholders may fix or change the number of directors at a shareholder meeting for the election of directors by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. The Sky Financial code of regulations provides for no less than five and no more than thirty-five directors and currently sets the number at twenty-five. This number will be changed from twenty-five to twenty-seven directors in anticipation of the merger. To change the number of directors on the Sky Financial Board, the Sky Financial code of regulations requires the vote of 80% of the directors then in office.

    FIRST WESTERN. Under Pennsylvania law, a corporation's bylaws or articles of incorporation dictate the number of directors and the method for changing the number of directors. If the bylaws and articles of incorporation are silent, Pennsylvania law sets the number of directors at three. The First Western bylaws require a minimum of five board members. Under the First Western bylaws, the number of directors may be changed by resolution of a majority of the full board of directors or by resolution of the shareholders.

CLASSIFICATION OF THE BOARD OF DIRECTORS

    SKY FINANCIAL. Under Ohio law, a corporation's articles of incorporation or bylaws may provide for the classification of directors into either two or three classes so long as no director serves a term of office greater than three years. The Sky Financial code of regulations classifies the board of directors into three classes with approximately one-third of the directors elected each year. Consequently, for shareholders to change a majority of the directors on the board requires two annual meetings.

    FIRST WESTERN. Under Pennsylvania law, a corporation's articles of incorporation may provide for the classification of directors. Unless the articles of incorporation provide otherwise, all classes must be as nearly equal in number as possible, the term of office of at least one class must expire in each year and the members of a class may not be elected for a period longer than four years. The First Western bylaws divided the board of directors into three classes as nearly equal in number as possible, but the bylaws were recently amended to provide for one year terms as each current term expires. The term of office of one class expires each year.

NOMINATION OF DIRECTORS

    SKY FINANCIAL. Under the Sky Financial code of regulations, either the board of directors or any shareholder entitled to vote in the election of directors may nominate a candidate for the board of directors. Shareholder nominations must be made in writing and must include the written consent of each proposed nominee to serve as a director if elected. Shareholder nominations and the required consents must be received at Sky Financial's principal executive offices no less than 60 and no more than 90 days prior to the shareholder meeting at which directors are to be elected. If, however, notice of the meeting is mailed or disclosed to shareholders less than 75 days before the meeting date, shareholder nominations and required consents must be received by the close of business on the 15(th) day after notice is mailed or public disclosure is made.

    FIRST WESTERN. Under the First Western bylaws, either the board of directors or any shareholder entitled to vote in the election of directors may nominate a candidate for the board of directors. Shareholder nominations must be made in writing and must include to the extent known by the notifying shareholder:

    - the name and address of each nominee;

    - the principal occupation of each nominee;

    - the total number of shares that will be voted for each nominee;

    - the name and residence of the nominating shareholder; and

    - the number of shares owned by the nominating shareholder.

    Shareholders should mail or deliver nominations for an election to be held at the annual meeting to First Western's Chairman by January 31. For any other meeting at which elections are to be held, shareholders should mail or deliver their nominations no later than 45 days prior to the meeting. If, however, less than 21 days notice of the meeting is given to shareholders, nominations must be mailed or delivered no later than the close of business on the 7(th) day following the day on which notice of the meeting was mailed.

CUMULATIVE VOTING

    SKY FINANCIAL. Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation's articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. Sky Financial's articles of incorporation have been amended in accordance with the applicable Ohio law procedures to eliminate cumulative voting in the election of directors.

    FIRST WESTERN. Under Pennsylvania law, shareholders have cumulative voting rights unless the corporation's articles of incorporation provide otherwise. The First Western articles of incorporation provide for cumulative voting rights in the election of directors.

VACANCIES ON THE BOARD

    SKY FINANCIAL AND FIRST WESTERN. Under Ohio and Pennsylvania law, unless a corporation's articles of incorporation or code of regulations or bylaws provide otherwise, the remaining directors of a corporation may fill any vacancy in the board by the vote of a majority of the remaining directors.

Directors elected to fill a vacancy serve the balance of the unexpired term. The First Western bylaws generally correspond to Pennsylvania law regarding vacancies on the board.

REMOVAL OF DIRECTORS

    SKY FINANCIAL. Under Ohio law, where shareholders do not have cumulative voting rights, unless the corporation's articles of incorporation or code of regulations provides otherwise, shareholders may remove directors from office without cause by the vote of a majority of shares entitled to elect directors in place of those removed. The Sky Financial code of regulations provides, however, that a director may be removed only for cause and only by the affirmative vote of 80% of the Sky Financial Board.

    FIRST WESTERN. Under Pennsylvania law, unless a shareholder-adopted bylaw provides otherwise, the holders of a majority of the shares entitled to vote at an election of directors may remove any director with or without cause, subject to several exceptions. The exceptions are as follows:

    - if a shareholder-adopted bylaw creates a classified board, shareholders may remove a director only for cause, however if the shareholders act by unanimous vote or consent, they may remove the board of directors at any time with or without cause;

    - if the corporation has cumulative voting, and less than the entire board of directors is to be removed, then no director may be removed with or without cause if the votes cast against his or her removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors, or if there are classes of directors, at an election of the class of directors of which he or she is a part; and

    - a corporation's articles of incorporation may not prohibit the right of shareholders to remove directors for cause.

The First Western bylaws do not alter the Pennsylvania law provisions regarding removal of directors.

SPECIAL MEETINGS OF SHAREHOLDERS

    SKY FINANCIAL. Pursuant to Ohio law and the Sky Financial code of regulations, any of the following persons may call a special meeting of shareholders: the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, the directors by action at a meeting, a majority of the directors acting without a meeting and holders of Sky Financial common shares representing at least 50% of the outstanding shares entitled to vote at the special meeting.

    FIRST WESTERN. Pursuant to Pennsylvania law and the First Western articles of incorporation and bylaws, either the board of directors or shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the special meeting may call a special meeting of shareholders.

CORPORATE ACTION WITHOUT A SHAREHOLDER MEETING

    SKY FINANCIAL. Under Ohio law, unless a corporation's articles of incorporation or code of regulations prohibits action by shareholders without a meeting, shareholders may act without a meeting on any action required or permitted to be taken at a shareholder meeting, provided that all shareholders entitled to notice of the meeting sign a writing authorizing the action, and the shareholders file this writing with the corporation.

    FIRST WESTERN. Pennsylvania law has a similar provision to Ohio law allowing shareholder action without a meeting by the unanimous written consent of the shareholders. In addition, Pennsylvania law allows shareholder action without a meeting by partial written consent of shareholders, if the bylaws specifically provide for it. The First Western articles of incorporation specifically prohibit any action by written consent. Any shareholder action must be taken at an annual or special meeting duly noticed and called.

AMENDMENTS TO ARTICLES OF INCORPORATION

    SKY FINANCIAL. Under Ohio law, shareholders may adopt amendments to the articles of incorporation by the affirmative vote of two-thirds of the shares entitled to vote on the proposal unless the corporation's articles of incorporation provide for a greater or lesser vote; however, the articles of incorporation must require the vote of at least a majority of shares entitled to vote. The Sky Financial articles of incorporation provide that, except for specific provisions relating to an amendment with respect to Sky Financial serial preferred shares, shareholders may amend the articles of incorporation by the vote of a majority of the outstanding shares of Sky Financial voting as a class. If, however, the amendment to the articles of incorporation is inconsistent with or would have the effect of amending the code of regulations, then adoption of the amendment would require the same vote as would be required to amend the code of regulations.

    FIRST WESTERN. Under Pennsylvania law, except for certain types of amendments that do not require shareholder approval, amending the articles of incorporation requires two separate steps. First, an amendment must be proposed either by a resolution adopted by the board of directors or by a petition of holders of at least 10% of the shares entitled to vote on the amendment. Second, unless a specific provision of Pennsylvania law or the articles of incorporation require a different vote, adoption of an amendment proposal requires the affirmative vote of a majority of votes cast by all shareholders entitled to vote. The First Western articles of incorporation are silent on the issue of amending the articles of incorporation; therefore, Pennsylvania law governs this issue.

AMENDMENTS TO CODE OF REGULATIONS AND BYLAWS

    SKY FINANCIAL. Under Ohio law, shareholders may amend or adopt regulations consistent with the law and the corporation's articles of incorporation, by the affirmative vote of a majority of shares entitled to vote if done at a shareholder meeting. For shareholders to amend the code of regulations without a meeting requires the affirmative vote of the holders of two-thirds of the shares entitled to vote on the proposal. Ohio law provides that a corporation's articles of incorporation or code of regulations may increase or decrease the required shareholder vote, but may not allow approval by less than a majority of the voting power. With one exception the Sky Financial code of regulations requires the vote of only a majority of shares entitled to vote to amend the code of regulations. The exception: any amendment with respect to the number, classification, election, term of office or removal of directors requires the affirmative vote of at least 75% of the shares entitled to vote unless the amendment has been recommended by at least two-thirds of the Sky Financial Board.

    FIRST WESTERN. Under Pennsylvania law, the shareholders entitled to vote have the power to adopt, amend and repeal bylaws. In addition but subject to certain exceptions, the corporation's bylaws may also grant the power to amend bylaws to the board of directors, subject to the power of shareholders to change any such action. Finally, under Pennsylvania law, if a bylaw specifies a percentage of shareholder votes for certain action, amendment of that bylaw requires at least the vote required for action under that bylaw. The First Western bylaws vest the power to amend the bylaws in the shareholders and in the directors if a majority of the whole board votes for the amendment and at least ten days written notice of the proposed amendment has been given to each director prior to the meeting.

PREEMPTIVE RIGHTS

    SKY FINANCIAL. Under Ohio law, subject to certain limitations, shareholders have preemptive rights unless the corporation's articles of incorporation provide otherwise. If shareholders are entitled to preemptive rights, a corporation offering its shares for cash must provide those shareholders with the opportunity to purchase the offered shares in proportion to their current holdings at a fixed price before the corporation may offer the shares for sale to the public. Sky Financial's articles of incorporation have eliminated preemptive rights for shareholders.

    FIRST WESTERN. Under Pennsylvania law, shareholders do not have preemptive rights unless the corporation's articles of incorporation specifically provide for them. The First Western articles of incorporation are silent on the issue of preemptive rights; therefore, First Western shareholders are not entitled to preemptive rights.

DIVIDENDS

    SKY FINANCIAL. Under Ohio law, directors may declare dividends on outstanding shares of the corporation. The dividends may be paid in cash, property or shares of the corporation so long as the dividends do not exceed the combination of the surplus of the corporation and the difference between:

    - the reduction in surplus that results from the immediate recognition of the transition obligations under statement of financial accounting standards no. 106 (SFAS no. 106), issued by the financial accounting standards board; and

    - the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend if the corporation had elected to amortize its recognition of the transition obligation under SFAS no. 106.

    Ohio law and the Sky Financial articles of incorporation place other restrictions on the payment of dividends, including the following:

    - dividends may not be paid to shareholders of any class in violation of the rights of shareholders of any other class;

    - dividends may not be paid when the corporation is insolvent or when there is reasonable ground to believe that payment of the dividend would result in insolvency; and

    - if any portion of a dividend is paid out of capital surplus, the corporation must notify each shareholder receiving the dividend of the kind of surplus out of which the dividend is being paid.

    FIRST WESTERN. Under Pennsylvania law, the board of directors may, unless otherwise provided in the bylaws, declare and pay distributions to shareholders. The corporation may not, however, make distributions if after the distribution:

    - the corporation would not be able to pay its debts as they become due in the usual course of its business; or

    - the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The First Western articles of incorporation and bylaws are silent on the issue of distributions; therefore, Pennsylvania law controls this issue.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    SKY FINANCIAL. Under Ohio law, generally a corporation may indemnify any director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires a corporation to indemnify any person for reasonable expenses incurred if he or she was successful in the defense of any action, suit or proceeding or part thereof. Ohio law and the Sky Financial code of regulations prohibit indemnification of a person finally judged to have been knowingly fraudulent or deliberately dishonest or who has acted with willful misconduct or in violation of applicable law. Finally, Ohio law requires a corporation to provide expenses to a person in advance of final disposition of the action, suit or proceeding if the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to indemnification. The Sky Financial code of regulations provides for indemnification to the fullest extent permitted by law. In addition, Sky Financial has entered into indemnification agreements that expand the indemnification rights of certain directors and executive officers. Pursuant to these agreements, indemnitees would receive the highest available of the following:

    - benefits provided by Sky Financial's code of regulations as of the date of the indemnification agreement;

    - benefits provided by Sky Financial's code of regulations in effect at the time the indemnification expenses are incurred;

    - benefits allowable under Ohio law in effect on the date of the indemnification agreement;

    - benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time the indemnifiable expenses are incurred;

    - benefits available under liability insurance obtained by Sky Financial;

    - benefits that would have been available to the indemnitees under a Citizens Bancshares, Inc. insurance policy that expired on May 8, 1986; or

    - such other benefits otherwise available to the indemnitees.

The indemnification rights granted under these agreements are subject, however, to certain restrictions, including a provision that a corporation may not indemnify a person if a court determines by clear and convincing evidence that the person acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

    FIRST WESTERN. Under Pennsylvania law, generally a corporation may indemnify any person for reasonable expenses incurred in connection with any threatened, pending or completed action or suit related to the person's position with the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Pennsylvania law requires a corporation to indemnify any representative of the corporation for reasonable expenses incurred if he or she was successful in the defense of any action, suit or proceeding or part thereof. Pennsylvania law prohibits indemnification where a court determines that a person's act or failure to act constituted willful misconduct or recklessness. The First Western bylaws require indemnification of directors and officers to the fullest extent permitted by law and permit such indemnification with respect to other persons. In addition, the First Western bylaws require the corporation to advance expenses to directors and officers where the director or officer undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Advancement of expenses is permitted to all others upon the same undertaking.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    SKY FINANCIAL. Under Ohio law, a director of an Ohio corporation shall not be found to have violated his or her fiduciary duties to the corporation or its shareholders unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, under

Ohio law, a director is liable in damages for any action or failure to act as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the corporation's articles of incorporation or code of regulations make this provision inapplicable by specific reference. The Sky Financial articles of incorporation and code of regulations do not make this provision inapplicable.

    FIRST WESTERN. Pennsylvania law provides that a corporation's bylaws may contain a provision eliminating or limiting the personal liability of directors for monetary damages for any action taken unless the director breaches or fails to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, a corporation's bylaws may not limit the personal liability of a director for violating a criminal statute or for any tax law violations on the federal, state and local levels. The First Western bylaws provide for limitation of a director's personal liability according to Pennsylvania law.

ANTI-TAKEOVER PROTECTION

CONTROL SHARE ACQUISITION PROVISIONS

    SKY FINANCIAL AND FIRST WESTERN. A control share acquisition is the acquisition, directly or indirectly, by a person of shares that, when added to the voting power the person already has, would entitle the person to cast, for the first time, a percentage of votes within particular ranges as defined by statute. Both Ohio and Pennsylvania law contain control share acquisition provisions that apply to a corporation unless the corporation's articles of incorporation or bylaws state that the control share acquisition provision does not apply. The Ohio control share acquisition provision prohibits a control share acquisition unless the shareholders of the corporation approve the acquisition by vote of a majority of shares represented at the meeting and of a majority of disinterested shares represented at the meeting. Pennsylvania law denies voting rights to control shares unless shareholders adopt a resolution to restore voting rights to the control shares by the affirmative vote of a majority of disinterested shares and of all voting shares. Pennsylvania law defines control shares as:

    - voting shares the acquisition of which result in a control share acquisition;

    - beneficially owned shares acquired by a person within 180 days of the day the person makes a control-share acquisition; and

    - beneficially owned shares acquired by a person with the intention of making a control share acquisition.

    The Sky Financial articles of incorporation and the First Western bylaws provide that the relevant statutory control share acquisition provisions do not apply to Sky Financial and First Western, respectively.

TRANSACTIONS INVOLVING INTERESTED SHAREHOLDERS

    SKY FINANCIAL. Under Ohio law, an issuing public corporation is prohibited from entering into a "Chapter 1704 transaction," as defined herein, with the direct or indirect beneficial owner of 10% or more of the corporation's shares for at least three years after the shareholder attains 10% ownership unless, before the shareholder attains 10% ownership, the board of directors approves either the Chapter 1704 transaction or the purchase of shares resulting in 10% ownership. A Chapter 1704 transaction is broadly defined to include, among other things:

    - a merger or consolidation involving the corporation and the 10% shareholder;

    - a sale or purchase of substantial assets between the corporation and the 10% shareholder;

    - a reclassification, recapitalization or other transaction proposed by the 10% shareholder that results in an increase in the proportion of shares beneficially owned by the 10% shareholder; and

    - the receipt by the 10% shareholder of a loan, guarantee, other financial assistance or tax benefit not received proportionately by all shareholders.

Ohio law restricts these types of transactions between a corporation and a 10% shareholder even after the three year period. At that time, such a transaction may proceed only if:

    - the board of directors had approved the purchase of shares that gave the shareholder his 10% ownership;

    - the transaction is approved by the holders of shares of the corporation with at least two-thirds of the voting power of the corporation, or such other percent as the articles of incorporation specify, and at least a majority of the disinterested shares; or

    - the transaction results in shareholders other than the 10% shareholder receiving a prescribed fair price plus interest for their shares.

Sky Financial is currently subject to this provision of Ohio law.

    FIRST WESTERN. Pennsylvania law prohibits a corporation from engaging in a business combination with the beneficial owner of 20% or more of the corporation's shares, an "interested shareholder," for 5 years from the time the shareholder acquires the stock, unless certain conditions are met. A registered corporation that has not opted out of certain statutory provisions may engage in a business combination with an interested shareholder within the five-year period if:

    - the interested shareholder's stock purchase was approved by the corporation's board of directors before the share acquisition date;

    - the business combination itself was approved by the corporation's board of directors before the share acquisition date;

    - the business combination is approved by the affirmative vote of all of the holders of all of the outstanding common shares; or

    - the business combination is approved by the affirmative vote of the majority of disinterested shareholders no earlier than three months after the share acquisition date, provided the interested shareholder is the beneficial owner of 80% of the voting shares of the corporation and provided the price paid to all shareholders meets statutory criteria establishing a formula price.

    After the expiration of the five-year period, the business combination will be permitted if:

    - approved by a majority of disinterested directors; or

    - approved by the affirmative vote of the shareholders provided the price to be paid meets the formula price.

    The formula price is the higher of the price paid by the interested shareholder any time within five years before the announcement date of the combination or the share acquisition date, whichever is higher, or the market value of the stock as of the announcement date or the share acquisition date, whichever is higher, plus interest on United States Treasury securities, less dividends paid on stock. This provision of Pennsylvania law applies to First Western.

ANTI-GREENMAIL PROVISIONS

    SKY FINANCIAL. Under the Ohio law, subject to certain exceptions, a corporation may recover any profit realized from the disposition of equity securities by a person who, within eighteen months before disposition, made a proposal or publicly disclosed the intention or possibility of making a proposal to acquire control of the corporation. Ohio law allows a corporation to opt out of this provision by specifically stating in its articles of incorporation or code of regulations that this provision does not apply. Sky Financial is currently subject to this provision of Ohio law.

    FIRST WESTERN. Under Pennsylvania law, unless a corporation has opted out, certain profits realized by a person or group that acquires voting control over at least 20% of a registered corporation, a "controlling person," pursuant to the disposition of equity securities of the registered corporation, belong to and are recoverable by the corporation. The corporation may recover any profits realized from the disposition of any equity security that:

    - was acquired by the controlling person within 24 months before or 18 months after the person became a controlling person; and

    - was transferred within 18 months after the person became a controlling person.

First Western's bylaws opt out of this provision of Pennsylvania law.

SHAREHOLDER RIGHTS PLAN

    SKY FINANCIAL. Sky Financial has a shareholder rights plan that was adopted July 21, 1998. This plan may make it more difficult for a potential acquirer to effect a non-negotiated business combination with Sky Financial.

    FIRST WESTERN.  First Western does not have a shareholder rights plan.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined balance sheet as of December 31, 1998 and the pro forma condensed combined income statements for each of the three years in the period ended December 31, 1998, give effect to the merger, expected to be accounted for as a pooling-of-interests. The pro forma information is based on the historical consolidated financial statements of Sky Financial and First Western under the assumptions and adjustments set forth in the accompanying notes. The pro forma condensed combined financial statements have been prepared by the managements of Sky Financial and First Western based on their respective consolidated financial statements. Pro forma per share amounts are based on the conversion rate of 1.211 Sky Financial common shares for each First Western common share in the merger.

    The pro forma condensed combined financial statements include results of operations as if the merger had been consummated as of the beginning of the earliest period presented. The pro forma condensed combined balance sheet reflects preliminary estimates by Sky Financial and First Western of merger-related charges to be incurred in connection with the consummation of the merger; however, the pro forma condensed combined income statements do not reflect these charges nor the cost savings anticipated to result from the merger. The current estimate of merger-related charges is considered preliminary based on the due diligence that has been performed to date by management in connection with the merger and is subject to change. The actual charges incurred may be higher or lower than what is currently estimated. Merger-related charges are contingent upon consummation of the merger and would be recognized in the period in which the merger closes.

    You should read the pro forma condensed combined financial statements together with the historical consolidated financial statements, including the respective notes, of Sky Financial and First Western incorporated by reference. Pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated as of the beginning of the earliest period indicated, nor are they necessarily indicative of future results of operations or combined financial position.

                           SKY FINANCIAL GROUP, INC.

                          FIRST WESTERN BANCORP, INC.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 1999

                           (In thousands)(Unaudited)

                                                                                               SKY FINANCIAL
                                                                                                    AND
                                                                                               FIRST WESTERN
                                                         SKY          FIRST       PRO FORMA      PRO FORMA
                                                      FINANCIAL      WESTERN     ADJUSTMENTS      COMBINED
                                                     ------------  ------------  -----------  ----------------
ASSETS
Cash and due from banks............................   $  153,997   $     46,973                 $    200,970
Federal funds sold and interest-bearing deposits...       37,085          3,967                       41,052
Securities.........................................      969,941        752,136                    1,722,077
Loans, net.........................................    3,297,679      1,095,018                    4,392,697
Premises and equipment.............................       87,441         22,292                      109,733
Accrued interest receivable and other assets.......      136,877         92,323   $  11,900(1)        241,100
                                                     ------------  ------------  -----------  ----------------
    Total assets...................................   $4,683,020   $  2,012,709   $  11,900     $  6,707,629
                                                     ------------  ------------  -----------  ----------------
                                                     ------------  ------------  -----------  ----------------

LIABILITIES
Deposits...........................................   $3,740,219   $  1,348,952                 $  5,089,171
Federal funds purchased and repurchase
  agreements.......................................      215,098        226,532                      441,630
Other debt and Federal Home Loan Bank advances.....      317,471        265,887                      583,358
Accrued interest payable and other liabilities.....       61,007         21,105   $  40,000(1)        122,112
                                                     ------------  ------------  -----------  ----------------
    Total liabilities..............................    4,333,795      1,862,476      40,000        6,236,271

SHAREHOLDERS' EQUITY...............................      349,225        150,233     (28,100)(1)        471,358
                                                     ------------  ------------  -----------  ----------------
Total liabilities and shareholders' equity.........   $4,683,020   $  2,012,709   $  11,900     $  6,707,629
                                                     ------------  ------------  -----------  ----------------
                                                     ------------  ------------  -----------  ----------------

------------------------

(1) Preliminary estimates of merger-related charges are as follows:

Severance and other employee-related costs.........  $  10,000
Branch closings and consolidations costs...........      8,500
Transaction costs..................................      6,000
Other merger and integration related costs.........     15,500
                                                     ---------
Total pre tax costs................................     40,000
Less: Tax expense..................................     11,900
                                                     ---------
                                                     $  28,100
                                                     ---------
                                                     ---------

                           SKY FINANCIAL GROUP, INC.

                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

               (In thousands, except per share data) (Unaudited)

                                                                                                   SKY FINANCIAL
                                                                                                        AND
                                                                                                   FIRST WESTERN
                                                           SKY          FIRST        PRO FORMA       PRO FORMA
                                                        FINANCIAL      WESTERN      ADJUSTMENTS       COMBINED
                                                       ------------  ------------  -------------  ----------------
INTEREST INCOME
Loans, including fees................................   $   73,238    $   22,420                     $   95,658
Securities and other.................................       14,461        13,063                         27,524
                                                       ------------  ------------                      --------
  Total interest income..............................       87,699        35,483                        123,182

INTEREST EXPENSE
Deposits.............................................       33,703        12,493                         46,196
Borrowings...........................................        7,612         6,263     $     620(1)        14,495
                                                       ------------  ------------       ------         --------
  Total interest expense.............................       41,315        18,756           620           60,691
                                                       ------------  ------------       ------         --------

NET INTEREST INCOME..................................       46,384        16,727          (620)          62,491

PROVISION FOR LOAN LOSSES............................        2,360         1,125                          3,485
                                                       ------------  ------------       ------         --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES.............................................       44,024        15,602          (620)          59,006

OTHER INCOME.........................................       24,509         4,180                         28,689

OTHER EXPENSES.......................................       38,941        12,341          (620)(1)        50,662
                                                       ------------  ------------       ------         --------

INCOME BEFORE INCOME TAXES...........................       29,592         7,441                         37,033

INCOME TAXES.........................................        9,428         2,128                         11,556
                                                       ------------  ------------       ------         --------

NET INCOME...........................................   $   20,164    $    5,313                     $   25,477
                                                       ------------  ------------       ------         --------
                                                       ------------  ------------       ------         --------

EARNINGS PER COMMON SHARE
Basic................................................   $     0.45    $     0.48                     $     0.44
Diluted..............................................         0.44          0.47                           0.43

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic................................................       44,999        11,155                         58,508
Diluted..............................................       45,463        11,390                         59,256

------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial.

                           SKY FINANCIAL GROUP, INC.

                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

               (In thousands, except per share data) (Unaudited)

                                                                                                   SKY FINANCIAL
                                                                                                        AND
                                                                                                   FIRST WESTERN
                                                           SKY          FIRST        PRO FORMA       PRO FORMA
                                                        FINANCIAL      WESTERN      ADJUSTMENTS       COMBINED
                                                       ------------  ------------  -------------  ----------------
INTEREST INCOME
Loans, including fees................................   $   72,061    $   22,434                     $   94,495
Securities and other.................................       17,181         8,960                         26,141
                                                       ------------  ------------                      --------
  Total interest income..............................       89,242        31,394                        120,636

INTEREST EXPENSE
Deposits.............................................       36,624        11,199                         47,823
Borrowings...........................................        6,949         5,557     $     584(1)        13,090
                                                       ------------  ------------       ------         --------
  Total interest expense.............................       43,573        16,756           584           60,913
                                                       ------------  ------------       ------         --------

NET INTEREST INCOME..................................       45,669        14,638          (584)          59,723

PROVISION FOR LOAN LOSSES............................        1,976         1,000                          2,976
                                                       ------------  ------------       ------         --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES.............................................       43,693        13,638          (584)          56,747

OTHER INCOME.........................................       23,032         5,628                         28,660

OTHER EXPENSES.......................................       47,561        11,428          (584)(1)        58,405
                                                       ------------  ------------       ------         --------

INCOME BEFORE INCOME TAXES...........................       19,164         7,838                         27,002

INCOME TAXES.........................................        5,947         2,219                          8,166
                                                       ------------  ------------       ------         --------

NET INCOME...........................................   $   13,217    $    5,619                     $   18,836
                                                       ------------  ------------       ------         --------
                                                       ------------  ------------       ------         --------

EARNINGS PER COMMON SHARE
Basic................................................   $     0.29    $     0.50                     $     0.32
Diluted..............................................         0.29          0.49                           0.32

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic................................................       45,365        11,149                         58,866
Diluted..............................................       45,978        11,376                         59,754

------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial.

                           SKY FINANCIAL GROUP, INC.

                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (In thousands, except per share data) (Unaudited)

                                                                                                  SKY FINANCIAL
                                                                                                       AND
                                                                                                  FIRST WESTERN
                                                            SKY         FIRST       PRO FORMA       PRO FORMA
                                                         FINANCIAL     WESTERN     ADJUSTMENTS       COMBINED
                                                        ------------  ----------  -------------  ----------------
INTEREST INCOME
Loans, including fees.................................   $  296,682   $   90,546                    $  387,228
Securities and other..................................       66,998       49,187                       116,185
                                                        ------------  ----------                      --------
  Total interest income...............................      363,680      139,733                       503,413

INTEREST EXPENSE
Deposits..............................................      146,385       52,745                       199,130
Borrowings............................................       30,171       24,888    $   2,473(1)        57,532
                                                        ------------  ----------       ------         --------
  Total interest expense..............................      176,556       77,633        2,473          256,662
                                                        ------------  ----------       ------         --------

NET INTEREST INCOME...................................      187,124       62,100       (2,473)         246,751

PROVISION FOR LOAN LOSSES.............................       24,968        4,000           --           28,968
                                                        ------------  ----------       ------         --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES...      162,156       58,100       (2,473)         217,783

OTHER INCOME..........................................       97,214       17,241                       114,455

OTHER EXPENSES........................................      232,708       50,646       (2,473)(1)       280,881
                                                        ------------  ----------       ------         --------

INCOME BEFORE INCOME TAXES............................       26,662       24,695           --           51,357

INCOME TAXES..........................................        8,854        6,772                        15,626
                                                        ------------  ----------       ------         --------

NET INCOME............................................   $   17,808   $   17,923    $      --       $   35,731
                                                        ------------  ----------       ------         --------
                                                        ------------  ----------       ------         --------

EARNINGS PER COMMON SHARE
Basic.................................................   $     0.39   $     1.61    $      --       $     0.61
Diluted...............................................         0.39         1.58           --             0.60

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic.................................................       45,124       11,150                        58,627
Diluted...............................................       45,686       11,369                        59,454

------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial.

                           SKY FINANCIAL GROUP, INC.

                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

               (In thousands, except per share data) (Unaudited)

                                                                                                  SKY FINANCIAL
                                                                                                       AND
                                                                                                  FIRST WESTERN
                                                          SKY          FIRST        PRO FORMA       PRO FORMA
                                                       FINANCIAL      WESTERN      ADJUSTMENTS       COMBINED
                                                      ------------  ------------  -------------  ----------------
INTEREST INCOME
Loans, including fees...............................   $  281,902    $   89,831                     $  371,733
Securities and other................................       65,629        37,492                        103,121
                                                      ------------  ------------                      --------
  Total interest income.............................      347,531       127,323                        474,854

INTEREST EXPENSE
Deposits............................................      142,216        47,464                        189,680
Borrowings..........................................       24,701        20,155     $   2,252(1)        47,108
                                                      ------------  ------------       ------         --------
  Total interest expense............................      166,917        67,619         2,252          236,788
                                                      ------------  ------------       ------         --------

NET INTEREST INCOME.................................      180,614        59,704        (2,252)         238,066

PROVISION FOR LOAN LOSSES...........................       10,928         4,836            --           15,764
                                                      ------------  ------------       ------         --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES............................................      169,686        54,868        (2,252)         222,302

OTHER INCOME........................................       82,167        17,231                         99,398

OTHER EXPENSES......................................      164,783        42,995        (2,252)(1)       205,526
                                                      ------------  ------------       ------         --------

INCOME BEFORE INCOME TAXES..........................       87,070        29,104            --          116,174

INCOME TAXES........................................       27,750         8,822                         36,572
                                                      ------------  ------------       ------         --------

NET INCOME..........................................   $   59,320    $   20,282     $      --       $   79,602
                                                      ------------  ------------       ------         --------
                                                      ------------  ------------       ------         --------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.........   $   58,715    $   20,282     $      --       $   78,997
                                                      ------------  ------------       ------         --------
                                                      ------------  ------------       ------         --------

EARNINGS PER COMMON SHARE
Basic...............................................   $     1.29    $     1.80     $      --       $     1.34
Diluted.............................................         1.27          1.77            --             1.31

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic...............................................       45,402        11,242                         59,016
Diluted.............................................       46,699        11,446                         60,560

------------------------

(1) Reclassification of interest expense on First Western's trust preferred securities from other expenses to conform classification with that of Sky Financial.

                           SKY FINANCIAL GROUP, INC.

                          FIRST WESTERN BANCORP, INC.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

               (In thousands, except per share data) (Unaudited)

                                                                                                 SKY FINANCIAL
                                                                                                      AND
                                                                                                 FIRST WESTERN
                                                                          SKY         FIRST        PRO FORMA
                                                                       FINANCIAL     WESTERN        COMBINED
                                                                      ------------  ----------  ----------------
INTEREST INCOME
Loans, including fees...............................................   $  257,355   $   92,321     $  349,676
Securities and other................................................       65,695       33,162         98,857
                                                                      ------------  ----------       --------
  Total interest income.............................................      323,050      125,483        448,533

INTEREST EXPENSE
Deposits............................................................      137,288       46,111        183,399
Borrowings..........................................................       13,648       21,103         34,751
                                                                      ------------  ----------       --------
  Total interest expense............................................      150,936       67,214        218,150
                                                                      ------------  ----------       --------

NET INTEREST INCOME.................................................      172,114       58,269        230,383

PROVISION FOR LOAN LOSSES...........................................        7,713        8,288         16,001
                                                                      ------------  ----------       --------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.................      164,401       49,981        214,382

OTHER INCOME........................................................       62,244       15,714         77,958

OTHER EXPENSES......................................................      149,131       42,264        191,395
                                                                      ------------  ----------       --------

INCOME BEFORE INCOME TAXES..........................................       77,514       23,431        100,945

INCOME TAXES........................................................       24,364        6,304         30,668
                                                                      ------------  ----------       --------

NET INCOME..........................................................   $   53,150   $   17,127     $   70,277
                                                                      ------------  ----------       --------
                                                                      ------------  ----------       --------

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS.........................   $   50,743   $   17,127     $   67,870
                                                                      ------------  ----------       --------
                                                                      ------------  ----------       --------
EARNINGS PER COMMON SHARE
Basic...............................................................   $     1.14   $     1.49     $     1.16
Diluted.............................................................         1.11         1.47           1.13

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic...............................................................       44,510       11,510         58,449
Diluted.............................................................       47,812       11,669         61,943

                                    EXPERTS

    Crowe, Chizek and Company LLP has audited the consolidated financial statements of Sky Financial as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, incorporated by reference in this joint proxy statement/prospectus, as set forth in its report which is also incorporated by reference. We have incorporated by reference the financial statements audited by Crowe, Chizek and Company LLP based on their report given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of First Western Bancorp, Inc. incorporated in this joint proxy statement/prospectus by reference from First Western's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited interim financial information for the periods ended March 31, 1999 and 1998, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                                 LEGAL OPINIONS

    Squire, Sanders & Dempsey L.L.P. has rendered a legal opinion stating that Sky Financial has duly authorized the issuance of the Sky Financial common shares offered hereby and that the common shares, when issued in accordance with the merger agreement, will be duly issued and outstanding and fully paid and non-assessable.

                                INDEMNIFICATION

    The code of regulations of Sky Financial provides that Sky Financial will indemnify any director or officer of Sky Financial or any person who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, joint venture, trust or other enterprise and his or her heirs, executors and administrators against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually or reasonably incurred because he or she is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. This indemnification is to the full extent and according to the procedures and requirements of Ohio law.

    In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial and a provision that a corporation may not indemnify a person for any civil money penalty, judgment, liability or legal expense resulting from any proceeding instituted by the Office of the Comptroller of the Currency.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sky Financial pursuant to the foregoing provisions, Sky Financial has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             SHAREHOLDER PROPOSALS

    The Sky Financial 2000 annual meeting of shareholders is scheduled to be held in April 2000. Any shareholder who intends to present a proposal at the 2000 annual meeting and who wishes to have the proposal included in Sky Financial's proxy statement and form of proxy for that meeting must deliver the proposal to Sky Financial's executive offices, 221 South Church Street, Bowling Green, Ohio 43402, by November 20, 1999. Sky Financial must receive notice of all other shareholder proposals for the 2000 annual meeting no less than sixty days nor more than ninety days prior to the Annual Meeting; provided, however, on the fifteenth day following the earlier of the date on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not received by Sky Financial within this time frame, Sky Financial will consider such notice untimely. Sky Financial reserves the right to vote in its discretion all of the common shares for which it has received proxies for the 2000 annual meeting with respect to any untimely shareholder proposals.

    The date for the First Western 2000 annual meeting of shareholders has not yet been scheduled pending the consideration by the First Western shareholders of the merger at the First Western special meeting as described in this joint proxy statement/prospectus. In the event that the First Western 2000 annual meeting of shareholders is held, proposals of shareholders intended to be presented at that meeting must have been received by November 19, 1999, for inclusion in First Western's proxy statement and form of proxy relating to the 2000 annual meeting of shareholders.

                                                                         ANNEX A

                            AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                               DECEMBER 14, 1998
                            AS AMENDED AND RESTATED
                              AS OF APRIL 19, 1999
                                  BY AND AMONG
                           SKY FINANCIAL GROUP, INC.,
                          FIRST WESTERN BANCORP, INC.
                                      AND
                     FIRST WESTERN ACQUISITION CORPORATION

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     -----
RECITALS........................................................................................................           1

                                                ARTICLE I Certain Definitions

1.01       CERTAIN DEFINITIONS..................................................................................           1

                                                    ARTICLE II The Merger

2.01       THE FWB MERGER.......................................................................................           5
2.02       THE CAPITAL CONTRIBUTION.............................................................................           5
2.03       THE SUBSIDIARY MERGER................................................................................           5
2.04       EFFECTIVENESS OF THE FWB MERGER......................................................................           6
2.05       EFFECTIVE DATE AND EFFECTIVE TIME....................................................................           6

                                       ARTICLE III Consideration; Exchange Procedures

3.01       MERGER CONSIDERATION.................................................................................           6
3.02       RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS..............................................................           6
3.03       FRACTIONAL SHARES....................................................................................           6
3.04       EXCHANGE PROCEDURES..................................................................................           7
3.05       ANTI-DILUTION PROVISIONS.............................................................................           7
3.06       OPTIONS..............................................................................................           8

                                           ARTICLE IV Actions Pending Acquisition

4.01       FORBEARANCES OF FWB..................................................................................           8
4.02       FORBEARANCES OF SFG..................................................................................          10

                                          ARTICLE V Representations and Warranties

5.01       DISCLOSURE SCHEDULES.................................................................................          11
5.02       STANDARD.............................................................................................          11
5.03       REPRESENTATIONS AND WARRANTIES OF FWB................................................................          11
5.04       REPRESENTATIONS AND WARRANTIES OF SFG................................................................          20

                                                    ARTICLE VI Covenants

6.01       REASONABLE BEST EFFORTS..............................................................................          26
6.02       STOCKHOLDER APPROVALS................................................................................          27
6.03       REGISTRATION STATEMENT...............................................................................          27
6.04       PRESS RELEASES.......................................................................................          28
6.05       ACCESS; INFORMATION..................................................................................          28
6.06       ACQUISITION PROPOSALS................................................................................          28
6.07       AFFILIATE AGREEMENTS.................................................................................          29
6.08       TAKEOVER LAWS........................................................................................          29
6.09       CERTAIN POLICIES.....................................................................................          29
6.10       NASDAQ LISTING.......................................................................................          29
6.11       REGULATORY APPLICATIONS..............................................................................          29
6.12       INDEMNIFICATION......................................................................................          30
6.13       OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS.........................................................          30
6.14       NOTIFICATION OF CERTAIN MATTERS......................................................................          31
6.15       DIVIDEND COORDINATION................................................................................          31
6.16       SFG BOARD REPRESENTATION.............................................................................          31
6.17       RESULTING BANK BOARD OF DIRECTORS....................................................................          31

                                                                                                                     PAGE
                                                                                                                     -----
6.18       FORMATION OF ADVISORY BOARD..........................................................................          31
6.19       ACCOUNTING AND TAX TREATMENT.........................................................................          31
6.20       NO BREACHES OF REPRESENTATIONS AND WARRANTIES........................................................          31
6.21       CONSENTS.............................................................................................          31
6.22       INSURANCE COVERAGE...................................................................................          31
6.23       CORRECTION OF INFORMATION............................................................................          31
6.24       CONFIDENTIALITY......................................................................................          32
6.25       SUPPLEMENTAL ASSURANCES..............................................................................          32
6.26       EMPLOYMENT AGREEMENT.................................................................................          32

                                    ARTICLE VII Conditions to Consummation of the Merger

7.01       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...........................................          32
7.02       CONDITIONS TO OBLIGATION OF FWB......................................................................          33
7.03       CONDITIONS TO OBLIGATION OF SFG......................................................................          34

                                                  ARTICLE VIII Termination

8.01       TERMINATION..........................................................................................          35
8.02       EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF AGREEMENT......................................          36

                                                  ARTICLE IX Miscellaneous

9.01       SURVIVAL.............................................................................................          36
9.02       WAIVER; AMENDMENT....................................................................................          36
9.03       COUNTERPARTS.........................................................................................          36
9.04       GOVERNING LAW........................................................................................          36
9.05       EXPENSES.............................................................................................          36
9.06       NOTICES..............................................................................................          37
9.07       ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES...................................................          37
9.08       INTERPRETATION; EFFECT...............................................................................          38
9.09       WAIVER OF JURY TRIAL.................................................................................          38

EXHIBIT A  Form of Stock Option Agreement
EXHIBIT B  Form of FWB Affiliate Agreement
EXHIBIT C  Procedure Regarding Section 8.01(e) of the Agreement

    AGREEMENT AND PLAN OF MERGER, dated as of December 14, 1998, and amended and restated as of April 19, 1999 (this "AGREEMENT"), is by and among Sky Financial Group, Inc. ("SFG"), First Western Bancorp, Inc. ("FWB") and First Western Acquisition Corporation ("TRANSITORY SUB").

                                    RECITALS

    A. FWB. FWB is a Pennsylvania corporation, having its principal place of business in New Castle, Pennsylvania.

    B. SFG. SFG is an Ohio corporation, having its principal place of business in Bowling Green, Ohio.

    C. TRANSITORY SUB. Transitory Sub is a Pennsylvania corporation that has been newly organized as a wholly owned subsidiary of SFG. Its sole purpose is to participate in the transactions contemplated by this Agreement.

    D. STOCK OPTION AGREEMENT. As an inducement to the willingness of SFG to continue to pursue the transactions contemplated by this Agreement, FWB intends to grant to SFG an option pursuant to a stock option agreement, in substantially the form of EXHIBIT A.

    E. INTENTIONS OF THE PARTIES. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the "pooling-of-interests" accounting method and that each be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

    F. BOARD ACTION. The respective Boards of Directors of each of SFG and FWB have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combinations provided for herein.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

    1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

    "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FWB or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, FWB or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

    "AGREEMENT TO MERGE" has the meaning set forth in Section 2.03.

    "BANK" means First Western Bank, National Association, a wholly-owned subsidiary of FWB.

    "BHCA" means the Bank Holding Company Act of 1956, as amended.

    "CAPITAL CONTRIBUTION" has the meaning set forth in Section 2.02.

    "CBC" means The Citizens Banking Company, an Ohio banking corporation which is a wholly-owned subsidiary of SFG.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMPENSATION AND BENEFIT PLANS" has the meaning set forth in Section
5.03(m).

    "CONSULTANTS" has the meaning set forth in Section 5.03(m).

    "COSTS" has the meaning set forth in Section 6.12(a).

    "DIRECTORS" has the meaning set forth in Section 5.03(m).

    "DISCLOSURE SCHEDULE" has the meaning set forth in Section 5.01.

    "DISSENTING SHARES" means any shares of FWB Common Stock held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the PBCL.

    "DSCP" means the Department of State of the Commonwealth of Pennsylvania.

    "EFFECTIVE DATE" means the date on which the Effective Time occurs.

    "EFFECTIVE TIME" means the effective time of the Merger, as provided for in
Section 2.05.

    "EMPLOYEES" has the meaning set forth in Section 5.03(m).

    "ENVIRONMENTAL LAWS" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA AFFILIATE" has the meaning set forth in Section 5.03(m).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

    "EXCHANGE AGENT" has the meaning set forth in Section 3.04.

    "EXCHANGE FUND" has the meaning set forth in Section 3.04.

    "EXCHANGE RATIO" has the meaning set forth in Section 3.01.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FFIEC" means Federal Financial Institutions Examination Committee.

    "FWB" has the meaning set forth in the preamble to this Agreement.

    "FWB ARTICLES" means the Articles of Incorporation of FWB.

    "FWB AFFILIATE" has the meaning set forth in Section 6.07(a).

    "FWB BOARD" means the Board of Directors of FWB.

    "FWB BY-LAWS" means the By-Laws of FWB.

    "FWB COMMON STOCK" means the common stock, par value $5.00 per share, of FWB.

    "FWB MEETING" has the meaning set forth in Section 6.02.

    "FWB MERGER" has the meaning set forth in Section 2.01.

    "FWB PREFERRED STOCK" means the preferred stock, without par value, of FWB.

    "FWB SEC DOCUMENTS" has the meaning set forth in Section 5.03(g).

    "FWB STOCK" means FWB Common Stock and FWB Preferred Stock.

    "FWB STOCK OPTION" has the meaning set forth in Section 3.06.

    "FWB STOCK PLANS" means the option plans and agreements of FWB and its Subsidiaries pursuant to which rights to purchase FWB Common Stock are outstanding immediately prior to the Effective Time pursuant to the Incentive Stock Option Plan for Key Officers and the Equity Compensation Plan for Non-Employee Directors of First Western Bancorp, Inc. and First Western Bank, National Association.

    "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

    "INDEMNIFIED PARTY" has the meaning set forth in Section 6.12(a).

    "IRS" has the meaning set forth in Section 5.03(m).

    THE TERM "KNOWLEDGE" means, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than a senior vice president and that party's in-house counsel, if any.

    "LIEN" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

    "MATERIAL ADVERSE EFFECT" means, with respect to SFG or FWB, any effect that
(i) is material and adverse to the financial position, results of operations or business of SFG and its Subsidiaries taken as a whole, or FWB and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either SFG or FWB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

    "MERGER" collectively refers to the FWB Merger, the Capital Contribution and the Subsidiary Merger, as set forth in Section 2.01, Section 2.02 and Section 2.03, respectively.

    "MERGER CONSIDERATION" has the meaning set forth in Section 2.01.

    "NASDAQ" means The NASDAQ Stock Market, Inc.'s National Market System.

    "NEW CERTIFICATE" has the meaning set forth in Section 3.04.

    "NASD" means The National Association of Securities Dealers.

    "OCC" means The Office of the Comptroller of the Currency.

    "OGCL" means the Ohio General Corporation Law.

    "OLD CERTIFICATE" has the meaning set forth in Section 3.04.

    "OSS" means the Office of the Secretary of State of the State of Ohio.

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

    "PDB" means the Pennsylvania Department of Banking.

    "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

    "PENSION PLAN" has the meaning set forth in Section 5.03(m).

    "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in its Disclosure Schedule.

    "PROXY/PROSPECTUS" has the meaning set forth in Section 6.03.

    "PROXY STATEMENT" has the meaning set forth in Section 6.03.

    "REGISTRATION STATEMENT" has the meaning set forth in Section 6.03.

    "REGULATORY AUTHORITY" has the meaning set forth in Section 5.03(i).

    "REPLACEMENT OPTION" has the meaning set forth in Section 3.06.

    "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

    "RESULTING BANK" has the meaning set forth in Section 2.03.

    "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

    "SEC" means the Securities and Exchange Commission.

    "SFG" has the meaning set forth in the preamble to this Agreement.

    "SFG ARTICLES" means the Articles of Incorporation of SFG, as amended.

    "SFG BOARD" means the Board of Directors of SFG.

    "SFG CODE" means the Code of Regulations of SFG, as amended.

    "SFG COMMON STOCK" means the common stock, without par value, of SFG.

    "SFG MEETING" has the meaning set forth in Section 6.02.

    "SFG SEC DOCUMENTS" has the meaning set forth in Section 5.04(g).

    "SFG STOCK" means the SFG Common Stock and SFG serial preferred stock.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    "STOCK OPTION AGREEMENT" has the meaning set forth in Recital D.

    "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

    "SUBSIDIARY MERGER" has the meaning set forth in Section 2.03.

    "SURVIVING CORPORATION" has the meaning set forth in Section 2.01.

    "TAKEOVER LAWS" has the meaning set forth in Section 5.03(o).

    "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

    "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

    "TRANSITORY SUB" has the meaning set forth in the preamble to this Agreement.

    "TREASURY STOCK" shall mean shares of FWB Stock held by FWB or any of its Subsidiaries or by SFG or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II
                                   THE MERGER

    2.01 THE FWB MERGER. At the Effective Time, 1) Transitory Sub, a newly formed Pennsylvania corporation, all of the stock of which is owned by SFG, shall be merged with and into FWB (the "FWB MERGER"), 2) the separate corporate existence of Transitory Sub shall cease and the outstanding shares of Transitory Sub held by SFG will be converted to, and become, all of the outstanding shares of FWB, and 3) FWB shall survive and continue to exist as a Pennsylvania corporation (FWB, as the surviving corporation in the FWB Merger, sometimes being referred to herein as the "SURVIVING CORPORATION"). The Articles of Incorporation of FWB, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of FWB, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation. SFG may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of FWB Stock as provided for in this Agreement (the "MERGER CONSIDERATION"), (ii) adversely affect either the tax treatment of FWB's stockholders as a result of receiving the Merger Consideration or the Merger qualifying for "pooling-of-interests" accounting treatment, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

    2.02 THE CAPITAL CONTRIBUTION. Immediately after the Effective Time, SFG will contribute to the capital of FWB, as its wholly owned direct subsidiary, all of the outstanding capital stock of CBC (the "CAPITAL CONTRIBUTION"). CBC will then be a wholly owned subsidiary of FWB.

    2.03 THE SUBSIDIARY MERGER. At the time specified by CBC in its certificate of merger filed with the OSS (which shall not be earlier than the Effective Time and shall be after the Capital Contribution), Bank shall merge with and into CBC (the "SUBSIDIARY MERGER") pursuant to an agreement to merge (the "AGREEMENT TO MERGE") to be executed by Bank and CBC and filed with the OSS, the OCC and the PBD, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and CBC shall survive and continue to exist as a state banking corporation (CBC, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "RESULTING BANK"). (The FWB Merger, the Capital Contribution and the Subsidiary Merger shall sometimes collectively be referred to herein as the "MERGER".)

    2.04 EFFECTIVENESS OF THE FWB MERGER. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the FWB Merger shall become effective upon the occurrence of the filing in the office of the DSCP of articles of merger in accordance with Section 1928 of the PBCL, or such later date and time as may be set forth in such filings.

    2.05 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the FWB Merger (the "EFFECTIVE DATE") to occur on (i) the third business day to occur after the last of the conditions set forth in
Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of SFG, on the last business day of the month in which such third business day occurs or, if such third business day occurs within the last three business days of such month, on the last business day of the succeeding month; provided, no such election shall cause the Effective Date to fall after the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the FWB Merger shall become effective is referred to as the "EFFECTIVE TIME."

                                  ARTICLE III
                       CONSIDERATION; EXCHANGE PROCEDURES

    3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the FWB Merger and without any action on the part of any Person:

        (a) OUTSTANDING FWB COMMON STOCK AND FWB RIGHTS. Each share, excluding Treasury Stock and Dissenting Shares, of FWB Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into 1.211 shares of SFG Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05. One preferred share purchase right issuable pursuant to the Shareholder Rights Agreement dated as of July 21, 1998 between SFG and CBC or any other purchase right issued in substitution thereof (the "SFG Rights") shall be issued together with and shall attach to each share of SFG Common Stock issued pursuant to this Section 3.01(a).

        (b) TREASURY SHARES. Each share of FWB Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (c) OUTSTANDING SFG STOCK. Each share of SFG Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the FWB Merger.

    3.02 RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of FWB Common Stock shall cease to be, and shall have no rights as, stockholders of FWB, other than to receive any dividend or other distribution with respect to such FWB Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of FWB or the Surviving Corporation of any shares of FWB Stock.

    3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of SFG Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the FWB Merger; instead, SFG shall pay to each holder of FWB Common Stock who would otherwise be entitled to a fractional share of SFG Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of SFG Common Stock to which the holder would be entitled by the last sale price of SFG Common Stock, as reported by the NASDAQ (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the NASDAQ trading day immediately preceding the Effective Date.

    3.04 EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, SFG shall deposit, or shall cause to be deposited, with the Bank of New York (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of FWB Common Stock ("OLD CERTIFICATES"), for exchange in accordance with this Article III, certificates representing the shares of SFG Common Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to this
Article III in exchange for outstanding shares of FWB Common Stock.

    (b) As promptly as practicable after the Effective Date, SFG shall send or cause to be sent to each former holder of record of shares of FWB Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. SFG shall cause the New Certificates into which shares of a stockholder's FWB Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of FWB Common Stock (or an indemnity affidavit reasonably satisfactory to SFG and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

    (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of FWB Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (d) No dividends or other distributions with respect to SFG Common Stock with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing shares of FWB Common Stock converted in the FWB Merger into the right to receive shares of such SFG Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofor had become payable with respect to shares of SFG Common Stock such holder had the right to receive upon surrender of the Old Certificates.

    (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of FWB for six months after the Effective Time shall be paid to SFG. Any stockholders of FWB who have not theretofor complied with this Article III shall thereafter look only to SFG for payment of the shares of SFG Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on SFG Common Stock deliverable in respect of each share of FWB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    3.05 ANTI-DILUTION PROVISIONS. In the event SFG changes (or establishes a record date for changing) the number of shares of SFG Common Stock issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding SFG Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

    3.06 OPTIONS. (a) At the Effective Time, each outstanding option to purchase shares of FWB Common Stock under the FWB Stock Plans (each, a "FWB STOCK OPTION"), whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under such FWB Stock Option, the number of shares of SFG Common Stock equal to (i) the number of shares of FWB Common Stock subject to the FWB Stock Option, multiplied by
(ii) the Exchange Ratio (such product rounded to the nearest whole number) (a "REPLACEMENT OPTION"), at an exercise price per share (rounded to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of FWB Common Stock which were purchasable pursuant to such FWB Stock Option divided by
(z) the number of full shares of SFG Common Stock subject to such Replacement Option in accordance with the foregoing. Notwithstanding the foregoing, each FWB Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, FWB shall use its best efforts, including using its best efforts to obtain any necessary consents from optionees, with respect to the FWB Stock Plans to permit the replacement of the outstanding FWB Stock Options by SFG pursuant to this Section and to permit SFG to assume the FWB Stock Plans. FWB shall further take all action necessary to amend the FWB Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, SFG shall assume the FWB Stock Plans; provided, that such assumption shall be only in respect of the Replacement Options and that SFG shall have no obligation with respect to any awards under the FWB Stock Plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed FWB Stock Plans.

    (b) At all times after the Effective Time, SFG shall reserve for issuance such number of shares of SFG Common Stock as necessary so as to permit the exercise of the Replacement Options in the manner contemplated by this Agreement and the instruments pursuant to which the corresponding FWB Stock Options were granted. SFG shall make all filings required under federal and state securities laws no later than the Effective Time so as to permit the exercise of such options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and SFG shall continue to make such filings thereafter as may be necessary to permit the continued exercise of options and subsequent sale of such shares.

                                   ARTICLE IV
                          ACTIONS PENDING ACQUISITION

    4.01 FOREBEARANCES OF FWB. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of SFG, FWB will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Conduct the business of FWB and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon FWB's ability to perform any of its material obligations under this Agreement.

        (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof and options for up to 60,000 shares of FWB Common Stock to be issuable under FWB's Stock Plans, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of FWB Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of FWB Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

        (c) DIVIDENDS, ETC. (i) Make, declare, pay or set aside for payment any dividend, other than (A) quarterly cash dividends on FWB Stock in an amount not to exceed the per share amount declared and paid in its most recent quarterly cash dividend, with record and payment dates as indicated in Section 6.15 hereof, and (B) dividends from wholly owned Subsidiaries to FWB, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of FWB or its Subsidiaries (other than the normal extension of the four existing change of control agreements with senior management), or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice,
    (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof, or (iv) for grants of awards to newly hired employees consistent with past practice. FWB shall have available, to facilitate retention of FWB employees, a bonus pool of up to $1 million for key employees of FWB for use or commitment prior to the Closing Date, it being understood and agreed that the designation of such employees and the amount of the bonus payable to each of them shall be subject to the prior reasonable approval of SFG.

        (e) BENEFIT PLANS. Enter into, establish, adopt or amend ((i) except for a proposed amendment regarding early retirement under the existing defined contribution plan which in any event will not materially increase FWB's funding obligation thereunder, (ii) as may be required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iv) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of FWB or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

        (f) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

        (g) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

        (h) GOVERNING DOCUMENTS. Amend the FWB Articles, FWB By-Laws or the articles of incorporation or by-laws (or similar governing documents) of any of FWB's Subsidiaries, except for immaterial by-law amendments Previously Disclosed to SFG.

        (i) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

        (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts, except for a proposed contract with Marshall & Islay for trust accounting services.

        (k) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to FWB and its Subsidiaries, taken as a whole.

        (l) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
    Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

        (m)  RISK MANAGEMENT.  Except pursuant to applicable law or regulation,
    (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

        (n) INDEBTEDNESS. Incur any indebtedness for borrowed money other than in the ordinary course of business.

        (o)  COMMITMENTS.  Agree or commit to do any of the foregoing.

    4.02 FORBEARANCES OF SFG. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of FWB, SFG will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Conduct the business of SFG and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon SFG's ability to perform any of its material obligations under this Agreement.

        (b) PRESERVATION. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

        (c) EXTRAORDINARY DIVIDENDS. Make, declare, pay or set aside for payment any dividend other than normal quarterly dividends in accordance with past practice.

        (d) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

        (e) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to SFG and its Subsidiaries, taken as a whole.

        (f) ADVERSE ACTIONS. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (i) for "pooling-of-interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of SFG to exercise its rights under the Stock Option Agreement.

        (g)  RISK MANAGEMENT.  Except pursuant to applicable law or regulation,
    (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

        (h)  COMMITMENTS.  Agree or commit to do any of the foregoing.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, SFG has delivered to FWB a schedule and FWB has delivered to SFG a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV and Article VI; PROVIDED, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. FWB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on FWB arising solely from actions taken in compliance with a written request of SFG.

    5.02  STANDARD.  No representation or warranty of FWB or SFG contained in
Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect.

    5.03  REPRESENTATIONS AND WARRANTIES OF FWB.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, FWB hereby represents and warrants to SFG:

        (a) ORGANIZATION, STANDING AND AUTHORITY. FWB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. FWB is registered as a bank holding company under the BHCA. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Bank is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

        (b) CAPITAL STRUCTURE OF FWB. As of November 30, 1998, the authorized capital stock of FWB consisted solely of 20,000,000 shares of FWB Common Stock, of which 11,863,813 shares were outstanding as of November 30, 1998 (of which 685,273 shares are held as Treasury Stock and 42,858 shares are unallocated shares held in FWB's Employee Stock Ownership Plan ("ESOP")) and 4,000,000 shares of FWB Preferred Stock, of which none were outstanding as of November 30, 1998. The outstanding shares of FWB Common Stock have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of November 30, 1998, except as Previously Disclosed in its Disclosure Schedule, (i) there were no shares of FWB Common Stock authorized and reserved for issuance, (ii) FWB did not have any Rights issued or outstanding with respect to FWB Common Stock, and (iii) FWB did not have any commitment to authorize, issue or sell any FWB Common Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of FWB Common Stock which were issuable and reserved for issuance upon exercise of FWB Stock Options as of November 30, 1998 were Previously Disclosed in FWB's Disclosure Schedule.

        (c) SUBSIDIARIES. (i)(A) FWB has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) except as Previously Disclosed, no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise,
    (D) except as Previously Disclosed, there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) except as Previously Disclosed, there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) except as Previously Disclosed, all the equity securities of each Subsidiary held by FWB or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by FWB or its Subsidiaries free and clear of any Liens.

           (ii) FWB does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

           (iii) Each of FWB's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

        (d) CORPORATE POWER; AUTHORIZED AND EFFECTIVE AGREEMENT. Each of FWB and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; FWB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement; and Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

        (e) CORPORATE AUTHORITY. Subject to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of FWB Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of FWB and the FWB Board prior to the date hereof. The Agreement to Merge, when executed by Bank, shall have been approved by the Board of Directors of Bank and by the FWB Board, as the sole stockholder of Bank. This Agreement is a valid and legally binding obligation of FWB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The FWB Board has received the written opinion of Sandler O'Neill & Partners, L.P. to the effect that as of the date hereof the consideration to be received by the holders of FWB Common Stock in the FWB Merger is fair to the holders of FWB Common Stock from a financial point of view.

        (f) REGULATORY FILINGS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by FWB or any of its Subsidiaries in connection with the execution, delivery or performance by FWB of this Agreement or the Stock Option Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with federal and state banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of the articles of merger with the DSCP pursuant to the PBCL. As of the date hereof, FWB is not aware of any reason why the approvals set forth in
    Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

           (ii) Subject to receipt of the regulatory and stockholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of FWB or of any of its Subsidiaries or to which FWB or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the FWB Articles or the FWB By-Laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) FWB's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1997 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "FWB SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of FWB and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such FWB SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of FWB and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

           (ii) Since December 31, 1997, FWB and its Subsidiaries have not incurred any material liability not disclosed in FWB's SEC Documents, other than in the ordinary course of business consistent with past practice.

           (iii) Since December 31, 1997, except as disclosed in the FWB SEC Documents, (A) FWB and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to FWB.

        (h) LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against FWB or any of its Subsidiaries and, to FWB's knowledge, no such litigation, claim or other proceeding has been threatened.

        (i)  REGULATORY MATTERS.

           (i) Neither FWB nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "REGULATORY AUTHORITIES").

           (ii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)  COMPLIANCE WITH LAWS.  Each of FWB and its Subsidiaries:

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FWB's knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1997, no notification or communication from any Governmental Authority (A) asserting that FWB or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
       (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to FWB's knowledge, do any grounds for any of the foregoing exist).

        (k) MATERIAL CONTRACTS; DEFAULTS. Except for this Agreement, the Stock Option Agreement, those agreements and other documents filed as exhibits to the FWB SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of
    Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

        (l) NO BROKERS. No action has been taken by FWB that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Sandler O'Neill & Partners, L.P.

        (m) EMPLOYEE BENEFIT PLANS. (i) Section 5.03(m)(i) of FWB's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by FWB or any of its Subsidiaries and in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS") or director or former director (the "DIRECTORS") of FWB or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "COMPENSATION AND BENEFIT PLANS"). Neither FWB nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Section 4.01(e) of this Agreement.

           (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and FWB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of FWB, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither FWB nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FWB or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

           (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by FWB or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA AFFILIATE") which is considered one employer with FWB under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA AFFILIATE PLAN"). None of FWB, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to FWB's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of FWB, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

           (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which FWB or any of its Subsidiaries is a party have been timely made or have been reflected on FWB's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
       Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of FWB, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
       Section 412(n) of the Code or pursuant to ERISA.

           (v) Neither FWB nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
       Section 4980B of the Code. There has been no communication to Employees by FWB or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

           (vi) FWB and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

           (vii) With respect to each Compensation and Benefit Plan, if applicable, FWB has provided or made available to SFG, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

           (viii) Except as disclosed on Section 5.03(m)(viii) of FWB's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

           (ix) Except as disclosed on Section 5.03(m)(ix) of FWB's Disclosure Schedule, neither FWB nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

           (x) Except as disclosed on Section 5.03(m)(x) of FWB's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of SFG, FWB or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of FWB on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (n) LABOR MATTERS. Neither FWB nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is FWB or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FWB or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to FWB's knowledge, threatened, nor is FWB aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o) TAKEOVER LAWS. FWB has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "TAKEOVER LAWS") applicable to it, including, without limitation, the Commonwealth of Pennsylvania, and including, without limitation, Subchapters D (Section
    2538), E, F, G, H, I and J of Chapter 25 of the PBCL.

        (p) ENVIRONMENTAL MATTERS. To FWB's knowledge, neither the conduct nor operation of FWB or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to FWB's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To FWB's knowledge, neither FWB nor any of its Subsidiaries has received any notice from any person or entity that FWB or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

        (q) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to FWB and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
    (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of FWB or its Subsidiaries. FWB has made or will make available to SFG true and correct copies of the United States federal income Tax Returns filed by FWB and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither FWB nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by FWB's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in FWB's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither FWB nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the FWB Merger from qualifying as a reorganization within the meaning of
    Section 368(a) of the Code.

           (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

           (iii) FWB and its Subsidiaries will not be liable for any taxes as a result of any Covered Transaction.

        (r) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FWB's own account, or for the account of one or more of FWB's Subsidiaries or their customers (all of which are listed on FWB's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of FWB or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither FWB nor its Subsidiaries, nor to FWB's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

        (s) BOOKS AND RECORDS. The books and records of FWB and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

        (t) INSURANCE. FWB's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by FWB or its Subsidiaries. FWB and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of FWB reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; FWB and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (u) ACCOUNTING TREATMENT. As of the date hereof, it is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

        (v)  DISCLOSURE.  The representations and warranties contained in this
    Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

        (w) YEAR 2000. Neither FWB nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any Office of the Comptroller of the Currency or other Regulatory Authority Year 2000 Report of Examination. FWB has disclosed to SFG a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries and such plan is in material compliance with the schedule set forth in the FFIEC statements.

        (x) MATERIAL ADVERSE CHANGE. FWB has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 1997, except as disclosed in the FWB SEC Documents, that has had a Material Adverse Effect on FWB.

        (y) ABSENCE OF UNDISCLOSED LIABILITIES. Neither FWB nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to FWB on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to FWB on a consolidated basis, except as disclosed in the FWB Financial Statements.

        (z) PROPERTIES. FWB and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the FWB Financial Statements as being owned by FWB as of December 31, 1997 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which FWB or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that FWB or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to FWB's knowledge, the lessor.

        (aa) LOANS. Each loan reflected as an asset in the FWB financial statements as of December 31, 1997 and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $1 million in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 1997, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of FWB or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to 12 C.F.R. Section 563.43, comply therewith.

        (bb) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the FWB Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

        (cc) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which FWB or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, FWB or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

        (dd) DEPOSIT INSURANCE. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

    5.04  REPRESENTATIONS AND WARRANTIES OF SFG.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, SFG hereby represents and warrants to FWB as follows :

        (a) ORGANIZATION, STANDING AND AUTHORITY. SFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. SFG is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. SFG is registered as a bank holding company under the BHCA. CBC is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. CBC is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

        (b) SFG STOCK. (i) As of November 30, 1998, the authorized capital stock of SFG consists of 160,000,000 shares, of which 150,000,000 shares are SFG Common Stock, of which 45,095,083 shares were outstanding as of November 30, 1998, and 10,000,000 shares are SFG serial preferred stock, par value $10.00 per share, of which no shares are outstanding as of November 30, 1998. As of November 30, 1998, except as set forth in its Disclosure Schedule, SFG does not have any Rights issued or outstanding with respect to SFG Common Stock and SFG does not have any commitment to authorize, issue or sell any SFG Common Stock or Rights, except pursuant to this Agreement. The outstanding shares of SFG Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

           (ii) The shares of SFG Common Stock to be issued in exchange for shares of FWB Common Stock in the FWB Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

        (c) SUBSIDIARIES. SFG has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of SFG's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

        (d) CORPORATE POWER. Each of SFG and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and SFG has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

        (e) CORPORATE AUTHORITY; AUTHORIZED AND EFFECTIVE AGREEMENT. Subject in the case of this Agreement to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding shares of SFG Common Stock entitled to vote thereon, this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of SFG and the SFG Board prior to the date hereof and no stockholder approval is required on the part of SFG. The Agreement to Merge, when executed by CBC, shall have been approved by the Board of Directors of CBC and by the SFG Board, as the sole stockholder of CBC. This Agreement is a valid and legally binding agreement of SFG, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

        (f) REGULATORY APPROVALS; NO DEFAULTS. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by SFG or any of its Subsidiaries in connection with the execution, delivery or performance by SFG of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, or the Agreement to Merge, as applicable, with the federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the articles of merger with the DSCP pursuant to the PBCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of SFG Common Stock in the FWB Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, SFG is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

           (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
       (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of SFG or of any of its Subsidiaries or to which SFG or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Code of Regulations (or similar governing documents) of SFG or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT. (i) SFG's supplemental consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, as filed with the SEC on SFG's Current Report on Form 8-K dated October 15, 1998 (which include the financial statements of Mid Am, Inc., Citizens Bancshares, Inc., Century Financial Corporation and Unibank), copies of which have been delivered to FWB, and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 1997 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SFG SEC DOCUMENTS") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SFG SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of SFG and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SFG SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of SFG and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

           (ii) The Ohio Bank and the Unibank financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, copies of which have been delivered to FWB, (A) complied or will comply in all material respects with generally accepted accounting principles, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (iii) Each of Mid Am Inc.'s ("MID AM") and Citizens Bancshares, Inc.'s ("CITIZENS") Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by either of them or any of their respective Subsidiaries subsequent to December 31, 1997 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "THE MID AM/CITIZENS SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of each of Mid Am and Citizens, respectively, and their respective Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Mid Am/Citizens SEC Documents (including any Mid Am/Citizens related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of each of Mid Am and Citizens, respectively, and their respective Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

           (iv) To SFG's knowledge (without any independent investigation), Century Financial Corporation's ("CENTURY") Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1996 and 1997 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1997 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "CENTURY SEC DOCUMENTS") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Century SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Century and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Century SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Century and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

           (v) Since December 31, 1997, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to SFG, except as disclosed in the SFG, Mid Am/Bancshares and Century SEC Documents.

        (h) LITIGATION; REGULATORY ACTION. (i) No litigation, claim or other proceeding before any court or governmental agency is pending against SFG or any of its Subsidiaries and, to the best of SFG's knowledge, no such litigation, claim or other proceeding has been threatened.

           (ii) Neither SFG nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has SFG or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (i)  COMPLIANCE WITH LAWS.  Each of SFG and its Subsidiaries:

           (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

           (iii) has received, since December 31, 1996, no notification or communication from any Governmental Authority (A) asserting that SFG or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or
       (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to SFG's knowledge, do any grounds for any of the foregoing exist).

        (j) BROKERAGE AND FINDER'S FEES. Except for fees payable to its financial advisor, McDonald Investments, Inc. ("MCDONALD"), SFG has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

        (k) TAKEOVER LAWS. SFG has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to SFG.

        (l) ENVIRONMENTAL MATTERS. To SFG's knowledge, neither the conduct nor operation of SFG or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violated Environmental Laws and to SFG's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To SFG's knowledge, neither SFG nor any of its Subsidiaries has received any notice from any person or entity that SFG or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

        (m) TAX MATTERS. (i) All Tax Returns that are required to be filed by or with respect to SFG and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
    (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of SFG or its Subsidiaries. Neither SFG nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by SFG's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in SFG's SEC Documents filed on or prior to the date hereof. As of the date hereof, SFG has no reason to believe that any conditions exist that might prevent or impede the FWB Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

        (n) BOOKS AND RECORDS. The books and records of SFG and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

        (o) INSURANCE. SFG's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by SFG or its Subsidiaries. SFG and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of SFG reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; SFG and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (p) ACCOUNTING TREATMENT. As of the date hereof, SFG is aware of no reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment and is aware of no reason why any other merger of SFG consummated within the prior two years will fail to so qualify.

        (q) CONTRACTS. Neither SFG nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

        (r)  DISCLOSURE.  The representations and warranties contained in this
    Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

        (s) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for SFG's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of SFG or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither SFG nor its Subsidiaries, nor to SFG's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

        (t) YEAR 2000. Neither SFG nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any Year 2000 Report of Examination of any Regulatory Authority. SFG has disclosed to FWB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements.

        (u) MATERIAL ADVERSE CHANGE. SFG has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 1997 that has had a Material Adverse Effect on SFG, except as described in the SFG, Mid Am/Citizens and Century SEC Documents.

        (v) LOANS. Each loan reflected as an asset in the SFG financial statements as of December 31, 1997 and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $1 million in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 1997, CBC is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of SFG or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(b) of the Federal Reserve Act, as amended, or to 12 C.F.R. Section 563.43, comply therewith.

        (w) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the SFG financial statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

        (x) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which SFG or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, SFG or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

        (y) DEPOSIT INSURANCE. The deposits of CBC are insured by the FDIC in accordance with the FDIA, and CBC has paid all assessments and filed all reports required by the FDIA.

                                   ARTICLE VI
                                   COVENANTS

    6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of FWB and SFG agrees to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

    6.02 STOCKHOLDER APPROVALS. FWB agrees to take, in accordance with applicable law and the FWB Articles and FWB By-Laws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by FWB's stockholders for consummation of the FWB Merger (including any adjournment or postponement, the "FWB MEETING"), as promptly as practicable after the Registration Statement is declared effective. The FWB Board shall recommend that its stockholders adopt this Agreement at the FWB Meeting unless otherwise necessary under the applicable fiduciary duties of the FWB Board, as determined by the FWB Board in good faith after consultation with and based upon advice of independent legal counsel. SFG agrees to take, in accordance with applicable law, the SFG Articles and SFG Code, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by SFG's stockholders for consummation of the FWB Merger (including any adjournment or postponement, the "SFG MEETING"), as promptly as practicable after the Registration Statement is declared effective. The SFG Board shall recommend that its stockholders adopt this Agreement at the SFG Meeting unless otherwise necessary under the applicable fiduciary duties of the SFG Board, as determined by the SFG Board in good faith after consultation with and based upon advice of independent legal counsel.

    6.03 REGISTRATION STATEMENT. (a) SFG agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by SFG with the SEC in connection with the issuance of SFG Common Stock in the FWB Merger (including the proxy statement and prospectus and other proxy solicitation materials of FWB constituting a part thereof (the "PROXY STATEMENT") and all related documents). FWB agrees to cooperate, and to cause its Subsidiaries to cooperate, with SFG, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and PROVIDED that FWB and its Subsidiaries have cooperated as required above, SFG agrees to file the Proxy Statement and the Registration Statement (together, the "PROXY/PROSPECTUS") with the SEC as promptly as reasonably practicable. Each of FWB and SFG agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. SFG also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. FWB agrees to furnish to SFG all information concerning FWB, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

    (b) Each of FWB and SFG agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the FWB stockholders and at the time of the FWB Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of FWB and SFG further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

    (c) SFG agrees to advise FWB, promptly after SFG receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of SFG Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

    6.04 PRESS RELEASES. Each of FWB and SFG agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

    6.05 ACCESS; INFORMATION. (a) Each of FWB and SFG agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

    (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

    (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

    6.06 ACQUISITION PROPOSALS. FWB agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, subject to the extent that the FWB Board determines in good faith, after consultations with independent legal counsel that it is required by its fiduciary duties to do so. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than SFG with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. FWB shall promptly (within 24 hours) advise SFG following the receipt by FWB of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise SFG of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

    6.07 AFFILIATE AGREEMENTS. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, FWB shall deliver to SFG a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the FWB Meeting, deemed to be an "affiliate" of FWB (each, a "FWB AFFILIATE") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. FWB shall use its reasonable best efforts to cause each person who may be deemed to be a FWB Affiliate to execute and deliver to FWB on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

    6.08 TAKEOVER LAWS. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

    6.09 CERTAIN POLICIES. Prior to the Effective Date, FWB shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and SFG, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of SFG; PROVIDED, HOWEVER, that FWB shall not be obligated to take any such action pursuant to this Section 6.09 unless and until SFG acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to FWB that SFG's representations and warranties, subject to Section 5.02, are true and correct as of such date and that SFG is otherwise material in compliance with this Agreement. FWB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

    6.10. NASDAQ LISTING. SFG shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the shares of SFG Common Stock to be issued to the holders of FWB Common Stock in the Merger.

    6.11 REGULATORY APPLICATIONS. (a) SFG and FWB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of SFG and FWB shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

    (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

    6.12 INDEMNIFICATION. (a) Following the Effective Date, SFG shall indemnify, defend and hold harmless the present directors, officers and employees of FWB and its Subsidiaries (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that FWB is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Pennsylvania, the FWB Articles and the FWB By-Laws as in effect on the date hereof; PROVIDED that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Pennsylvania law, the FWB Articles and the FWB By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to SFG) selected by SFG and reasonably acceptable to such officer, director or employee.

    (b) For a period of three years from the Effective Time, SFG shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of FWB or any of its Subsidiaries (determined as of the Effective
Time) (as opposed to FWB) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; PROVIDED, HOWEVER, that SFG may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; and PROVIDED, FURTHER, that officers and directors of FWB or any Subsidiary may be required to make application and provide customary representations and warranties to SFG's insurance carrier for the purpose of obtaining such insurance.

    (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify SFG thereof; PROVIDED that the failure so to notify shall not affect the obligations of SFG under Section 6.12(a) unless and to the extent that SFG is actually prejudiced as a result of such failure.

    (d) If SFG or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of SFG shall assume the obligations set forth in this Section 6.12.

    6.13 OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS. The existing employees of FWB shall have the opportunity to continue as employees of SFG or one of its Subsidiaries, on the Closing Date; subject, however, to the right of SFG and its Subsidiaries to terminate any such employees either (i) for "cause" or (ii) pursuant to the procedures set forth in the SFG Workforce Redesign Process previously disclosed to FWB. It is understood and agreed that nothing in this
Section 6.13 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, FWB employees shall continue to participate in the FWB employee benefit plans in effect at the Effective Time unless and until SFG, in its sole discretion, shall determine that FWB employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of SFG and that all or some of the FWB plans shall be terminated or merged into certain employee benefit plans of SFG. Notwithstanding the foregoing, each FWB employee shall be credited with years of FWB (or predecessor) service for purposes of eligibility and vesting in the employee benefit plans of SFG.

    6.14 NOTIFICATION OF CERTAIN MATTERS. Each of FWB and SFG shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

    6.15 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the FWB Merger, during any applicable period, there shall not be a payment of both a SFG and a FWB dividend. The parties further agree that if the Effective Closing Date is at the end of a fiscal quarter, then they will cooperate to assure that the FWB shareholders receive the dividend, if any, declared by FWB rather than the dividend for that period, if any, declared by SFG. FWB intends to change its existing dividend payment policy such that for 1999 its dividends shall be declared with record and payment dates the same as SFG's. To accomplish this program, FWB shall declare a dividend equal to 2/3's of what its normal dividend for its fiscal dividend quarter ended January 31, 1999 would have been, which dividend shall be payable January 4, 1999 to shareholders of record on December 24, 1998. In no event will the selection of the Effective Date cause the stockholders of FWB to lose a quarterly or a portion of a quarterly dividend.

    6.16 SFG BOARD REPRESENTATION. SFG shall cause its Executive Committee to nominate for election Thomas J. O'Shane and Robert C. Duvall to the SFG Board and Thomas J. O'Shane to the Executive Committee, which nominees shall be recommended by FWB and selected by SFG in its discretion. Additional matters regarding future representation are as set forth in a letter dated of even date herewith from SFG.

    6.17 RESULTING BANK BOARD OF DIRECTORS. Following the consummation of the Subsidiary Merger, it is contemplated that six (6) members of the FWB Board of Directors will be selected by SFG to serve as directors of the Resulting Bank to be recommended by FWB and to be selected by SFG in its reasonable discretion.

    6.18 FORMATION OF ADVISORY BOARD. Following the consummation of the Subsidiary Merger, the members of the FWB Board of Directors who do not become members of the Resulting Bank's Board of Directors shall be given the opportunity to serve on an advisory board to the Resulting Bank.

    6.19 ACCOUNTING AND TAX TREATMENT. Each of SFG and FWB agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability to treat the Merger as a "pooling-of-interests" in accordance with GAAP or FWB or the shareholders of FWB to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of SFG and FWB agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability of SFG or FWB (as the case may be) to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

    6.20 NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of SFG and FWB will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

    6.21 CONSENTS. Each of SFG and FWB shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

    6.22 INSURANCE COVERAGE. FWB shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Closing Date.

    6.23 CORRECTION OF INFORMATION. Each of SFG and FWB shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

    6.24 CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 7.1 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "INFORMATION") received by each of FWB and SFG, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section
6.24 shall not apply to information included in the Registration Statement or to be included in the official proxy/prospectus to be sent to the shareholders of FWB and SFG under Section 6.03. FWB and SFG agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. FWB and SFG agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of FWB or SFG to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or
(iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. It is agreed and understood that the obligations of FWB and SFG contained in this Section 6.24 shall survive the Closing. In the event the transactions contemplated by this Agreement are not consummated, FWB and SFG agree to return all copies of the Information provided to the other promptly.

    6.25 SUPPLEMENTAL ASSURANCES. (a) On the date the Registration Statement becomes effective and on the Effective Date, FWB shall deliver to SFG a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of FWB, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    (b) On the date the Registration Statement becomes effective and on the Effective Date, SFG shall deliver to FWB a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of FWB) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

    6.26 EMPLOYMENT AGREEMENT. As a result of the FWB Merger, Thomas J. O'Shane, Chief Executive Officer of FWB, shall be entitled to payment under an existing change in control agreement. Immediately thereafter, SFG shall enter into a new 10-year employment agreement at a base compensation of $275,000 per year plus a 50% incentive compensation opportunity under SFG's incentive compensation plan and an appropriate amount of stock options for the new position on terms and conditions mutually satisfactory to SFG and the said Chief Executive Officer.

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

    7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of SFG and FWB to consummate the Merger is subject to the fulfillment or written waiver by SFG and FWB prior to the Effective Time of each of the following conditions:

        (a) STOCKHOLDER APPROVALS. This Agreement shall have been duly adopted by the requisite vote of the stockholders of SFG and FWB.

        (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the SFG Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on SFG and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the SFG Board reasonably determines would either before or after the Effective Date be unduly burdensome.

        (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of SFG Common Stock to be issued in the FWB Merger shall have been received and be in full force and effect.

        (f) ACCOUNTING TREATMENT. SFG shall have received from Crowe, Chizek and Company, LLP, SFG's independent auditors, a letter, dated the date of or shortly prior to each of the mailing date of the Proxy Statement and the Effective Date, stating its opinion that the Merger shall qualify for pooling-of-interests accounting treatment.

    7.02 CONDITIONS TO OBLIGATION OF FWB. The obligation of FWB to consummate the Merger is also subject to the fulfillment or written waiver by FWB prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SFG set forth in this Agreement shall be true and correct, subject to
    Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and FWB shall have received a certificate, dated the Effective Date, signed on behalf of SFG by the Chief Executive Officer and the Chief Financial Officer of SFG to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF SFG. SFG shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and FWB shall have received a certificate, dated the Effective Date, signed on behalf of SFG by the Chief Executive Officer and the Chief Financial Officer of SFG to such effect.

        (c) TAX OPINION. FWB shall have received an opinion of counsel to SFG, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the FWB Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of FWB who receive shares of SFG Common Stock in exchange for shares of FWB Common Stock, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to SFG's independent auditors may require and rely upon representations contained in letters from FWB and SFG.

        (d) OPINION OF SFG'S COUNSEL. FWB shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to SFG, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) SFG is a corporation duly organized and in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly executed by SFG and constitutes the binding obligation of SFG, enforceable in accordance with its terms against SFG, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, (iii) that, assuming approval of SFG's stockholders, the SFG Common Stock to be issued as Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, and (iv) that, assuming approval of SFG's stockholders, upon the filing of the articles of merger with the DSCP, the FWB Merger shall become effective.

        (e) FAIRNESS OPINION. FWB shall have received a fairness opinion from Sandler O'Neill & Partners, L.P., financial advisor to FWB, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration is fair to the stockholders of FWB from a financial point of view.

    7.03 CONDITIONS TO OBLIGATION OF SFG. The obligation of SFG to consummate the Merger is also subject to the fulfillment or written waiver by SFG prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of FWB set forth in this Agreement shall be true and correct, subject to
    Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and SFG shall have received a certificate, dated the Effective Date, signed on behalf of FWB by the Chief Executive Officer and the Chief Financial Officer of FWB to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF FWB. FWB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and SFG shall have received a certificate, dated the Effective Date, signed on behalf of FWB by the Chief Executive Officer and the Chief Financial Officer of FWB to such effect.

        (c) OPINION OF FWB'S COUNSEL. SFG shall have received an opinion of Kirkpatrick and Lockhart, LLP counsel to FWB, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) FWB is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) this Agreement has been duly executed by FWB and constitutes a binding obligation on FWB, enforceable in accordance with its terms against FWB, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and (iii) that, assuming approval of FWB's stockholders, upon the filing of the articles of merger with the DSCP, the FWB Merger shall become effective.

        (d) AFFILIATE AGREEMENTS. SFG shall have received the agreements referred to in Section 6.07 from each affiliate of FWB.

        (e) FAIRNESS OPINION. SFG shall have received a fairness opinion from McDonald, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration is fair to the stockholders of SFG from a financial point of view.

                                  ARTICLE VIII
                                  TERMINATION

    8.01 TERMINATION. This Agreement may be terminated, and the Acquisition may be abandoned:

        (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of SFG and FWB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) BREACH. At any time prior to the Effective Time, by SFG or FWB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

        (c) DELAY. At any time prior to the Effective Time, by SFG or FWB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the FWB Merger is not consummated by September 30, 1999, except to the extent that the failure of the FWB Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

        (d) NO APPROVAL. By FWB or SFG, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority; (ii) the FWB stockholders fail to adopt this Agreement at the FWB Meeting; or (iii) any of the closing conditions have not been met as required by Article VII hereof.

        (e) SFG COMMON STOCK. By FWB in accordance with the procedures set forth in Exhibit C hereto if its Board of Directors so determines by a vote of the majority of its entire Board of Directors in the event the Average NMS Closing Price (as defined below) of SFG Common Stock is (i) lower than $25.00 AND (ii) is more than ten percent (10%) lower than the average of the NMS Closing Prices of an index of selected, publicly traded, peer group commercial financial institutions set forth on Exhibit C hereto, unless SFG determines to issue additional Merger Consideration such that the condition set forth in (i) above will no longer exist. For purposes of this Section 8.01(e), the term "NMS CLOSING PRICE" shall mean the price per share of the last sale of SFG Common Stock reported on the NASDAQ National Market System at the close of the trading day by the National Association of Securities Dealers, Inc. The term "AVERAGE NMS CLOSING PRICE" shall mean the arithmetic mean of the NMS Closing Prices for the ten (10) trading days immediately preceding the fifth (5th) trading day prior to the receipt of final federal regulatory approval of the Merger.

        (f) DUE DILIGENCE. By SFG, if after SFG conducts its due diligence inquiry of FWB for up to thirty days following the date hereof, the SFG Board determines in good faith, within fifteen days thereafter, that the due diligence inquiry has revealed one or more matters that (i) are inconsistent with any of the representations and warranties of FWB and which have had, constitute or are reasonably likely to have a Material Adverse Effect on FWB, or (ii) in the reasonable judgment of the SFG Board either (A) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on FWB, or (B) deviates materially and adversely from the financial statements for the fiscal year ended December 31, 1997 of FWB.

        (g) DUE DILIGENCE. By FWB, if after FWB conducts its due diligence inquiry of SFG for up to thirty days following the date hereof, the FWB Board determines in good faith, within fifteen days thereafter, that the due diligence inquiry has revealed one or more matters that (i) are inconsistent with any of the representations and warranties of SFG and which have had, constitute or are reasonably likely to have a Material Adverse Effect on SFG, or (ii) in the reasonable judgment of the FWB Board either (A) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on SFG, or (B) deviates materially and adversely from the financial statements for the fiscal year ended December 31, 1997 of SFG.

        (h) FAILURE TO EXECUTE AND DELIVER STOCK OPTION AGREEMENT. By SFG, if at any time prior to the close of business, Eastern Standard Time on December 15, 1998, FWB shall not have executed and delivered the Stock Option Agreement to SFG.

    8.02 EFFECT OF TERMINATION AND ABANDONMENT; ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                   ARTICLE IX
                                 MISCELLANEOUS

    9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.12, 6.13, 6.16, and 6.17 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

    9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the FWB Meeting, this Agreement may not be amended if it would violate the PBCL or the federal securities laws.

    9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

    9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

    9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between FWB and SFG. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by SFG.

    9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                       If to FWB, to:
                       First Western Bancorp, Inc.
                       101 E. Washington
                       New Castle, Pennsylvania 16101
                       Attn: Thomas J. O'Shane, Chairman and CEO

                       With a copy to:
                       First Western Bancorp, Inc.
                       101 E. Washington
                       New Castle, Pennsylvania 16101
                       Attn: Thomas Mansell, General Counsel

                       With a copy to:
                       Kirkpatrick & Lockhart LLP
                       1500 Oliver Building
                       Pittsburgh, Pennsylvania 15222
                       Attn: J. Robert Van Kirk, Esq.

                       If to SFG or to Transitory Sub, to:
                       Sky Financial Group, Inc.
                       10 E. Main Street
                       Salineville, OH 43945
                       Attn: Marty E. Adams, President and COO

                       With a copy to:
                       Sky Financial Group, Inc.
                       221 S. Church Street
                       Bowling Green, OH 43402
                       Attn: W. Granger Souder, General Counsel

                       With a copy to:
                       Squire, Sanders & Dempsey L.L.P.
                       4900 Key Tower
                       127 Public Square
                       Cleveland, Ohio 44114-1304
                       Attention: M. Patricia Oliver, Esq.

    9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, any separate agreement entered into by the parties on even date herewith, and any Stock Option Agreement entered into represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement or Stock Option Agreement). Nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    9.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

              [the rest of this page is intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                FIRST WESTERN BANCORP, INC.

                                By:  /s/ THOMAS J. O'SHANE
                                     -----------------------------------------
                                     Name: Thomas J. O'Shane
                                     Title:  Chairman and CEO

                                SKY FINANCIAL GROUP, INC.

                                By:  /s/ MARTY E. ADAMS
                                     -----------------------------------------
                                     Name: Marty E. Adams
                                     Title:  President and COO

                                FIRST WESTERN ACQUISITION CORPORATION

                                By:  /s/ MARTY E. ADAMS
                                     -----------------------------------------
                                     Name: Marty E. Adams
                                     Title:  CEO

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT ("Agreement"), effective as of this 15th day of December, 1998, by and between Sky Financial Group, Inc., an Ohio corporation ("Grantee"); and First Western Bancorp, Inc., a Pennsylvania corporation ("Grantor");

                                  WITNESSETH:

    A. Grantor and Grantee have entered into an Agreement and Plan of Merger dated as of December 14, 1998 (the "Merger Agreement"), providing for their affiliation with one another.

    B. As further inducement for the parties to consummate the transactions contemplated by the Merger Agreement, Grantor wishes to grant Grantee the Option described herein.

    C. The Board of Directors of Grantor has approved the grant of the Option and the Merger Agreement prior to the date hereof.

    NOW, THEREFORE, the parties agree as follows:

    1. DEFINITIONS. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

    "Applicable Price" shall mean the highest of (i) the highest price per share of Grantor Common Stock paid for any such share by the person or groups described in the definition of a Repurchase Event, (ii) the price per share of Grantor Common Stock received by holders of Grantor Common Stock in connection with any merger or other business combination transaction which is a Purchase Event, or (iii) the highest closing sales price per share of Grantor Common Stock quoted on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ/NMS") (or if Grantor Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by a Grantee) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Grantor's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Grantor as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of Grantor Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or
(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Grantor, which determination shall be conclusive for all purposes of this Agreement.

    "Bank" shall mean a financial institution subsidiary of a party.

    "Burdensome Condition" shall mean, in connection with the grant of a requisite regulatory approval or otherwise, imposition by a governmental entity of any condition or restriction upon the party or one of its Subsidiaries (as defined herein) which would reasonably be expected to either (i) have a material adverse effect after the effective time of the Merger Agreement on the present or prospective consolidated financial condition, business or operating results of the party, or (ii) prevent the parties from realizing the major portion of the economic benefits of the transactions contemplated by the Merger Agreement that they currently anticipate obtaining.

    "Commission" shall mean the Securities and Exchange Commission.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Grantee" shall mean Sky Financial Group, Inc.

    "Grantor" shall mean First Western Bancorp, Inc.

    "Grantor Common Stock" shall mean the respective shares of common stock of the same class for which First Western Bancorp, Inc. is granting an Option under this Agreement.

    "Merger Agreement" shall mean the definitive agreement executed by Sky Financial Group, Inc. and First Western Bancorp, Inc. pursuant to which the parties hereto intend to affiliate.

    "Option" shall mean the option granted by First Western Bancorp, Inc. to Sky Financial Group, Inc. under this Agreement.

    "Person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    "Purchase Event" shall mean any of the following events or transactions occurring after the date of this Agreement with respect to the Grantor:

    (i) the Grantor or any of its Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") (each hereinafter individually referred to as a "Subsidiary" and collectively, as the "Subsidiaries")), without having received the Grantee's prior written consent, shall have entered into an agreement with, or the Board of Directors of Grantor shall have recommended that the shareholders of Grantor approve or accept a transaction with any person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated by the Merger Agreement, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of the Grantor or any of its Subsidiaries, or (z) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of such Grantor or any of its Subsidiaries (other than pursuant to this Agreement);

    (ii) any person (other than the Grantor or its Bank in a fiduciary capacity, or Grantee or a Grantee Bank in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of such Grantor Common Stock after the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

   (iii) Grantor shall have willfully breached this Agreement in any material respect, which breach shall not have been cured within fifteen (15) days after notice thereof is given by Grantor to Grantee;

    (iv) any person other than Grantee shall have made a bona fide Takeover Proposal to the Grantor by public announcement or written communication that is or becomes the subject of public disclosure, and following such bona fide Takeover Proposal, the shareholders of the Grantor vote not to adopt the Merger Agreement;

    (v) Grantor shall have breached the Merger Agreement following a bona fide Takeover Proposal to such Grantor or any of its Subsidiaries, which breach would entitle a Grantee to terminate the Merger Agreement and such breach shall not have been cured prior to the Notice Date (as defined below);

    (vi) the shareholders of Grantor shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an acquisition transaction; or

   (vii) the Grantor Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee, its recommendation that the shareholders of Grantor approve the transactions contemplated by the Merger Agreement, or Grantor or any Grantor Subsidiary or group of Grantor Subsidiaries that is, or would on an aggregate basis constitute, a Significant Subsidiary shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an acquisition transaction with any person other than Grantee or a Grantee Subsidiary.

    If more than one of the transactions giving rise to a Purchase Event under this Agreement is undertaken or effected, then all such transactions shall be deemed to give rise only to one Purchase Event with respect to the Option, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

    "Repurchase Event" shall mean if (i) any person (other than the Grantee or any subsidiary of the Grantee) shall have acquired actual ownership or control, or any "group" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired actual ownership or control, of 35% or more of the then outstanding shares of Grantor Common Stock, or (ii) any Purchase Event shall be consummated.

    "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Grantor or any of its Subsidiaries or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of the Grantor or any of its Subsidiaries, other than the transactions contemplated by the Merger Agreement. If Grantor receives an unsolicited Takeover Proposal, it shall notify Grantee promptly of the receipt of such Takeover Proposal, it being understood, however, that the giving of such notice by Grantor shall not be a condition to the right of Grantee to exercise the Option.

    2.  GRANT OF OPTION.

        Subject to the terms and conditions set forth herein, Grantor hereby grants to Grantee an unconditional, irrevocable Option to purchase up to 19.9% (i.e., 2,269,357 shares as of the date of this Agreement) of Grantor Common Stock at an exercise price of $28.50 per share payable in cash as provided in Section 4. In the event the Grantor issues or agrees to issue any shares of Grantor Common Stock (other than as permitted under the Merger Agreement at a price less than the exercise price per share set forth in this section (as adjusted pursuant to Section 6), the exercise price of the Option shall be such lesser price.

    3.  EXERCISE OF OPTION.

    (a) Unless the Grantee shall have breached in any material respect any material covenant, representation or warranty contained in this Agreement or the Merger Agreement and such breach shall not have been cured, the Grantee may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event shall have occurred with respect to the Grantor and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the effective date of the transaction contemplated by the Merger Agreement, or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by the Grantor of the Merger Agreement or following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the respective Grantor's articles), or (iii) 12 months after termination of the Merger Agreement due to a willful breach by the Grantor of the Merger Agreement or, following the occurrence of a Purchase Event, failure of the Grantor's shareholders to approve the Merger Agreement by the vote required under applicable law or under the Grantor's articles. Any exercise of the Option shall be subject to compliance with applicable provisions of law.

    (b) In the event the Grantee wishes to exercise the Option, it shall send to the Grantor a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than 60 business days after the Notice Date for the closing of such purchase ("Closing Date"). If prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, the Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this section shall run instead from the date on which any required notification period has expired or been terminated or any requisite approval has been obtained and any requisite waiting period shall have passed.

    4.  PAYMENT AND DELIVERY OF CERTIFICATES.

    (a) At the closing referred to in Section 3, the Grantee shall pay to the Grantor the aggregate purchase price for the shares of Grantor Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Grantor. Grantor shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4 in the name of the Grantee or its assignee, transferee or designee.

    (b) At such closing, simultaneously with the delivery of funds as provided in Section 4(a), the Grantor shall deliver to the Grantee a certificate or certificates representing the number of shares of Grantor Common Stock purchased by the Grantee, and the Grantee shall deliver to the Grantor a letter agreeing that Grantee will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (c) Certificates for Grantor Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

           The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option
           Agreement dated December   , 1998, between the registered
           holder hereof and [Grantor] (a copy of which agreement is on file at the principal office of [Grantor]). A copy of such agreement will be provided to the holder hereof without charge within five days after receipt by [Grantor] of a written request therefor. The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, transferred, or hypothecated except pursuant to an opinion of counsel satisfactory to the corporation that such transfer is lawful.

        The above legend shall be removed or modified as appropriate by delivery of substitute certificate(s) without such legend if the Grantee shall have delivered to the Grantor a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Grantor, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended.

    5.  REPRESENTATIONS.

        The Grantor represents, warrants and covenants to the Grantee as follows:

    (a) Grantor agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Grantor; (iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice of the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Grantee to exercise the Option and Grantor duly and effectively to issue shares of Common Stock pursuant thereto; and (iv) promptly to take all action provided herein to protect the rights of the Grantee against dilution.

    (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued and fully paid.

    (c) Grantor has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by such party.

    (d) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate shareholder and regulatory approvals) will violate or result in any violation of or be in conflict with or constitute a default under any term of the articles, regulations or by-laws of such party or any agreement, instrument, judgment, decree, statute, rule or order applicable to such party.

    6.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

        The Grantor agrees that, in the event of any change in its Grantor Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. The Grantor agrees that, in the event that any additional shares of its Grantor Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of its Grantor Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals the same percentage (as that on the date of this Agreement) of the number of shares of Grantor Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize the Grantor to breach any provision of the Merger Agreement.

    7.  REGISTRATION RIGHTS.

        If requested by the Grantee, the Grantor shall as expeditiously as possible file a registration statement on a form of general use under the Securities Act of 1933 if necessary in order to permit the sale or other disposition of the shares of Grantor Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by the Grantee. The Grantee shall provide all information reasonably requested by the Grantor for inclusion in any registration statement to be filed hereunder. The Grantor will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first registration effected under this Section 7 shall be at the Grantor's expense, except for underwriting commissions and the fees and disbursements of the Grantee's counsel attributable to the registration of such Grantor Common Stock. A second registration may be requested hereunder at the Grantee's expense. In no event shall Grantor be required to effect more than two registrations hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by the Grantor of other Grantor Common Stock. If requested by the Grantee, in connection with any such registration, Grantor will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements in respect of issuers of shares being sold by a selling shareholder. Upon receiving any request from a Grantee or permitted assignee thereof under this Section 7, Grantor agrees to send a copy of the registration statement and prospectus and each amendment to the Grantee and to any permitted assignee thereof known to Grantor, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

    8.  TERMINATION.

        This Agreement may be terminated at any time prior to the effective date of the transaction set forth in the Merger Agreement, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval by the stockholders of the matters presented in connection with the Merger Agreement:

    (a) by mutual consent of Grantee and Grantor;

    (b) by either Grantee or Grantor if the Federal Reserve Board shall have issued an order denying approval of the transaction set forth in the Merger Agreement or if any governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the Merger Agreement, or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

    (c) by either Grantee or Grantor if the transactions contemplated by the Merger Agreement shall not have been consummated on or before September 30, 1999, unless such date is extended by mutual consent of the parties hereto;

    (d) by either Grantee or Grantor if no Purchase Event has occurred and if any approval of their shareholders required for the consummation of the transactions set forth in the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly called and held meeting of shareholders or at any adjournment thereof.

    (e) by Grantor, if, on or prior to January 31, 1999, Grantor terminates the Merger Agreement pursuant to the provisions of Section 8.01(g) thereof; or

    (f) by Grantor, if, on or prior to January 31, 1999, Grantee terminates the Merger Agreement pursuant to the provisions of Section 8.01(f) thereof.

    9.  EFFECT OF TERMINATION.

    (a) In the event of termination of this Agreement by any party as provided in Section 8, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except (i) Sections 11, 12, 13 and 14 of this Agreement shall survive the termination and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    (b) If a Purchase Event occurs with respect to the Grantor, then in such event Grantor shall pay to the Grantee, within five business days after a termination of this Agreement following such an event, the reasonable expenses of Grantee incurred in connection with this Agreement and the transactions set forth in the Merger Agreement, but not more than $75,000.

    10. ACCESS TO INFORMATION.

        During the term of this Agreement, each party will afford each of the other parties full and free access during normal business hours to such party, its personnel, properties, contracts, books and records, and all other documents and data.

    11. CONFIDENTIALITY.

        Except as and to the extent required by law, no party will disclose or use, and will direct its representatives not to disclose or use, any Confidential Information (as defined below) with respect to the other parties furnished or to be furnished by such other parties, or their respective representatives to the party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. For purposes of this section, "Confidential Information" means any information about the Merger Agreement and this Agreement as well as any information about a party stamped "confidential" or identified in writing as such promptly following its disclosure, unless (i) such information is already known to the party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the party or its representatives, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions set forth in the Merger Agreement, or (c) the furnishing or use of such information is required by or necessary in connection with legal proceedings. In the event the transaction contemplated by this Agreement are not consummated, each of the other parties will promptly return or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.

    12. EXCLUSIVE DEALING.

        Grantor agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any acquisition proposal ("Acquisition Proposal"); subject to the extent the Grantor Board of Directors determines in good faith, after consultations with independent legal counsel that it is required by its fiduciary duties to do so. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Grantee with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Grantor shall promptly (within 24 hours) advise Grantee following the receipt by Grantor of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Grantee of any material developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

    13. DISCLOSURE.

        Except as and to the extent required by law, without the prior written consent of the other parties, no party will, and each will direct its representatives not to, make directly or indirectly any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction among the parties or any of the terms, conditions or other aspects of the transaction proposed in this Agreement. If a party is required by law to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

    14. COSTS.

        Except as otherwise expressly agreed, each party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with this Agreement and in pursuing or consummating the Merger Agreement.

    15. SEVERABILITY.

        If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that applicable law will not permit the Grantee to acquire the full number of shares of Grantor Common Stock provided in
    Section 2 (as adjusted pursuant to Section 6), it is the express intention of the Grantor to allow the Grantee to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

    16. MISCELLANEOUS.

    (a) THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    (b) ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

    (c) ASSIGNMENT. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other parties, except that in the event a Purchase Event shall have occurred and be continuing, the Grantee may assign in whole or in part its rights and obligations hereunder; provided, however, that Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Grantor,
       (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on the Grantee's behalf, or (iv) any other manner approved by applicable regulatory authorities.

    (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by registered or certified mail, postage prepaid, express service, personal delivery, telecopy or telefacsimile to the following addresses:

       If to FWB, to:First Western Bancorp, Inc.
           101 E. Washington
           New Castle, Pennsylvania 16101
           Attn: Thomas J. O'Shane, President and CEO

       With a copy to:First Western Bancorp, Inc.
           101 E. Washington
           New Castle, Pennsylvania 16101
           Attn: Thomas Mansell, General Counsel
           With a copy to:
           Kirkpatrick & Lockhart LLP
           1500 Oliver Building
           Pittsburgh, Pennsylvania 15222
           Attn: J. Robert Van Kirk, Esq.

       If to SFG, to:
           SFG Group, Inc.
           10 E. Main Street
           Salineville, OH 43945
           Attn: Marty E. Adams, President and COO

       With a copy to:
           SFG Group, Inc.
           221 S. Church Street
           Bowling Green, OH 43402
           Attn: W. Granger Souder, General Counsel

       With a copy to:
           Squire, Sanders & Dempsey L.L.P.
           4900 Key Tower
           127 Public Square
           Cleveland, Ohio 44114-1304
           Attention: M. Patricia Oliver, Esq.

    (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    (f) SPECIFIC PERFORMANCE. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by any party hereto and that this Agreement may be enforced by a party hereto through injunctive or other equitable relief.

    (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

    17. REPURCHASE AT THE OPTION OF GRANTEE.

    (a) At the request of the Grantee at any time commencing upon the first occurrence of a Repurchase Event and ending 12 months immediately thereafter, Grantor shall repurchase from Grantee (i) the Option and (ii) all shares of Grantor Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 17 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to the sum of:

        (i) the aggregate purchase price paid by Grantee for any shares of Grantor Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

        (ii) the excess, if any, of (x) the Applicable Price for each share of Grantor Common Stock over (y) the purchase price (subject to adjustment pursuant to Section 6 hereof, multiplied by the number of shares of Grantor Common Stock with respect to which the Option has not been exercised; and

       (iii) the excess, if any, of the Applicable Price over the purchase price (subject to adjustment pursuant to Section 6 hereof paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred), payable by Grantee for each share of Grantor Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

    (b) If Grantee exercises its rights under this section, Grantor shall, within 10 business days after the Request Date, pay the Grantor Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Grantor the Option and the certificates evidencing the shares of Grantor Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board or other regulatory authority is required in connection with the repayment of all or any portion of the Repurchase Consideration Grantee shall have the ongoing option to revoke its request for repurchase pursuant to this section, in whole or in part, or to require that Grantor deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the Federal Reserve Board or any other regulatory authority disapproves of any part of Grantor's proposed repurchase pursuant to the section, Grantor shall promptly give notice of such fact to Grantee. If the Federal Reserve Board or other agency prohibits the repurchase in part but not in whole, then Grantee shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by the Federal Reserve Board or other agency, determine whether the purchase should apply to the Option and or Option shares and to what extent to each, and Grantee shall thereupon have the right to exercise the Option as to the number of Option shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to this section and the number of shares covered by the portion of the Option (if any) that has been repurchased. Grantee shall notify Grantor of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the purchase.

    Notwithstanding anything herein to the contrary, all of Grantee's rights under this section shall terminate on the date of termination of this Option.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year set forth in the first paragraph above.

                                SKY FINANCIAL GROUP, INC.

                                By:  /s/ MARTY E. ADAMS
                                     -----------------------------------------
                                     Marty E. Adams, President and
                                     Chief Operating Officer

                                FIRST WESTERN BANCORP, INC.

                                By:  /s/ THOMAS J. O'SHANE
                                     -----------------------------------------
                                     Thomas J. O'Shane, President and
                                     Chief Executive Officer

                                                                         ANNEX C

                                              December 14, 1998

Board of Directors

Sky Financial Group, Inc.

221 South Church Street

Bowling Green, OH 43402

Ladies and Gentlemen:

    You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, without par value (the "Sky Financial Common"), of Sky Financial Group, Inc. ("Sky Financial") of the exchange ratio as set forth in the Agreement and Plan of Merger dated as of December 14, 1998 (the "Agreement"), by and between Sky Financial and First Western Bancorp, Inc. ("First Western").

    The Agreement provides for the merger (the "Merger") of First Western with and into Sky Financial, pursuant to which, among other things, at the Effective Date (as defined in the Agreement), each outstanding share of First Western common stock, par value $5.00 per share ("First Western Common"), will be exchanged for 1.211 shares of Sky Financial Common as set forth in the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement.

    McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    We have acted as Sky Financial's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

    (i) Reviewed Mid Am Inc.'s and Citizens Bancshares, Inc.'s Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited fianncial statements contained therein; and Mid Am, Inc.'s and Citizens Bancshares, Inc.'s Quarterly Report on Form 10-Q for the three month periods ended September 30, 1998, June 30, 1998 and March 31, 1998; and Sky Financial's Registration Statement on Form S-4 dated September 16, 1998;

    (ii) Reviewed First Western's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited fianncial statements contained therein; and First Western's Quarterly Report on Form 10-Q for the three month periods ended September 30, 1998, June 30, 1998 and March 31, 1998;

   (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Sky Financial and First Western provided to us or publicly available;

    (iv) Participated in meetings and telephone conferences with members of senior management of Sky Financial and First Western concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

    (v) Reviewed certain stock market information for the Sky Financial Common and First Western Common and compared it with similar information for certain companies, the securities of which are publicly traded;

Board of Directors
December 14, 1998
Page 2

    (vi) Compared the results of operations and financial condition of Sky Financial and First Western with that of certain companies which we deemed to be relevant for purposes of this opinion;

   (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

  (viii) Reviewed the Agreement dated December 14, 1998 and its schedules and exhibits and certain related documents; and

    (ix) Performed such other reviews and analyses as we have deemed appropriate.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Sky Financial and First Western contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we did not conduct a physical inspection of any of the assets, properties or facilities of either Sky Financial or First Western, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Sky Financial or First Western. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared or reviewd by management of Sky Financial and First Western, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of Sky Financial and First Western as to the future performance of Sky Financial, First Western, and Sky Financial and First Western combined, as the case may be. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free treatment of the Merger to the holders of Sky Financial Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

    We received a fee for our services as financial advisor to Sky Financial in connection with the Merger (including our services in rendering this opinion).

    In the ordinary course of business, we may actively trade securities of Sky Financial and First Western for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

    This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio, to the holders of Sky Financial Common, and does not address the underlying business decision by Sky Financial's Board of Directors to effect the Merger or any other terms of the Merger, and does not constitute a recommendation to any Sky Financial shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent our opinion as to what the value of the Sky Financial Common or First Western Common may be at the Effective Date of the Merger or as to the prospects of Sky Financial's business or First Western's business.

    This opinion is directed to the Board of Directors of Sky Financial and may not be reproduced, sumarized, described or referred to or given to any other person without our prior written consent.

Board of Directors
December 14, 1998
Page 3
Notwithstanding the foregoing, this opinion may be included in a proxy statement to be mailed to the holders of Sky Financial Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form acceptable to us and our counsel.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of the Sky Financial Common from a financial point of view.

                                          Very truly yours,

                                          MCDONALD INVESTMENTS INC.

                                                                         ANNEX D

May   , 1999

Board of Directors
First Western Bancorp, Inc.
101 East Washington Street
New Castle, PA 16103

Ladies and Gentlemen:

    First Western Bancorp, Inc. ("First Western") and Sky Financial Group, Inc. ("Sky Financial") have entered into an Agreement and Plan of Merger, dated as of December 14, 1998 and amended and restated as of April 19, 1999 (the "Agreement"), pursuant to which First Western will be merged with and into Sky Financial (the "Merger"). Upon consummation of the Merger, each share of First Western common stock, par value $5.00 per share, issued and outstanding immediately prior to the effective time of the Merger (the "First Western Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.211 shares (the "Exchange Ratio") of Sky Financial common stock, without par value. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of First Western Shares.

    Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated December 15, 1998, by and between First Western and Sky Financial; (iii) certain publicly available financial statements of First Western and other historical financial information provided by First Western that we deemed relevant; (iv) certain publicly available financial statements of Sky Financial (filed under the company's former name, Citizens Bancshares, Inc.), Mid Am, Inc. ("Mid Am") and The Ohio Bank and other historical financial information provided by Sky Financial that we deemed relevant; (v) certain financial analyses and forecasts of First Western prepared by and/or reviewed with management of First Western and the views of senior management of First Western regarding First Western's past and current business, operations, results thereof, financial condition and future prospects; (vi) certain financial analyses and forecasts of Sky Financial prepared by and/or reviewed with management of Sky Financial and the views of senior management of Sky Financial regarding Sky Financial's past and current business, operations, results thereof, financial condition and future prospects; (vii) the pro forma impact of the Merger; (viii) the publicly reported historical price and trading activity for First Western's and Sky Financial's common stock, including a comparison of certain financial and stock market information for First Western, Sky Financial and Mid Am with similar publicly available information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the commercial banking industry, to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. In connection with rendering this opinion, we were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties other than one third party specifically identified to us by First Western.

    In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Western or Sky Financial or any of their subsidiaries, or the collectibility of

Board of Directors
First Western Bancorp, Inc.
May   , 1999
Page 2
any such assets, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of First Western and Sky Financial and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in First Western's or Sky Financial's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that First Western and Sky Financial will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will be accounted for as a pooling of interests and will qualify as a tax-free reorganization for federal income tax purposes.

    Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, review or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Sky Financial common stock will be when issued to First Western's shareholders pursuant to the Agreement or the prices at which First Western's or Sky Financial's common stock will trade at any time.

    We have acted as First Western's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for First Western and have received compensation for such services. As we have previously advised you, in the past we have also provided certain investment banking services for Sky Financial, including acting as its financial advisor in connection with its merger with Mid Am and its acquisition of The Ohio Bank, and expect to continue to provide similar investment banking services to Sky Financial, and have received, and expect to continue to receive, compensation for such services.

    In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to First Western and Sky Financial. We may also actively trade the debt and equity securities of First Western and Sky Financial for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion is directed to the Board of Directors of First Western in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of First Western as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; PROVIDED, HOWEVER, that we hereby consent to the inclusion of this opinion as an annex to First Western's and Sky Financial's Joint Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

Board of Directors
First Western Bancorp, Inc.
May   , 1999
Page 3

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of First Western Shares.

                                          Very truly yours,

                                                                         ANNEX E

                    DISSENTERS' RIGHTS UNDER SECTION 1701.85
                            OF THE OHIO REVISED CODE

       DISSENTERS' RIGHTS UNDER SECTION 1701.85 OF THE OHIO REVISED CODE

1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES

    (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

    (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

    (3)  The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

    (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

    (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

    (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of The certificates representing the shares for which the payment is made.

    (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

    (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

    (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

    (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

    (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

    (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

    (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

    (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

    (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

        (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of Liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

        (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

    (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or master therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

    (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

        (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

        (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

        (c)  By the shareholders;

        (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

        Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

    (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

            (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

            (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

        (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

    (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

    (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

    (8) The authority of a corporation to indemnify persons pursuant to division
(E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and
(2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

    (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

        Section 33 of the code of regulations of Sky Financial Group, Inc. states as follows:

        Section 33. Indemnification. The corporation shall indemnify any director or officer and any former director or officer of the corporation and any such director or officer who is serving or has served at the request of the corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgment fines, and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided for herein shall not be deemed to restrict the power of the corporation (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer or employee of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

        In addition, Sky Financial has entered into indemnification agreements with each of its directors and executive officers which expand the indemnitees' rights in the event that Ohio law and Sky Financial's code of regulations are further changed. Pursuant to the agreements, indemnitees receive the highest available of the following: (i) the benefits provided by Sky Financial's code of regulations as of the date of the agreement; (ii) the benefits provided by Sky Financial's code of regulations in effect at the time that indemnification expenses are incurred; (iii) the benefits allowable under Ohio law which is in effect on the date of the agreement; (iv) the benefits allowable under the law of the jurisdiction under which Sky Financial exists at the time indemnifiable expenses are incurred; (v) the benefits available under liability insurance obtained by Sky Financial; (vi) the benefits which would have been available to the indemnitee under a Sky Financial insurance policy which was in effect prior to and expired on May 8, 1986; or (vii) such other benefits that are or may be otherwise available to the indemnitee. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

  EXHIBIT NO.                                                  EXHIBIT
---------------  ---------------------------------------------------------------------------------------------------
        2        Agreement and Plan of Merger, dated as of December 14, 1998 as amended and restated as of April 19, 1999 by and among Sky Financial Group, Inc.,
                   First Western Bancorp, Inc. and First Western Acquisition Corporation
                   (included as Annex A to the Joint Proxy Statement/Prospectus)
        3.1      Registrant's Sixth Amended and Restated Articles of Incorporation
        3.2      Registrant's Code of Regulations, as amended
        5        Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality
        8        Form of Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax matters
       12.1      Fairness Opinion of McDonald Investments, Inc. (included as Annex C to the
                   Joint Proxy Statement/Prospectus)
       12.2      Fairness Opinion of Sandler O'Neill & Partners, L.P. (included as Annex D to the Joint Proxy Statement/Prospectus)
       15        Letter re: unaudited interim financial information
       23.1      Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)
       23.2      Consent of McDonald Investments, Inc.
       23.3      Consent of Sandler O'Neill & Partners, L.P.
       23.4      Consent of Crowe, Chizek and Company LLP
       23.5      Consent of Deloitte & Touche LLP
       24        Power of Attorney (included as part of the Signature Page to the Form S-4
                   Registration Statement)
       99.1      Proxy Card of Sky Financial Group, Inc.
       99.2      Proxy Card of First Western Bancorp, Inc.
       99.3      Stock Option Agreement, dated as of December 15, 1998, by and between
                   Sky Financial Group, Inc. and First Western Bancorp., Inc. (included as
                   Annex B to the Joint Proxy Statement/Prospectus)
       99.4      Consent of Person Named as About to Become a Director
       99.5      Consent of Person Named as About to Become a Director

ITEM 22.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3; and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The undersigned registrant hereby undertakes that every prospectus
    (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the

    Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the 1933 Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bowling Green, Ohio on May 21, 1998.

                                SKY FINANCIAL GROUP, INC.

                                By:              /s/ MARTY E. ADAMS
                                     -----------------------------------------
                                                   Marty E. Adams
                                       PRESIDENT AND CHIEF OPERATING OFFICER

    Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      /s/ MARTY E. ADAMS                                       May 21, 1999
------------------------------  President, Chief Operating   -----------------
        Marty E. Adams            Officer and Director             Date

                                Chairman of the Board,
                                  Chief Executive Officer,
    /s/ DAVID R. FRANCISCO        Treasurer, Principal         May 21, 1999
------------------------------    Executive Officer,         -----------------
      David R. Francisco          Principal Financial              Date
                                  Officer and Director

     /s/ EDWARD J. REITER       Senior Chairman of the         May 21, 1999
------------------------------    Board of Directors and     -----------------
       Edward J. Reiter           Director                         Date

     /s/ JAMES C. MCBANE        Vice Chairman of the Board     May 21, 1999
------------------------------    of Directors and           -----------------
       James C. McBane            Director                         Date

   /s/ FRED H. JOHNSON, III                                    May 21, 1999
------------------------------  Director                     -----------------
     Fred H. Johnson, III                                          Date

     /s/ KEITH D. BURGETT                                      May 21, 1999
------------------------------  Director                     -----------------
       Keith D. Burgett                                            Date

     /s/ WILLARD L. DAVIS                                      May 21, 1999
------------------------------  Director                     -----------------
       Willard L. Davis                                            Date

   /s/ KENNETH E. MCCONNELL                                    May 21, 1999
------------------------------  Director                     -----------------
     Kenneth E. McConnell                                          Date

     /s/ GLENN F. THORNE                                       May 21, 1999
------------------------------  Director                     -----------------
       Glenn F. Thorne                                             Date

  /s/ GERARD P. MASTROIANNI                                    May 21, 1999
------------------------------  Director                     -----------------
    Gerard P. Mastroianni                                          Date

     /s/ DEL E. GOEDEKER                                       May 21, 1999
------------------------------  Director                     -----------------
       Del E. Goedeker                                             Date

    /s/ JOSEPH W. TOSH, II                                     May 21, 1999
------------------------------  Director                     -----------------
      Joseph W. Tosh, II                                           Date

      /s/ H. LEE KINNEY                                        May 21, 1999
------------------------------  Director                     -----------------
        H. Lee Kinney                                              Date

     /s/ GERALD D. ALLER                                       May 21, 1999
------------------------------  Director                     -----------------
       Gerald D. Aller                                             Date

      /s/ DAVID A. BRYAN                                       May 21, 1999
------------------------------  Director                     -----------------
        David A. Bryan                                             Date

    /s/ D. JAMES HITTICKER                                     May 21, 1999
------------------------------  Director                     -----------------
      D. James Hitticker                                           Date

    /s/ MARILYN O. MCALEAR                                     May 21, 1999
------------------------------  Director                     -----------------
      Marilyn O. McAlear                                           Date

    /s/ THOMAS S. NONEMAN                                      May 21, 1999
------------------------------  Director                     -----------------
      Thomas S. Noneman                                            Date

   /s/ EMERSON J. ROSS, JR.                                    May 21, 1999
------------------------------  Director                     -----------------
     Emerson J. Ross, Jr.                                          Date

   /s/ DOUGLAS J. SHIERSON                                     May 21, 1999
------------------------------  Director                     -----------------
     Douglas J. Shierson                                           Date

   /s/ C. GREGORY SPANGLER                                     May 21, 1999
------------------------------  Director                     -----------------
     C. Gregory Spangler                                           Date

    /s/ ROBERT E. STEARNS                                      May 21, 1999
------------------------------  Director                     -----------------
      Robert E. Stearns                                            Date

    The undersigned attorney-in-fact, by signing his name below, does hereby sign this registration statement on Form S-4 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

  /s/ W. GRANGER SOUDER, JR.
------------------------------
    W. Granger Souder, Jr.
       ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

   EXHIBIT NO.                                           DESCRIPTION                                           PAGE NO.
-----------------  ---------------------------------------------------------------------------------------  ---------------
           2       Agreement and Plan of Merger, dated as of December 14, 1998 as amended and restated as of April 19, 1999 by and among Sky Financial Group, Inc., First Western Bancorp, Inc.
                     and First Western Acquisition Corporation (included as Annex A to the Joint Proxy
                     Statement/Prospectus)

           3.1     Registrant's Sixth Amended and Restated Articles of Incorporation

           3.2     Registrant's Code of Regulations, as amended

           5       Opinion of Squire, Sanders & Dempsey L.L.P. regarding legality

           8       Form of Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax matters

          12.1     Fairness Opinion of McDonald Investments Inc. (included as Annex C to the Joint Proxy
                     Statement/Prospectus)

          12.2     Fairness Opinion of Sandler O'Neill & Partners, L.P. (included as Annex D to the Joint
                     Proxy Statement/Prospectus)

          15       Letter re: unaudited interim financial information

          23.1     Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)

          23.2     Consent of McDonald Investments, Inc.

          23.3     Consent of Sandler O'Neill & Partners, L.P.

          23.4     Consent of Crowe, Chizek and Company LLP

          23.5     Consent of Deloitte & Touche LLP

          24       Power of Attorney (included as part of the Signature Page to the Form S-4 Registration
                     Statement)

          99.1     Proxy Card of Sky Financial Group, Inc.

          99.2     Proxy Card of First Western Bancorp, Inc.

          99.3     Stock Option Agreement, dated as of December 15, 1998, by and between Sky Financial
                     Group, Inc. and First Western Bancorp., Inc. (included as Annex B to the Joint Proxy
                     Statement/Prospectus)

          99.4     Consent of Person Named as About to Become a Director

          99.5     Consent of Person Named as About to Become a Director